-------------------------------------------------------------------------------
-------------------------------------------------------------------------------






                                CREDIT AGREEMENT

                                     among

                              SILGAN CORPORATION,
                         SILGAN CONTAINERS CORPORATION,
                          SILGAN PLASTICS CORPORATION,

                                 VARIOUS BANKS,

                             BANKERS TRUST COMPANY,
                            as ADMINISTRATIVE AGENT,

                                BANK OF AMERICA
                                   ILLINOIS,
                            AS DOCUMENTATION AGENT,

                                      and

              BANKERS TRUST COMPANY and BANK OF AMERICA ILLINOIS,
                                as CO-ARRANGERS

               --------------------------------------------------

                           Dated as of August 1, 1995

               --------------------------------------------------





-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

                                                                          Page
                                                                          ----

 Section 1. Amount and Terms of Credit.....................................  1
         1.01 Commitments..................................................  1
         1.02 Minimum Amount of Each Borrowing.............................  5
         1.03 Notice of Borrowing..........................................  6
         1.04 Disbursement of Funds........................................  7
         1.05 Notes........................................................  7
         1.06 Conversions..................................................  9
         1.07 Pro Rata Borrowings.......................................... 10
         1.08 Interest..................................................... 10
         1.09 Interest Periods............................................. 11
         1.10 Increased Costs, Illegality, etc............................. 12
         1.11 Compensation................................................. 14
         1.12 Change of Applicable Lending Office.......................... 14
         1.13 Replacement of Banks......................................... 15
         1.14 Eurodollar Loans Prior to the Syndication Date............... 16

 Section 2. Letters of Credit.............................................. 16
         2.01 Letters of Credit............................................ 16
         2.02 Minimum Stated Amount........................................ 18
         2.03 Letter of Credit Requests.................................... 18
         2.04 Letter of Credit Participations.............................. 18
         2.05 Agreement to Repay Letter of Credit Drawings................. 20
         2.06 Increased Costs.............................................. 21

 Section 3. Fees; Commitments; Reductions of Commitments................... 22
         3.01 Fees......................................................... 22
         3.02 Voluntary Termination of Revolving Commitments............... 23
         3.03 Mandatory Reduction or Termination of Commitments............ 24

 Section 4. Prepayments; Payments; Commitment Reductions................... 25
         4.01 Voluntary Prepayments........................................ 25
         4.02 Mandatory Prepayments; Commitment and Available
                 Amount Reductions......................................... 26
         4.03 Method and Place of Payment.................................. 32
         4.04 Net Payments................................................. 32


                                      (i)

                                                                          Page
                                                                          ----

 Section 5. Conditions Precedent........................................... 34
         5.01 Conditions to Loans on the Initial Borrowing Date............ 34
                (a) Execution of Agreement; Notes.......................... 34
                (b) Officer's Certificate.................................. 34
                (c) Opinions of Counsel.................................... 34
                (d) Corporate D cuments; Proceedings....................... 34
                (e) Plans; Shareholders' Agreements;
                      Management Agreements; Debt Agreements............... 35
                (f) Repayment and Termination of Commitments
                      under the Existing Credit Agreements................. 35
                (g) The Acquisition........................................ 36
                (h) Guaranties............................................. 36
                (i) Contribution Agreement................................. 36
                (j) Pledge Agreements...................................... 36
                (k) Security Agreement..................................... 37
                (l) Mortgages; Title Insurance; Surveys; etc............... 38
                (m) Adverse Change, etc.................................... 39
                (n) Litigation............................................. 40
                (o) Fees, etc.............................................. 41
                (p) Solvency Certificate; Environmental Analyses........... 41
                (q) Notices to Holders of Certain Indebtedness
                      and to the Collateral Agent.......................... 41
                (r) Consent Letter......................................... 42
                (s) Financial Projections.................................. 42
                (t) Initial Borrowing Base Certificate and Report
                      of Inventory and Accounts Receivable................. 43
                (u) Tax Sharing Agreement.................................. 43
                (v) Insurance.............................................. 43
                (w) Intercompany Agency Agreement.......................... 43
         5.02 Conditions to A Term Loans on the Second Term Loan
                Borrowing Date and on the Third Term Loan Borrowing Date... 44
                (a) Repayment of Existing Senior Secured Note.............. 44
                (b) No Specified Default................................... 44
                (c) Notice of Borrowing.................................... 44
         5.03 Conditions to Revolving Loans and Letters of
                Credit on and after the Initial Borrowing Date............. 44
                (a) No Borrowing Base Deficiency........................... 44
         5.04 Conditions to All Credit Events.............................. 45
                (a) No Default............................................. 45
                (b) Representations and Warranties......................... 45
                (c) Notice of Borrowing; Letter of Credit Request.......... 45


                                      (ii)

                                                                          Page
                                                                          ----

                (d) Subsequent Legal Opinions.............................. 45
                (e) No Future Advances Notice.............................. 45

 Section 6. Representations, Warranties and Agreements..................... 46
         6.01 Corporate Status............................................. 46
         6.02 Corporate Power and Authority................................ 46
         6.03 No Violation................................................. 47
         6.04 Governmental Approvals....................................... 47
         6.05 Pledge Agreements............................................ 47
         6.06 Security Agreement; Mortgages; Real Property................. 47
         6.07 Financial Statements; Financial Condition; etc............... 48
         6.08 Litigation................................................... 50
         6.09 True and Complete Disclosure................................. 50
         6.10 Use of Proceeds; Margin Regulations.......................... 50
         6.11 Tax Returns and Payments..................................... 50
         6.12 Compliance with ERISA........................................ 51
         6.13 Capitalization............................................... 51
         6.14 Subsidiaries................................................. 52
         6.15 Compliance with Statutes, etc................................ 53
         6.16 Investment Company Act....................................... 54
         6.17 Public Utility Holding Company Act........................... 54
         6.18 Labor Relations.............................................. 54
         6.19 Patents, Licenses, Franchises and Formulas................... 55
         6.20 Transaction.................................................. 55
         6.21 Representations and Warranties in Acquisition Documents...... 55
         6.22 Subordination................................................ 55

 Section 7. Affirmative Covenants.......................................... 56
         7.01 Information Covenants........................................ 56
                (a) Monthly Reports........................................ 56
                (b) Quarterly Financial Statements......................... 56
                (c) Annual Financial Statements............................ 56
                (d) Management Letters..................................... 57
                (e) Budgets; Forecasts..................................... 57
                (f) Officer's Certificates................................. 57
                (g) Notice of Default or Litigation........................ 58
                (h) Other Reports and Filings.............................. 58
                (i) Borrowing Base Certificate, etc........................ 58
                (j) Other Information...................................... 59
         7.02 Books, Records and Inspections............................... 59
         7.03 Maintenance of Property, Insurance........................... 60


                                     (iii)

                                                                          Page
                                                                          ----

         7.04 Corporate Franchises......................................... 60
         7.05 Compliance with Statutes, etc................................ 60
         7.06 ERISA........................................................ 60
         7.07 End of Fiscal Years; Fiscal Quarters......................... 61
         7.08 Taxes........................................................ 61
         7.09 Subsidiaries................................ ................ 61
         7.10 Additional Security; Further Assurances; etc................. 62
         7.11 Foreign Subsidiaries Security................................ 63
         7.12 Existing Senior Secured Notes Redemption..................... 63
         7.13 Real Estate Appraisals....................................... 63

 Section 8. Negative Covenants............................................. 64
         8.01 Liens........................................................ 64
         8.02 Consolidation, Merger, Sale of Assets, etc................... 65
         8.03 Dividends.................................................... 68
         8.04 Leases....................................................... 72
         8.05 Indebtedness................................................. 72
         8.06 Advances, Investments and Loans.............................. 76
         8.07 Transactions with Affiliates................................. 79
         8.08 Capital Expenditures......................................... 80
         8.09 Current Ratio................................................ 82
         8.10 Interest Coverage Ratio...................................... 82
         8.11 Leverage Ratio............................................... 83
         8.12 Limitation on Voluntary Payments and Modifications
                 of Certain Indebtedness; Modifications of Documents, Certificate of Incorporation, By-Laws and Certain
                 Other Agreements; etc..................................... 83
         8.13 Creation of Subsidiaries..................................... 84
         8.14 Limitation on Restrictions on Subsidiary
                 Dividends and Other Distributions......................... 85
         8.15 Limitation on Issuances of Capital Stock
                 by Subsidiaries........................................... 85
         8.16 Business..................................................... 85
         8.17 Change of Name............................................... 85
         8.18 Designated Senior Indebtedness............................... 86

 Section 9. Events of Default.............................................. 86
         9.01 Payments..................................................... 86
         9.02 Representations, etc......................................... 86
         9.03 Covenants.................................................... 86
         9.04 Default Under Other Agreements............................... 86

                                      (iv)

                                                                          Page
                                                                          ----

         9.05 Bankruptcy, etc.............................................. 87
         9.06 ERISA........................................................ 87
         9.07 Pledge Agreements............................................ 88
         9.08 Guaranties................................................... 88
         9.09 Security Agreements; Mortgages; Additional
                 Security Documents........................................ 88
         9.10 Judgments.................................................... 89
         9.11 Ownership; Change of Control................................. 89

 Section 10. Definitions and Accounting Terms.............................. 90
         10.01 Defined Terms............................................... 90
         10.02 Principles of Construction..................................121

 Section 11. The Administrative Agent and the Co-Arrangers.................121
         11.01 Appointment.................................................121
         11.02 Nature of Duties............................................121
         11.03 Lack of Reliance on the Administrative Agent and
                  Co-Arrangers.............................................122
         11.04 Certain Rights of the Administrative Agent..................122
         11.05 Reliance....................................................123
         11.06 Indemnification.............................................123
         11.07 The Administrative Agent and the Co-Arrangers in
                  Their Individual Capacity................................123
         11.08 Holders.....................................................124
         11.09 Resignation by the Administrative Agent and the
                  Co-Arrangers.............................................124

 Section 12. Miscellaneous.................................................124
         12.01 Payment of Expenses, etc....................................124
         12.02 Right of Setoff.............................................126
         12.03 Notices.....................................................126
         12.04 Benefit of Agreement........................................126
         12.05 No Waiver; Remedies Cumulative..............................128
         12.06 Payments Pro Rata...........................................129
         12.07 Calculations; Computations..................................129
         12.08 GOVERNING LAW; SUBMISSION TO JURISDICTION;
                  VENUE....................................................130
         12.09 Counterparts................................................131
         12.10 Effectiveness...............................................131
         12.11 Headings Descriptive........................................131
         12.12 Amendment or Waiver.........................................131


                                      (v)

                                                                          Page
                                                                          ----

         12.13 Survival....................................................133
         12.14 Domicile of Loans...........................................133
         12.15 Provision Inserted Pursuant to Local Real Estate Law........133
         12.16 Confidentiality.............................................133
         12.17 Register....................................................134




SCHEDULES

Schedule I            Commitments
Schedule II           Existing Letters of Credit
Schedule III          Real Property
Schedule IV           Insurance
Schedule V            Permitted Liens
Schedule VI           Existing Indebtedness
Schedule VII          Mirror Intercompany Notes
Schedule VIII         Certain Capitalized Leases
Schedule IX           Existing Investments
Schedule X            Bank Addresses


EXHIBITS

Exhibit A             Notice of Borrowing
Exhibit B-1           A Term Note
Exhibit B-2           B Term Note
Exhibit B-3           Revolving Note
Exhibit B-4           Swingline Note
Exhibit C             Letter of Credit Request
Exhibit D             Section 4.04(b)(ii) Certificate
Exhibit E             Opinion of Winthrop, Stimson, Putnam & Roberts
Exhibit F             Officers' Certificate
Exhibit G-1           Holdings Guaranty
Exhibit G-2           Borrowers Guaranty
Exhibit H-1           Second Amendment to Silgan Pledge Agreement
Exhibit H-2           Second Amendment to Subsidiaries Pledge Agreement
Exhibit H-3           Second Amendment to Holdings Pledge Agreement
Exhibit I             Second Amendment to Security Agreement
Exhibit J             Solvency Certificate


                                      (vi)

Exhibit K             Consent Letter
Exhibit L             Inventory and Accounts Receivable Report
Exhibit M             Borrowing Base Certificate
Exhibit N             Assignment and Assumption Agreement


                                     (vii)

                  CREDIT AGREEMENT, dated as of August 1, 1995, among SILGAN CORPORATION, a Delaware corporation ("Silgan"), SILGAN CONTAINERS CORPORATION, a Delaware corporation ("Containers"), SILGAN PLASTICS CORPORATION, a Delaware corporation ("Plastics," and together with Silgan and Containers, the "Borrowers," and each individually, a "Borrower"), the lenders from time to time party hereto (each a "Bank" and, collectively, the "Banks"), BANKERS TRUST COMPANY, as Administrative Agent (in such capacity, the "Administrative Agent"), BANK OF AMERICA ILLINOIS, as Documentation Agent (in such capacity, the "Documentation Agent"), and BANK OF AMERICA ILLINOIS and BANKERS TRUST COMPANY, as Co-Arrangers (in such capacity, the "Co-Arrangers). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 10 are used herein as so defined.


                             W I T N E S S E T H :
                             - - - - - - - - - -


                  WHEREAS, subject to and upon the terms and conditions herein set forth, the Banks are willing to make available to the Borrowers the respective credit facilities provided for herein;


                  NOW, THEREFORE, IT IS AGREED:

                  Section 1. Amount and Terms of Credit.

                  1.01 Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Bank with an A Term Loan Commitment severally agrees to make (x) on the Initial Borrowing Date, (y) on the Second Term Loan Borrowing Date and (z) on the Third Term Loan Borrowing Date, a term loan (each an "A Term Loan" and, collectively, the "A Term Loans") to Silgan, which A Term
Loans:

                  (i) shall be made and initially maintained on each Term Loan Borrowing Date as a single Borrowing of Base Rate Loans (subject to the option to convert such A Term Loans pursuant to Section 1.06);

                  (ii) shall be made by each such Bank on each Term Loan Borrowing Date in that initial aggregate principal amount which shall not exceed the A Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to
         Section 3.03(b)(i)(x) but after giving effect to any reductions thereto prior to such date pursuant to Section 3.03(b)(i)(x) or on or prior to such date pursuant to Section 3.03(b)(i)(z)) less, in the case of A Term Loans made on the Initial Borrowing Date, such Bank's pro rata share of the Existing Senior Secured Note Redemption Amount on such date (with each such Bank to be allocated a percentage of the Existing Senior Secured Note Redemption Amount as is equal to a fraction (expressed as a percentage) the numerator of which is equal to the A Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the incurrence of A Term Loans on such date) and the denominator of which is equal to the Total A Term Loan Commitment on the Initial Borrowing Date (before giving effect to the incurrence of A Term Loans on such date)); and

                  (iii) shall not exceed for all Banks on the Initial Borrowing Date, in initial aggregate principal amount, that amount which would reduce the Total A Term Loan Commitment after giving effect to the incurrence of A Term Loans on such date to an amount less than the Existing Senior Secured Note Redemption Amount on such date.

Once repaid, A Term Loans incurred hereunder may not be reborrowed.

                  (b) Subject to and upon the terms and conditions set forth herein, each Bank with a B Term Loan Commitment severally agrees to make, on the Initial Borrowing Date, a term loan (each a "B Term Loan" and, collectively, the "B Term Loans") to Silgan, which B Term Loans:

                  (i) shall be made and initially maintained as a single Borrowing of Base Rate Loans (subject to the option to convert such B Term Loans pursuant to Section 1.06); and

                  (ii) shall not exceed for any Bank, in initial aggregate principal amount, that amount which equals the B Term Loan Commitment of such Bank on such date (before giving effect to any reductions thereto on such date pursuant to Section 3.03(b)(ii)(x) but after giving effect to any reductions thereto on or prior to such date pursuant to Section 3.03(b)(ii)(y)).

Once repaid, B Term Loans incurred hereunder may not be reborrowed.

                  (c) Subject to and upon the terms and conditions set forth herein, each Bank with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to Containers or Plastics, as the case may be, which Revolving Loans:

                  (i) shall, at the option of Containers or Plastics, as the case may be, be either Base Rate Loans or Eurodollar Loans, provided that (A) all Revolving Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type and
         (B) no Revolving Loans maintained as Eurodollar Loans may be incurred prior to the Syndication Date;

                  (ii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iii) shall not exceed for any Bank at any time outstanding that aggregate principal amount which, when added to the product of (A) such Bank's Percentage and (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Available Revolving Loan Commitment of such Bank at such time;

                  (iv) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals an amount equal to the Borrowing Base at such time; and

                  (v) shall not exceed for all Banks at any time outstanding that aggregate principal amount which, when added to (x) the amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (y) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Available Revolving Loan Commitment at such time.

                  (d) Subject to and upon the terms and conditions set forth herein, BTCo in its individual capacity agrees to make, at any time and from time to time on and after the Initial Borrowing Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to Containers or Plastics, as the case may be, which Swingline Loans:

                  (i)   shall be made and maintained as Base Rate Loans;

                  (ii) may be repaid and reborrowed in accordance with the provisions hereof;

                  (iii) shall not exceed in aggregate principal amount at any time outstanding, when added to (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Borrowing Base at such time;

                  (iv) shall not exceed in aggregate principal amount at any time outstanding, when added to (x) the aggregate principal amount of all Revolving Loans then outstanding and (y) all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time, an amount equal to the Total Available Revolving Loan Commitment at such time; and

                  (v) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount.

                  BTCo shall not be obligated to make any Swingline Loans to Containers or Plastics at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and Containers or Plastics, as the case may be, to eliminate BTCo's risk with respect to the Bank which is the subject of such Bank Default, including by cash collateralizing such Bank's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary in this Section 1.01(d), BTCo will not make a Swingline Loan after it has received written notice from the Required Banks stating that a Default or an Event of Default is then in existence and specifically requesting that BTCo not make any Swingline Loan, provided that BTCo may continue making Swingline Loans at such time thereafter as the respective Default or Event of Default has been cured or waived in accordance with the requirements of this Agreement or the Required Banks have withdrawn the written notice described above in this sentence.

                  (e) On any Business Day, BTCo may, in its sole discretion, give notice to the Banks that its outstanding Swingline Loans shall be funded with a Borrowing of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.05 or 9.11(ii) of this Agreement or Section 9(e) of the Holdings Guaranty with respect to Holdings or upon the exercise of any of the remedies provided in the last paragraph of Section 9 of this Agreement), in which case a Borrowing of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day from all Banks with a Revolving Loan Commitment (without giving effect to any termination thereof pursuant to the last paragraph of Section 9) pro rata based on each such Bank's Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 9), and the proceeds thereof shall be applied directly to BTCo to repay BTCo for such outstanding Swingline Loans. Each such Bank hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by BTCo notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the minimum amount for Borrowings otherwise required hereunder, (ii) whether any conditions specified in Section 5 are then satisfied, (iii) whether a Default or an Event of Default then exists,
(iv) the date of such Mandatory Borrowing and (v) the amount of the Borrowing Base or the Total Available Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding of the type referred to in Section 9.05 with respect to any of the Borrowers), then each such Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from Containers or Plastics, as the case may be, on or after such date and prior to such purchase) from BTCo such participations in the outstanding Swingline Loans as shall be necessary to cause such Banks to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 9); provided, that
(x) all interest payable on the Swingline Loans shall be for the account of BTCo until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay BTCo interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

                  1.02 Minimum Amount of Each Borrowing. (a) The aggregate principal amount of each Borrowing of any Tranche of Term Loans shall not be less than $5,000,000.

                  (b) The aggregate principal amount of each Borrowing of Revolving Loans shall be not less than $2,500,000, except that Mandatory Borrowings shall be made in the amounts required by Section 1.01(e).

                  (c) The aggregate principal amount of each Borrowing of Swingline Loans shall be not less than $250,000.

                  (d) More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than twenty Borrowings of Eurodollar Loans.

                  1.03 Notice of Borrowing. (a) Whenever a Borrower desires to incur Term Loans or Revolving Loans hereunder (excluding Revolving Loans incurred pursuant to a Mandatory Borrowing), it shall give the Administrative Agent at its Notice Office at least one Business Day's prior notice of each Base Rate Loan and at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder; provided that any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the respective Borrower in the form of Exhibit A, appropriately completed to specify the name of such Borrower, the aggregate principal amount of the Loans to be made pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing shall constitute A Term Loans, B Term Loans or Revolving Loans and whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Bank which is required to make Loans of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Bank's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever Containers or Plastics desires to incur Swingline Loans hereunder, it shall give BTCo not later than 1:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be made pursuant to such Borrowing.

                  (ii) Without in any way limiting the obligation of Containers or Plastics to confirm in writing any telephonic notice of such Borrowing of Swingline Loans, BTCo may act without liability upon the basis of telephonic notice of such Borrowing, believed by BTCo in good faith to be from the President, a Vice President, the Treasurer or an

Assistant Treasurer of such Borrower (or any other officer or employee of such Borrower designated in writing to BTCo by the President, a Vice President, the Treasurer or an Assistant Treasurer of such Borrower as being authorized to give such notices under this Agreement) prior to receipt of written confirmation. In each such case, each of Containers and Plastics hereby waives the right to dispute BTCo's record of the terms of such telephonic notice of such Borrowing of Swingline Loans.

                  (iii) Mandatory Borrowings shall be made upon the notice specified in Section 1.01(e), with Containers and Plastics irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of Mandatory Borrowings as set forth in Section 1.01(e).

                  1.04 Disbursement of Funds. No later than 12:00 Noon (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(e)), each Bank with a Commitment of the respective Tranche will make available its pro rata portion of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, BTCo shall make available the full amount thereof). All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the relevant Borrower at the Payment Office the aggregate of the amounts so made available by the Banks. Unless the Administrative Agent shall have been notified by any Bank prior to the date of Borrowing that such Bank does not intend to make available to the Administrative Agent such Bank's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Bank has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Bank, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Bank. If such Bank does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the relevant Borrower and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Bank or such Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to such Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Bank, at the overnight Federal Funds Rate and (ii) if recovered from such Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Bank from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any failure by such Bank to make Loans hereunder.

                  1.05 Notes. (a) Each Borrower's obligation to pay the principal of, and interest on, all the Loans made by each Bank to such Borrower shall be evidenced (i) if A Term Loans, by a promissory note duly executed and delivered by Silgan substantially in the form of Exhibit B-1 (each an "A Term Note" and, collectively, the "A Term Notes"), (ii) if B Term Loans, by a promissory note duly executed and delivered by Silgan substantially in the form of Exhibit B-2 (each a "B Term Note" and, collectively, the "B Term Notes"),
(iii) if Revolving Loans, by promissory notes duly executed and delivered by each of Containers and Plastics substantially in the form of Exhibit B-3 (each a "Revolving Note" and, collectively, the "Revolving Notes") and (iv) if Swingline Loans, by promissory notes duly executed and delivered by each of Containers and Plastics to BTCo substantially in the form of Exhibit B-4 (each a "Swingline Note and, collectively the Swingline Notes"), in each case with blanks appropriately completed in conformity herewith.

                  (b) The A Term Note issued by Silgan to each Bank with an A Term Loan Commitment shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the A Term Loan Commitment of such Bank on the Initial Borrowing Date (before giving effect to the incurrence of any A Term Loans on such date) and be payable in the outstanding principal amount of A Term Loans evidenced thereby, (iii) mature on the A Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (c) The B Term Note issued by Silgan to each Bank with a B Term Loan Commitment shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the principal amount of the B Term Loans made by such Bank on the Initial Borrowing Date and be payable in the principal amount of the B Term Loans evidenced thereby, (iii) mature on the B Term Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (d) The Revolving Note issued by each of Containers and Plastics to each Bank with a Revolving Loan Commitment shall (i) be payable to the order of such Bank and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Revolving Loan Commitment of such Bank and be payable in the outstanding principal amount of the Revolving Loans to Containers or Plastics, as the case may be, evidenced thereby, (iii) mature on the Revolving Loan Maturity Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in respect of Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (v) be subject to mandatory repayment as provided in Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (e) The Swingline Note issued by each of Containers and Plastics to BTCo shall (i) be payable to the order of BTCo and be dated the Initial Borrowing Date, (ii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of Swingline Loans to Containers or Plastics, as the case may be, evidenced thereby, (iii) mature on the Swingline Expiry Date, (iv) bear interest as provided in the appropriate clause of Section 1.08 in the case of the Base Rate Loans evidenced thereby, (v) be subject to mandatory repayment as provided in
Section 4.02 and (vi) be entitled to the benefits of this Agreement and the other Credit Documents.

                  (f) Each Bank will note on its internal records the amount of each Loan made by it and each payment and conversion in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation shall not affect the respective Borrower's obligations in respect of such Loans.

                  1.06 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring on or after the Syndication Date, all or a portion equal to at least $5,000,000 in the case of a Borrowing of any Tranche of Term Loans and equal to at least $2,500,000 in the case of a Borrowing of Revolving Loans of the outstanding principal amount of such Loans made to such Borrower pursuant to one or more Borrowings (so long as of the same Tranche) of one or more Types of Loans into a Borrowing (of the same Tranche) of another Type of Loan, provided that (i) except as otherwise provided in Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000 in the case of a Borrowing of any Tranche of Term Loans and to less than $2,500,000 in the case of a Borrowing of Revolving Loans, (ii) Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) Swingline Loans may not be converted pursuant to this Section 1.06. Each conversion pursuant to this Section 1.06 shall be effected by the respective Borrower by giving the Administrative Agent at its Notice Office prior to 12:00 Noon (New York time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Bank prompt notice of any such proposed conversion affecting any of its Loans. Upon any such conversion the proceeds thereof will be applied directly on the day of such conversion to prepay the outstanding principal amount of the Loans being converted.

                  1.07 Pro Rata Borrowings. All Borrowings of A Term Loans, B Term Loans and Revolving Loans shall be incurred from the Banks pro rata on the basis of their A Term Loan Commitments, B Term Loan Commitments or Revolving Loan Commitments, as the case may be. It is understood that no Bank shall be responsible for any default by any other Bank of its obligation to make Loans hereunder and that each Bank shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Bank or Banks to make its or their Loans hereunder.

                  1.08 Interest. (a) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan made to such Borrower hereunder from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate in effect from time to time.

                  (b) Each Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan made to such Borrower from the date the proceeds thereof are made available to such Borrower until the maturity thereof (whether by acceleration or otherwise) at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

                  (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

                  (d) Accrued (and theretofore unpaid) interest shall be payable
(i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three-month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

                  (e) Upon each Interest Determination Date, the Administrative Agent shall determine the interest rate for the Eurodollar Loans for which such determination is being made and shall promptly notify the respective Borrower and the respective Banks thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

                  1.09 Interest Periods. At the time it gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, a Borrowing of Eurodollar Loans (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such a Borrowing of Eurodollar Loans (in the case of subsequent Interest Periods), the respective Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Borrowing, which Interest Period shall, at the option of such Borrower, be either a one, two, three, six or, to the extent available to all Banks with obligations in respect of the respective Tranche of Loans, twelve month period, provided that:

                  (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

                  (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

                  (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (v) no Interest Period may be selected at any time when an Event of Default is then in existence;

                  (vi) no Interest Period in respect of any Borrowing of A Term Loans or B Term Loans shall be selected which extends beyond any date upon which a mandatory repayment of A Term Loans or B Term Loans, as the case may be, will be required to be made under Section 4.02(c) or 4.02(d), as the case may be, if the aggregate principal amount of A Term Loans or B Term Loans, as the case may be, which have Interest
         Periods which will expire after such date will be in excess of the aggregate principal amount of A Term Loans or B Term Loans, as the case may be, then outstanding less the aggregate amount of such required repayment; and

                  (vii) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans.

                  If, upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the relevant Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, such Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

                  1.10 Increased Costs, Illegality, etc. (a) In the event that any Bank shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

                  (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

                  (ii) at any time, that such Bank shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loans because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Bank of the principal of or interest on the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Bank or the interbank Eurodollar market or the position of such Bank in such market; or

                  (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Bank in good faith with any governmental request (whether or not having the force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Bank (or the Administrative Agent, in the case of clause (i) above) shall on such date give notice (by telephone confirmed in writing) to the respective Borrowers and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Banks). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the respective Borrowers and the respective Banks that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by any Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower agrees to pay to such Bank, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Bank in its sole discretion shall determine) as shall be required to compensate such Bank for such increased costs or reductions in amounts received or receivable hereunder (a written notice in reasonable detail as to the additional amounts owed to such Bank, showing the basis for the calculation thereof, submitted to the respective Borrower by such Bank in good faith shall, absent manifest error, be final and conclusive and binding upon all the parties hereto) and (z) in the case of clause (iii) above, take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

                  (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a) (ii) or (iii), the respective Borrower may (and in the case of a Eurodollar Loan affected pursuant to Section
1.10 (a)(iii) shall) either (i) if the affected Eurodollar Loan is then being made pursuant to a Borrowing or a conversion, cancel said Borrowing or conversion by giving the Administrative Agent telephonic notice (confirmed in writing) thereof on the same date that such Borrower was notified by the affected Bank or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii), or (ii) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Bank to convert each such Eurodollar Loan into a Base Rate Loan; provided, that if more than one Bank is affected at any time, then all affected Banks must be treated the same pursuant to this Section 1.10(b).

                  (c) If at any time after the Effective Date any Bank determines that the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank based on the existence of such Bank's Commitments hereunder or its obligations hereunder, then the Borrowers jointly and severally agree to pay to any such Bank, upon such Bank's written demand therefor, such additional amounts as shall be required to compensate such Bank or such other corporation for the increased cost to such Bank or such other corporation or the reduction in the rate of return to such Bank or such other corporation as a result of such increase of capital. In determining such additional amounts, each Bank will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided, that such Bank's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all parties hereto. Each Bank, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the respective Borrowers, which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish any of the respective Borrowers' obligations to pay additional amounts pursuant to this Section 1.10(c).

                  1.11 Compensation. Each Borrower agrees to compensate each Bank, upon such Bank's written request (which request shall be made in good faith and shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Bank to fund its Eurodollar Loans) which such Bank may sustain: (i) if for any reason (other than a default by such Bank or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion given by such Borrower (whether or not withdrawn by the respective Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of Loans pursuant to Section 9) or conversion of any of such Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of such Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by such Borrower; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or the respective Notes or (y) an election made, or action required to be taken, by such Borrower pursuant to Section 1.10(b).

                  1.12 Change of Applicable Lending Office. Each Bank agrees that, upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Bank, it will, if requested by the applicable Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event; provided, that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of any Borrower or the right of any Bank provided in Sections 1.10, 2.06 and 4.04.

                  1.13 Replacement of Banks. (x) Upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Bank which results in such Bank charging to any Borrower increased costs in excess of those being generally charged by the other Banks or (y) if any Bank (A) becomes a Defaulting Bank or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (B) refuses to consent to a proposed change, waiver, discharge or termination with respect to any of the matters set forth in clauses (i) through
(vi), inclusive, of the first proviso in Section 12.12(a) which has been approved by the Required Banks, Silgan shall have the right (subject to the requirements of Section 12.12(b)), if no Default or Event of Default will exist immediately after giving effect to the respective replacement, to replace such Bank (the "Replaced Bank") with one or more other Eligible Transferee or Transferees (collectively, the "Replacement Bank") none of whom shall constitute a Defaulting Bank at the time of such replacement and each of whom shall be acceptable to the Administrative Agent, provided, that:

                  (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Bank shall enter into one or more Assignment and Assumption Agreements pursuant to Section 12.04(b) (and with all fees payable pursuant to said Section 12.04(b) to be paid by the Replacement
         Bank) pursuant to which the Replacement Bank shall acquire all of the Commitments and outstanding Loans of, and in each case participations in Letters of Credit by, the Replaced Bank and, in connection therewith, shall pay to (x) the Replaced Bank in respect thereof an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Bank,
         (B) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Bank, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Bank pursuant to Section 3.01 and (y) BTCo an amount equal to such

         Replaced Bank's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) and any Mandatory Borrowing, in each case to the extent such amount was not theretofore funded by such Replaced Bank; and

                  (ii) all obligations of the respective Borrowers owing to the Replaced Bank (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Bank concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreements, the payment of all amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Bank, delivery to the Replacement Bank of the appropriate Note or Notes executed by the appropriate Borrower, the Replacement Bank shall become a Bank hereunder and the Replaced Bank shall cease to constitute a Bank hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such Replaced Bank.

                  1.14 Eurodollar Loans Prior to the Syndication Date. Notwithstanding anything to the contrary contained in this Section 1 or elsewhere in this Agreement, prior to the Syndication Date, the Borrowers shall be permitted to incur and/or maintain Loans which are Eurodollar Loans provided that no more than three Borrowings of Eurodollar Loans may be incurred prior to the Syndication Date (with (x) the first of such Borrowings to have an Interest Period of one week commencing on the Initial Borrowing Date, (y) the second of such Borrowings to have an Interest Period of one month commencing within three Business Days after the end of the first such Interest Period and (2) the third of such Borrowings to have an Interest Period of one month commencing on the last day of the second such Interest Period of the second of such Borrowings).

                  Section 2.  Letters of Credit.

                  2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, either of Containers or Plastics may request that BTCo in its individual capacity issue, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, for the account of Containers or Plastics, as the case may be, an irrevocable standby letter of credit in a form customarily used by BTCo, or in such other form as has been approved by BTCo (each such letter of credit issued pursuant to this Section 2.01(a), and each letter of credit described in the next sentence of this Section 2.01(a), a "Letter of Credit") in support of such obligations of Containers, Plastics or any of their Subsidiaries as may be requested by Containers or Plastics, as the case may be. It is hereby acknowledged and agreed that each of the letters of credit described in Schedule II (the "Existing Letters of Credit"), which were issued by

BTCo under the Existing Credit Agreement and remain outstanding on the Initial Borrowing Date, shall constitute a "Letter of Credit" for all purposes of this Agreement.

                  (b) Subject to and upon the terms and conditions set forth herein, BTCo hereby agrees that it will, at any time and from time to time on and after the Initial Borrowing Date and prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of Containers or Plastics, as the case may be, one or more Letters of Credit, provided, that BTCo shall be under no obligation to issue any Letter of Credit if at the time of such issuance:

                  (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain BTCo from issuing such Letter of Credit or any requirement of law applicable to BTCo or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over BTCo shall prohibit, or request that BTCo refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon BTCo with respect to such Letter of Credit any restriction or reserve or capital requirement (for which BTCo is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to BTCo as of the Effective Date and which BTCo in good faith deems material to it; or

                  (ii) BTCo shall have received notice from the Required Banks prior to the issuance of such Letter of Credit of the type described in the penultimate sentence of Section 2.03(b).

                  In addition, BTCo shall not be obligated to issue any Letter of Credit at a time when a Bank Default exists unless BTCo has entered into arrangements satisfactory to it and Containers or Plastics, as the case may be, to eliminate BTCo's risk with respect to the Bank which is the subject of such Bank Default, including by cash collateralizing such Bank's Percentage of the Letter of Credit Outstandings.

                  (c) Notwithstanding the foregoing, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time, would exceed the lesser of (x) $20,000,000 and (y) when added to the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, an amount equal to the Total Available Revolving Loan Commitment at such time (after giving effect to any reductions to the Total Available Revolving Loan Commitment on such date), (ii) no Letter of Credit shall be issued the Stated Amount of which, when added to (x) the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time and (y) the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding, would exceed an amount equal to the Borrowing Base at such time, (iii) each Letter of Credit shall by its terms terminate on or before the earlier of (x) one year after the date of issuance thereof (although any such Letter of Credit may be extendable for successive periods up to one year, but not beyond the Business Day immediately preceding the Revolving Loan Maturity Date, on terms acceptable to
BTCo) and (y) the Business Day immediately preceding the Revolving Loan Maturity Date and (iv) each Letter of Credit shall be denominated in Dollars.

                  2.02 Minimum Stated Amount. The Stated Amount of each Letter of Credit shall be not less than $100,000 or such lesser amount as is acceptable to BTCo.

                  2.03 Letter of Credit Requests. (a) Whenever Containers or Plastics desires that a Letter of Credit be issued for its account, Containers or Plastics, as the case may be, shall give the Administrative Agent and BTCo at least two Business Days' prior written notice thereof. Each notice shall be in the form of Exhibit C (each a "Letter of Credit Request"). The Administrative Agent shall promptly transmit copies of each Letter of Credit Request to each Bank.

                  (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by Containers or Plastics, as the case may be, that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 2.01(c). Unless BTCo has received notice from the Required Banks before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.01(c), then BTCo may issue the requested Letter of Credit for the account of Containers or Plastics, as the case may be, in accordance with BTCo's usual and customary practices. Upon its issuance of, or its entering into any amendment with respect to, any Letter of Credit, BTCo shall promptly notify the Administrative Agent and each Bank of such issuance or amendment and deliver to the Administrative Agent and each Bank, a copy of the Letter of Credit actually issued or amended, as the case may be.

                  2.04 Letter of Credit Participations. (a) Immediately upon the issuance by BTCo of any Letter of Credit (or upon the Initial Borrowing Date in the case of the Existing Letters of Credit), BTCo shall be deemed to have sold to each Bank with a Revolving Loan Commitment, other than BTCo (each such Bank, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased from BTCo, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage in such Letter of Credit, each substitute letter of credit, each drawing made thereunder and the obligations of Containers or Plastics, as the case may be, under this Agreement with respect thereto, in the respective Letter of Credit Fees payable with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Banks pursuant to Section 12.04(b), it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section
2.04 to reflect the new Percentages of the assignor and assignee Bank.

                  (b) In determining whether to pay under any Letter of Credit, BTCo shall not have any obligation relative to the Participants therein other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by BTCo under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for BTCo any resulting liability to Containers, Plastics, any other Credit Party, any Participant or any other Bank.

                  (c) In the event that BTCo makes any payment under any Letter of Credit and Containers or Plastics, as the case may be, shall not have reimbursed such amount in full to BTCo pursuant to Section 2.05(a), BTCo shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to the Administrative Agent for the account of BTCo, the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the Administrative Agent for the account of BTCo such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the Administrative Agent for the account of BTCo, such Participant agrees to pay to the Administrative Agent for the account of BTCo, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of BTCo at the overnight Federal Funds Rate. The failure of any Participant to make available to the Administrative Agent for the account of BTCo its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the Administrative Agent for the account of BTCo its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to the Administrative Agent for the account of BTCo such other Participant's Percentage of any such payment.

                  (d) Whenever BTCo receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of BTCo any payments from the respective Participants pursuant to clause (c) above, BTCo shall pay to the

Administrative Agent and the Administrative Agent shall promptly pay to each such Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

                  (e) Upon the request of any Participant, BTCo shall furnish to such Bank copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

                  (f) The obligations of the respective Participants to make payments to the Administrative Agent for the account of BTCo with respect to Letters of Credit shall be irrevocable and not subject to counterclaim, set-off or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all
circumstances,   including,   without   limitation,   any   of   the   following
circumstances:

                  (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

                  (ii) the existence of any claim, set-off, defense or other right which any Borrower or any other Credit Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, BTCo, any Bank, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Borrower or any other Credit Party and the beneficiary named in any such Letter of Credit);

                  (iii) any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                  (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

                  (v)  the occurrence of any Default or Event of Default.

                  2.05 Agreement to Repay Letter of Credit Drawings. (a) Each of Containers and Plastics hereby agrees to reimburse BTCo, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any pay-ment or disbursement made by BTCo under any Letter of Credit issued for its account (each such amount so paid or disbursed until reimbursed, an "Unpaid Drawing") immediately after, and in any event on the date of, such payment or disbursement with interest on the amount so paid or disbursed by BTCo, to the extent not reimbursed prior to 12:00 Noon (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but not including the date BTCo was reimbursed therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin in respect of Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the first Business Day following such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by BTCo (and until reimbursed by Containers or Plastics, as the case may be) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin in respect of Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with such interest to be payable on demand.

                  (b) The  obligations  of  Containers  and Plastics  under this
Section 2.05 to reimburse BTCo with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which Containers or Plastics may have or have had against any Bank (including in such Bank's capacity as issuer of the Letter of Credit or as a Participant with respect thereto), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a
"Drawing") to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that Containers and Plastics shall not be obligated to reimburse BTCo for any wrongful payment made by BTCo under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of BTCo.

                  2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in applicable law, rule or regulation, guideline or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by BTCo or any Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles, shall either (i) impose, modify or deem applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by BTCo or participated in by any Participant, or (ii) impose on BTCo or any Participant any other conditions relating, directly or indirectly, to this Agreement or any respective Letter of Credit, and the result of any of the foregoing is to increase the cost to BTCo or any Participant of issuing, maintaining or participating in any such Letter of Credit, or reduce the amount of any sum received or receivable by BTCo or any Participant hereunder, then, upon demand to Containers or Plastics by BTCo or such Participant (a copy of which notice shall be sent by BTCo or such Participant to the Administrative Agent), Containers or Plastics, as the case may be, shall pay to BTCo or such Participant the additional amount or amounts as will compensate
BTCo or such Participant for such increased cost or reduction together with interest on each such amount from the date demanded until payment in full thereof at the Base Rate in effect from time to time plus the then Applicable Margin in respect of Revolving Loans maintained as Base Rate Loans plus 2%. A certificate submitted to Containers or Plastics by BTCo or such Participant, as the case may be (a copy of which certificate shall be sent by BTCo or such Participant to the Administrative Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate BTCo or such Participant as aforesaid, shall be conclusive and binding on Containers or Plastics, as the case may be, absent manifest error, as to the amount thereof.

                  Section 3.  Fees; Commitments; Reductions of Commitments.

                  3.01 Fees. (a) Silgan agrees to pay to the Administrative Agent for distribution to each Bank with a Term Loan Commitment, a commitment commission (the "Term Loan Commitment Commission") for the period from the Effective Date to but excluding the date on which the Total Term Loan Commitment shall have been terminated, computed at a rate equal to 1/2 of 1% per annum on the daily average Term Loan Commitments of such Bank. Accrued Term Loan Commitment Commission shall be due and payable on the Initial Borrowing Date, quarterly in arrears on each Quarterly Payment Date and upon the date on which the Total Term Loan Commitment shall have been terminated.

                  (b) Each of Containers and Plastics jointly and severally agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Bank with a Revolving Loan Commitment a commitment commission (the "Revolving Loan Commitment Commission") for the period from the Effective Date to but excluding the Revolving Loan Maturity Date (or such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate equal to the Applicable Revolving Loan Commitment Commission Percentage on the daily average Unutilized Revolving Loan Commitment of such Non-Defaulting Bank. Accrued Revolving Loan Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or upon such earlier date as the Total Revolving Loan Commitment shall have been terminated.

                  (c) Each of Containers and Plastics jointly and severally agrees to pay to the Administrative Agent for proportionate distribution to each Non-Defaulting Bank with a Revolving Loan Commitment (based upon their respective Percentages) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit (or, in the case of the Existing

Letters of Credit, from the Initial Borrowing Date) to and including the termination of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans, as in effect from time to time, on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (d) Each of Containers and Plastics jointly and severally agrees to pay to BTCo, for its own account, a facing fee in respect of each Letter of Credit issued by BTCo for the account of Containers or Plastics (the "Facing Fee"), computed at a rate of 1/4 of 1% per annum on the daily average Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

                  (e) Each of Containers and Plastics jointly and severally agrees to pay to BTCo, for its own account, in respect of each Letter of Credit issued for the account of such Borrower, such amount or amounts as BTCo customarily charges as processing fees for issuing, amending and paying on letters of credit.

                  (f) The Borrowers jointly and severally agree to pay to the Administrative Agent and the Co-Arrangers, for their own accounts, such fees as may be agreed to from time to time between the Borrowers and the Administrative Agent and the Co-Arrangers.

                  3.02 Voluntary Termination of Revolving Commitments. (a) Upon at least two Business Days' prior written notice (or telephonic notice promptly confirmed in writing) by any Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), any Borrower shall have the right, without premium or penalty, to terminate the Total Unutilized Revolving Loan Commitment, in whole or, if in part, in integral multiples of $1,000,000, provided, that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Bank.

                  (b) In the event of the refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to any of the matters set forth in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which has been approved by the Required Banks, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks), to terminate the entire Revolving Loan Commitment of such Bank, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Bank are repaid concurrently with the effectiveness of such termination (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Bank shall no longer constitute a "Bank" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.01 and 12.06), which shall survive as to such repaid Bank.

                  3.03 Mandatory Reduction or Termination of Commitments. (a) The Total Commitment (and the A Term Loan Commitment, the B Term Loan Commitment and the Revolving Loan Commitment of each Bank) shall terminate on December 31, 1995 unless the Initial Borrowing Date has occurred on or prior to such date.

                  (b)(i) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total A Term Loan Commitment (and the A Term Loan Commitment of each Bank) shall (x) be reduced on each Term Loan Borrowing Date (after the incurrence of A Term Loans on such date), in an amount equal to the aggregate principal amount of A Term Loans incurred on such date,
(y) terminate in its entirety (to the extent not theretofore terminated) at 5:00 P.M. (New York time) on the Third Term Loan Borrowing Date and (z) prior to the termination of the Total A Term Loan Commitment as provided in clause (y) above, be reduced from time to time to the extent required by Section 4.02.

                  (ii) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total B Term Loan Commitment (and the B Term Loan Commitment of each Bank) shall (x) terminate in its entirety on the Initial Borrowing Date (after the incurrence of B Term Loans on such date) and (y) prior to the termination of the Total B Term Loan Commitment as provided in clause (x) above, be reduced from time to time to the extent required by Section 4.02.

                  (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Bank) shall terminate in its entirety on the Revolving Loan Maturity Date.

                  (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date after the Initial Borrowing Date upon which a mandatory repayment of Term Loans pursuant to Section 4.02(e), (f) and/or (g) is required (and exceeds in amount the aggregate principal amount of Term Loans then outstanding) or would be required if Term Loans were then outstanding, the Total Revolving Loan Commitment shall be permanently reduced by the amount, if any, by which the amount of such required repayment (determined as if an unlimited amount of Term Loans were actually outstanding) exceeds the aggregate principal amount of Term Loans then outstanding.

                  (e) Each reduction to the Total A Term Loan Commitment, the Total B Term Loan Commitment and the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the A Term Loan Commitment, the B Term Loan Commitment or the Revolving Loan Commitment, as the case may be, of each Bank with such a Commitment.

                  Section 4.  Prepayments; Payments; Commitment Reductions.

                  4.01 Voluntary Prepayments. (a) Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) such Borrower shall give the Administrative Agent at its Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of Swingline Loans provided such notice is given prior to 3:00 P.M. (New York time) on such Business Day) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, whether A Term Loans, B Term Loans, Revolving Loans or Swingline Loans shall be prepaid, the amount of such prepayment, the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, and, in the case of any voluntary prepayment of Term Loans, whether or not such prepayment is to be made with proceeds from Retained Excess Cash Flow or with Retained Net Equity Proceeds, which notice the Administrative Agent shall promptly transmit to each of the Banks; (ii) each prepayment shall be in an aggregate principal amount of at least $1,000,000 (or $250,000 in the case of Swingline Loans); provided, that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000 in the case of a Borrowing of any Tranche of Term Loans or $2,500,000 in the case of a Borrowing of Revolving Loans, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans and any election of an Interest Period thereafter with respect thereto given by such Borrower shall have no force or effect; (iii) except as otherwise provided in clause (iv)(B) below of this Section 4.01(a), each prepayment in respect of any Term Loans made pursuant to this Section 4.01(a) shall be allocated among the A Term Loans and the B Term Loans on a pro rata basis (based upon the then relative aggregate outstanding principal amounts of A Term Loans and B Term Loans); (iv) each prepayment of any Tranche of Term Loans pursuant to this Section 4.01(a) shall be applied to reduce the then remaining A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining principal amounts of A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto), provided that (A) any voluntary prepayments of Term Loans pursuant to this
Section 4.01(a) made on or after September 15 of any year and prior to December 31 of such year shall be applied (1) first, to reduce the A Term Loan Scheduled Repayment and B Term Loan Scheduled Repayment which are due on December 31 of such year and (2) second, to the extent in excess thereof, to reduce the then remaining A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments as provided above in this clause (iv) without regard to this proviso and (B) any voluntary prepayments of Term Loans which are made with proceeds of Retained Excess Cash Flow or with any Retained Net Equity Proceeds may be allocated between the A Term Loans and the B Term Loans, or applied solely to the A Term Loans or the B Term Loans, as Silgan shall determine in its sole discretion and, to the extent allocated to any such Tranche of Term Loans, shall be applied (1) first, to reduce the A Term Loan Scheduled Repayment and/or B Term Loan Scheduled Repayment, as the case may be, which is due on December 31 of the year in which such prepayment is made and (2) second, to the extent in excess thereof, to reduce the then remaining A Term Loan Scheduled Repayments and/or B Term Loan Scheduled Repayments, as the case may be, on a pro rata basis (based upon the then remaining principal amount of A Term Loan Scheduled Repayments and/or B Term Loan Scheduled Repayments, as the case may be) and (v) each prepayment in respect of any Tranche of Loans shall be applied pro rata among the Banks with outstanding Loans of such Tranche; provided that at Containers' or Plastics' election in connection with any prepayment of Revolving Loans pursuant to this
Section 4.01(a), such prepayment shall not be applied to any Revolving Loan of a Defaulting Bank.

                  (b) In the event of the refusal by a Bank to consent to a proposed change, waiver, discharge or termination with respect to any of the matters described in clauses (i) through (vi), inclusive, of the first proviso in Section 12.12(a) which have been approved by the Required Banks, the Borrowers shall have the right (subject to the requirements of Section 12.12(b)), upon five Business Days' prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Banks) to repay all Loans, together with accrued and unpaid interest, fees and other amounts, owing to such Bank in accordance with said Section 12.12(b) so long as (A) the Revolving Loan Commitment, if any, of such Bank is terminated concurrently with such repayment (at which time Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitments) and (B) the consents required by Section 12.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

                  4.02 Mandatory Prepayments; Commitment and Available Amount Reductions. (a) If any Borrowing Base Certificate delivered pursuant to Section 7.01(i) shall disclose the existence of a Borrowing Base Deficiency, Containers and/or Plastics shall, on the day the delivery of such Borrowing Base Certificate is required by Section 7.01(i), prepay a principal amount of outstanding Swingline Loans in such amounts as are needed to eliminate the Borrowing Base Deficiency. To the extent that a Borrowing Base Deficiency continues to exist after repayment in full of all outstanding Swingline Loans, Containers and/or Plastics shall prepay the principal of Revolving Loans in an amount equal to such remaining Borrowing Base Deficiency and, to the extent such Borrowing Base

Deficiency exceeds the principal amount of the then outstanding Revolving Loans, pay an amount of cash or Cash Equivalents equal to such remaining Borrowing Base Deficiency (up to a maximum amount equal to the Letter of Credit Outstandings at such time) to the Administrative Agent at the Payment Office, such cash or Cash Equivalents to be held as security for all obligations of Containers and Plastics hereunder in a cash collateral account (the "Cash Collateral Account") established and maintained by the Administrative Agent; provided, that such amounts shall, so long as no Default or Event of Default then exists, be released to Containers or Plastics, as the case may be, from time to time to the extent in excess of the Borrowing Base Deficiency.

                  (b) On any day on which the sum of the aggregate outstanding principal amount of Revolving Loans, Swingline Loans and the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, Containers and/or Plastics shall prepay on such day principal of outstanding Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Available Revolving Loan Commitment as then in effect, Containers and/or Plastics shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of Containers and Plastics hereunder in the Cash Collateral Account; provided, that such amounts shall, so long as no Default or Event of Default then exists, be released to Containers or Plastics, as the case may be, from time to time in the amount by which the Total Available Revolving Loan Commitment as then in effect exceeds the sum of the aggregate outstanding principal amount of Revolving Loans, Swingline Loans and the Letter of Credit Outstandings at such time.

                  (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan shall be required to repay that principal amount of A Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Section 4.01(a) and Section 4.02(i), an "A Term Loan Scheduled Repayment," and each such date, an "A Term Loan Scheduled Repayment Date"):

         A Term Loan
         Scheduled Repayment Date                          Amount
         ------------------------                          ------

         December 31, 1995                                 $ 5,000,000
         December 31, 1996                                 $25,000,000
         December 31, 1997                                 $35,000,000
         December 31, 1998                                 $50,000,000
         December 31, 1999                                 $50,000,000
         December 31, 2000                                 $60,000,000

                  (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date set forth below, Silgan shall be required to repay that principal amount of B Term Loans, to the extent then outstanding, as is set forth opposite such date (each such repayment, as the same may be reduced in amount as provided in Section 4.01(a) and Section 4.02(i), a "B Term Loan Scheduled Repayment," and each such date, a "B Term Loan Scheduled Repayment Date"):

         B Term Loan
         Scheduled Repayment Date                          Amount
         ------------------------                          ------

         December 31, 1995                                 $  2,250,000
         December 31, 1996                                 $  2,250,000
         December 31, 1997                                 $  2,250,000
         December 31, 1998                                 $  2,250,000
         December 31, 1999                                 $  2,250,000
         December 31, 2000                                 $ 42,500,000
         December 31, 2001                                 $100,000,000
         March 15, 2002                                    $ 71,250,000

                  (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, an amount equal to 50% of Excess Cash Flow for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(i).

                  (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each date of receipt of proceeds from any sale of assets (excluding sales of inventory in the ordinary course of business and sales of other assets (other than assets constituting Real Property) in the ordinary course of business not in excess of $500,000 per sale) by Silgan or any of its Subsidiaries on or after the Effective Date, an amount equal to 80% of the Net Sale Proceeds from such sale of assets shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(i); provided, however, that to the extent the amount of Net Sale Proceeds from all such sales of assets after the Effective Date equals or exceeds $25,000,000, an amount equal to 100% of the Net Sale Proceeds from all such asset sales thereafter shall be applied as provided above in this clause (f).

                  (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on the date of each sale or issuance of equity by (i) any Subsidiary of Silgan (except sales or issuances of equity (x) to Silgan or a Subsidiary of Silgan and (y) as a result of the exercise of Containers Employee Stock Options and/or Plastics Employee Stock Options, provided that prior to the receipt by Holdings or Silgan of at least $75,000,000 of Net Equity Proceeds from one or more registered public equity offerings of its common stock (net of any amounts used or to be used to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust), the amount of such proceeds not required to be applied by reason of this clause (y) shall not exceed in aggregate amount, when added to the aggregate amount of proceeds received from the exercise of Holdings Employee Stock Options prior to such time, $1,000,000 in any fiscal year of Silgan), an amount equal to 100% of the Net Equity Proceeds from such sale or issuance of equity shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(i) and (ii) Holdings or Silgan (except sales or issuances (x) by Silgan to Holdings and (y) as a result of the exercise of Holdings Employee Stock Options, provided that prior to the receipt by Holdings or Silgan of at least $75,000,000 of Net Equity Proceeds from one or more registered public equity offerings of its common stock (net of any amounts used or to be used to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust), the amount of such proceeds not required to be applied by reason of this clause (y) shall not exceed in aggregate amount, when added to the aggregate amount of proceeds received from the exercise of Containers Employee Stock Options and/or Plastics Employee Stock Options prior to such time, $1,000,000 in any fiscal year of Silgan), an amount equal to 100% (or 50% to the extent provided in clause (C) below) of the Net Equity Proceeds from such sale or issuance of equity shall be applied as a mandatory repayment and/or commitment reduction in accordance with the requirements of Section 4.02(i); provided, however, (A) so long as no Default or Event of Default then exists, Holdings or Silgan, as the case may be, shall not be required to so use the Net Equity Proceeds from one or more registered public offerings of the common stock of Holdings or Silgan to the extent such proceeds are used within 60 days of receipt thereof to (x) Refinance outstanding Holdings Debentures, Silgan Subordinated Notes and/or any Refinancing Indebtedness (and to pay all reasonable costs associated therewith) and/or (y) repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust pursuant to, and in accordance with the terms of, the Holdings Shareholders Agreement, and to the extent not so used (as provided in preceding clauses (x) and/or (y)) within such 60 day period, the remaining amount of such Net Equity Proceeds shall be used as provided above in this Section 4.02(g)(ii), (B) so long as no Default or Event of Default then exists, Holdings or Silgan, as the case may be, shall not be required to so use the Net Equity Proceeds from one or more private placements of its or their common stock to the extent such proceeds are used within 60 days of receipt thereof to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust pursuant to, and in accordance with the terms of, the Holdings Shareholders Agreement, and to the extent not so used within such 60 day period, the remaining amount of such Net Equity Proceeds shall be used as provided above in this Section 4.02(g)(ii), it being understood that in the case of preceding subclauses (A) and (B), to the extent that Holdings or Silgan, as the case may be, elects to use such Net Equity Proceeds as provided in such subclauses (A) and/or (B), Silgan shall, until such proceeds are so used, (i) repay outstanding Revolving Loans and/or Swingline Loans with such proceeds and/or (ii) place such proceeds in a cash collateral account established and maintained by, and pursuant to arrangements satisfactory to, the Administrative Agent and (C) from and after the time at which Holdings or Silgan shall have received in the aggregate at least $75,000,000 in Net Equity Proceeds from one or more registered public equity offerings of its common stock (net of any amounts used or to be used to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust) and so long as no Default or Event of Default then exists, the amount of all Retained Net Equity Proceeds received thereafter may be retained by Holdings or Silgan without any requirement to repay outstanding Term Loans or Refinance outstanding Holdings Debentures, Silgan Subordinated Notes and/or any Refinancing Indebtedness, although Holdings shall be required to contribute any such proceeds received by it to Silgan as provided in the Holdings Guaranty, and with the remaining 50% of such Net Equity Proceeds to be applied as (and to the extent) provided above in this Section 4.02(g).

                  (h) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on July 1, 1996, Silgan shall repay outstanding B Term Loans in an amount equal to $75,000,000 less the aggregate amount paid in respect of principal and premium through and including June 30, 1996 to Refinance outstanding Holdings Debentures pursuant to Permitted Holdings Debt Repurchases.

                  (i) Any amount required to be applied pursuant to this Section 4.02(i) shall be applied by Silgan (i) first, as a mandatory repayment of the then outstanding principal amount of Term Loans (or, if prior to the Initial Borrowing Date, as a mandatory reduction to the Total Term Loan Commitment),
(ii) second, to the extent in excess of the amount required to be applied pursuant to preceding clause (i), as a mandatory reduction to the Total A Term Loan Commitment (to the extent not theretofore terminated) and (iii) third, to the extent in excess of the amount required to be applied pursuant to preceding clauses (i) and (ii), as a mandatory reduction to the Total Revolving Loan Commitment. The amount to be applied to repay principal of Term Loans (and/or, to the extent applicable, as a mandatory reduction to the Total Term Loan Commitment then in effect) as required by clause (i) of the first sentence of this Section 4.02(i) shall, except as provided below, be allocated among the A Term Loans and the B Term Loans on a pro rata basis (based upon the relative outstanding principal amounts of A Term Loans and B Term Loans and/or, to the extent applicable, the Total A Term Loan Commitment and the Total B Term Loan Commitment then in effect), and with the amount allocated to each such Tranche of Term Loans to be applied to reduce the then remaining A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments on a pro rata basis (based upon the then remaining principal amount of A Term Loan Scheduled Repayments and B Term Loan Scheduled Repayments after giving effect to all prior reductions thereto); provided, however, that with respect to any mandatory repayment of Term Loans with the Net Equity Proceeds from a registered public offering to the extent required by Section 4.02(g), Silgan shall have the right to allocate such proceeds between the A Term Loans and the B Term Loans, or apply such proceeds solely to the A Term Loans or the B Term Loans, as Silgan shall determine in its sole discretion and, to the extent allocated to any such Tranche of Term Loans, such proceeds shall be applied (1) first, to reduce the A Term Loan Scheduled Repayment and/or B Term Loan Scheduled Repayment, as the case may be, which is due on December 31 of the year in which such repayment is made and (2) second, to the extent in excess thereof, to reduce the then remaining A Term Loan Scheduled Repayments and/or B Term Loan Scheduled Repayments, as the case may be, on a pro rata basis (based upon the then remaining principal amount of A Term Loan Scheduled Repayments and/or B Term Loan Scheduled Repayments, as the case may be).

                  (j) With respect to each repayment of any Tranche of Loans required by this Section 4.02, the respective Borrower may designate the Types of Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans made pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all such Eurodollar Loans of the respective Tranche with Interest Periods ending on such date of required repayment and all Base Rate Loans of the respective Tranche have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $5,000,000 (or $2,500,000 in the case of a Borrowing of Revolving Loans) such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Tranche of Loans shall be applied pro rata among the Banks with outstanding Loans of such Tranche. In the absence of a designation by the respective Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

                  (k) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all then outstanding Loans of a respective Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans.

                  4.03  Method  and  Place  of  Payment.   Except  as  otherwise
specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Bank or Banks entitled thereto not later than 12:00 Noon (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

                  4.04 Net Payments. (a) All payments made by each Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, such Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then such Borrower agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or profits of such Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction and for any withholding of income or similar taxes imposed by the United States as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. Each Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower. Each Borrower agrees to indemnify and hold harmless each Bank, and to reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

                  (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to each Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 12.04 (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note or (ii) if the Bank is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form 4224 or 1001 pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Bank's entitlement to a complete exemption from U.S. withholding tax under the provisions of Section 881(c) of the Code with respect to payments to be made under this Agreement and under any Note. In addition, each Bank agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Bank will deliver to each Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or 1001, or Form W-8 and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify each Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate. Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 12.04(b) and the immediately succeeding sentence, each Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder (without any obligation to pay the respective Bank additional amounts with respect thereto) for the account of any Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes and which has not provided to such Borrower such forms required to be provided to such Borrower pursuant to the first sentence of this Section 4.04(b) (or to the extent such forms do not establish a complete exemption from such withholding). Notwithstanding anything to the contrary contained in the preceding sentence and except as set forth in Section 12.04(b), each Borrower agrees to indemnify each Bank in the manner set forth in Section 4.04(a) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

                  Section 5.  Conditions Precedent.

                  5.01 Conditions to Loans on the Initial Borrowing Date. The obligation of each Bank to make Loans, and the obligation of BTCo to issue Letters of Credit, in each case on the Initial Borrowing Date is subject at the time of the making of such Loans or the issuance of such Letters of Credit to the satisfaction of the following conditions:

                  (a) Execution of Agreement; Notes. On or prior to the Initial Borrowing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Banks the appropriate A Term Note, B Term Note and/or Revolving Note executed by the appropriate Borrower, and to BTCo the appropriate Swingline Notes executed by the appropriate Borrower, in each case in the amount, maturity and as otherwise provided herein.

                  (b) Officer's Certificate. On the Initial Borrowing Date, the Administrative Agent shall have received a certificate dated the Initial Borrowing Date signed by the President or any Vice President of Silgan stating that all of the applicable conditions in Sections 5.01(f), (g), (m), (n) and (o), 5.03 and 5.04 have been satisfied on such date.

                  (c) Opinions of Counsel. On the Initial Borrowing Date, the Administrative Agent shall have received (i) from Winthrop, Stimson, Putnam & Roberts, counsel to the Borrowers, an opinion addressed to the Administrative Agent, the Co-Arrangers and each of the Banks and dated the Initial Borrowing Date covering the matters set forth in Exhibit E and such other matters incident to the transaction contemplated herein as the Co-Arrangers may reasonably request and (ii) from local counsel reasonably satisfactory to the Co-Arrangers opinions each of which shall be in form and substance satisfactory to the Co-Arrangers and shall cover the perfection of the security interests granted pursuant to the Security Documents and such other matters incident to the transactions contemplated herein as the Co-Arrangers may reasonably request.

                  (d) Corporate Documents; Proceedings. (i) On the Initial Borrowing Date, the Administrative Agent shall have received a certificate, dated the Initial Borrowing Date, signed by the President or any Vice President of each Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the Certificate of Incorporation and By-Laws of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be acceptable to the Co-Arrangers in their reasonable discretion.

                  (ii) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement, the other Credit Documents and the Acquisition Documents shall be satisfactory in form and substance to the Co-Arrangers and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Co-Arrangers reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

                  (e) Plans; Shareholders' Agreements; Management Agreements; Debt Agreements. On the Initial Borrowing Date, there shall have been delivered to the Administrative Agent true and correct copies, certified as true and complete by an appropriate officer of Silgan of
         (i) the most recent IRS Form 5500, Schedule B ("Actuarial Information") for each Plan, (ii) all agreements entered into by Holdings or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"), (iii) all agreements with members of, or with respect to, the management of Holdings or any of its Subsidiaries (collectively, the "Management Agreements") and (iv) all agreements evidencing or relating to Indebtedness of Holdings or any of its Subsidiaries which is to remain outstanding after giving effect to the incurrence of Loans on the Initial Borrowing Date if the aggregate principal amount of the respective Indebtedness exceeds (or upon utilization of any unused commitments may exceed) $100,000 (collectively, the "Debt Agreements"); all of which Shareholders' Agreements, Management Agreements and Debt Agreements shall be in form and substance satisfactory to the Co-Arrangers and shall be in full force and effect on the Initial Borrowing Date.

                  (f) Repayment and Termination of Commitments under the Existing Credit Agreements. On the Initial Borrowing Date and concurrently with the consummation of the Acquisition and the incurrence of Term Loans and Revolving Loans, the total commitments under the Existing Credit Agreement shall have been terminated, and all loans thereunder shall have been repaid in cash in full, together with all accrued interest and fees thereon, all letters of credit (other than the Existing Letters of Credit, if any) issued thereunder shall have been terminated, and all other amounts owing pursuant to the Existing Credit Agreement shall have been repaid in full. The Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this Section 5.01(f) have been satisfied on such date.

                  (g) The Acquisition. On or prior to the Initial Borrowing Date, the Banks shall have received true and correct copies of the Acquisition Documents, which Acquisition Documents shall be in the form executed on June 2, 1995, with such changes, if any, thereto as shall be in form and substance satisfactory to the Co-Arrangers and the Required Banks. Each of the conditions precedent to the consummation of the Acquisition shall have been satisfied, and not waived except with the consent of the Co-Arrangers and the Required Banks, to the satisfaction of the Co-Arrangers and the Required Banks. The representations and warranties set forth in the Acquisition Documents shall be true and correct in all material respects as if made on and as of the Initial Borrowing Date. On the Initial Borrowing Date, the
         Acquisition shall have been consummated in accordance with the Acquisition Documents and all applicable laws. The assets constituting the Acquired Business (other than the St. Louis Assets) shall have been purchased by Containers and AN Can free and clear of all Liens other than Permitted Liens.

                  (h) Guaranties. (i) On the Initial Borrowing Date, Holdings shall have duly authorized, executed and delivered a Second Amended and Restated Holdings Guaranty in the form of Exhibit G-1 (as modified, supplemented or amended from time to time, the "Holdings Guaranty"), and the Holdings Guaranty shall be in full force and effect.

                  (ii)  On  the  Initial   Borrowing   Date,   each  of  Silgan,
         Containers, Plastics, DM Can and AN Can shall have duly authorized, executed and delivered a Second Amended and Restated Borrowers Guaranty in the form of Exhibit G-2 (as modified, supplemented or amended from time to time, the "Borrowers Guaranty"), and the Borrowers Guaranty shall be in full force and effect.

                  (i) Contribution Agreement. On the Initial Borrowing Date, AN Can shall have duly authorized, executed and delivered a counterpart to the Contribution Agreement, whereby AN Can shall become a party to, and bound by all of the terms and conditions of, the Contribution Agreement, and Schedule I to the Contribution Agreement shall be modified to reflect the new payment percentages of the parties thereto in a manner satisfactory to the Co-Arrangers and the Required Banks, and the Contribution Agreement shall be in full force and effect.

                  (j) Pledge Agreements. (i) On the Initial Borrowing Date, (i) Silgan shall have duly authorized, executed and delivered an amendment to the Silgan Pledge Agreement in the form of Exhibit H-1, (ii) the Silgan Pledge Agreement, as so amended, shall be in full force and effect, (iii) no filings, recordings, registrations or other actions shall be necessary or desirable to maintain the perfection and priority of the security interests granted pursuant thereto in the Pledge Agreement Collateral covered thereby and (iv) all the Pledged Securities referred to therein then owned by Silgan (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, shall have been delivered to the Collateral Agent, as Pledgee.

                  (ii) On the Initial Borrowing Date, (i) Containers, Plastics, DM Can and AN Can shall have duly authorized, executed and delivered an amendment to the Subsidiaries Pledge Agreement in the form of Exhibit H-2, (ii) the Subsidiaries Pledge Agreement, as so amended, shall be in full force and effect, and AN Can shall have become a party to, and bound by all of the terms and conditions of, the Subsidiaries Pledge Agreement, (iii) no filings, recordings, registrations or other actions shall be necessary or desirable to maintain the perfection and priority of the security interests granted pursuant thereto in the Pledge Agreement Collateral covered thereby and (iv) all the Pledged Securities referred to therein then owned by each such Credit Party,
         (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities (including, but not limited to, the capital stock of AN Can), shall have been delivered to the Collateral Agent, as Pledgee.

                  (iii) On the Initial Borrowing Date, (i) Holdings shall have duly authorized, executed and delivered an amendment to the Holdings Pledge Agreement in the form of Exhibit H-3, (ii) the Holdings Pledge Agreement, as so amended, shall be in full force and effect, (iii) no filings, recordings, registrations or other actions shall be necessary or desirable to maintain the perfection and priority of the security interest granted pursuant thereto in the Pledge Agreement Collateral covered thereby and (iv) all the Pledged Securities referred to therein then owned by Holdings (x) endorsed in blank in the case of promissory notes constituting Pledged Securities and (y) together with executed and undated stock powers in the case of capital stock constituting Pledged Securities, shall have been delivered to the Collateral Agent, as Pledgee.

                  (k) Security Agreement. On the Initial Borrowing Date, (i) Containers, Plastics, DM Can and AN Can shall have duly authorized, executed and delivered an amendment to the Security Agreement in the form of Exhibit I, (ii) the Security Agreement, as so amended, shall be in full force and effect, and AN Can shall have become a party to, and bound by all of the terms and conditions of, the Security Agreement, and (iii) except as provided below in this Section 5.01(k), no filings, recordings, registrations or other actions shall be necessary or desirable to maintain the perfection and priority of the security interest granted pursuant to the Security Agreement in the Security Agreement Collateral covered thereby. On the Initial

         Borrowing Date, there shall have been delivered to the Collateral Agent the following documents:

                           (1) proper  Financing  Statements  (Form UCC-1 or the
                  appropriate equivalent) fully executed for filing under the UCC of each jurisdiction as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement in the Security Agreement Collateral owned by AN Can and, to the extent acquired as part of the Acquisition, Containers;

                           (2) certified  copies of Requests for  Information or
                  Copies (Form UCC-11), or equivalent reports, listing all effective Financing Statements that name Silgan and its Subsidiaries (including AN Can and the predecessor company that owned the Security Agreement Collateral comprised of the Acquired Business prior to the consummation of the Acquisition), in each case as debtor and that are filed in the jurisdictions referred to in said clause (1) above, together with copies of such other Financing Statements that name Silgan or any of its Subsidiaries as debtor (none of which shall cover the Security Agreement Collateral except to the extent evidencing Permitted Liens);

                           (3) evidence of the completion of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement; and

                           (4) evidence that all other actions  necessary or, in
                  the opinion of the Collateral Agent, desirable to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

                  (l) Mortgages; Title Insurance; Surveys; etc. (i) On the Initial Borrowing Date, the Collateral Agent shall have received fully executed counterparts of amendments (the "Mortgage Amendments"), in form and substance satisfactory to the Co-Arrangers, to each of the Existing Mortgages, together with evidence that counterparts of each of the Mortgage Amendments have been delivered to the title company insuring the Lien on the Existing Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to maintain a valid and enforceable first priority mortgage lien on the Existing Mortgaged Properties in favor of the Collateral Agent for the benefit of the Secured Creditors; and the Collateral Agent shall have received either endorsements to the existing Mortgage Policies or new Mortgage Policies assuring the Collateral Agent that each Existing Mortgage is a valid and enforceable first priority mortgage lien on the respective Existing Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances.

                  (ii) On the Initial Borrowing Date, the Collateral Agent also shall have received:

                           (x) fully executed counterparts of New Mortgages covering such of the Real Property owned or leased by any Borrower, by DM Can or by AN Can as shall be designated as such on Schedule III (each a "New Mortgaged Property" and, collectively, the "New Mortgaged Properties"), together with evidence that counterparts of the New Mortgages have been delivered to the title insurance company insuring the Lien of the New Mortgages for recording in all places to the extent necessary or desirable, in the judgment of the Collateral Agent, effectively to create a valid and enforceable first priority mortgage Lien (subject to Permitted Encumbrances relating thereto) on each New Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors;

                           (y) Mortgage Policies on each New Mortgaged  Property
                  issued by title insurers reasonably satisfactory to the Collateral Agent in amounts satisfactory to the Collateral Agent and assuring the Collateral Agent that the New Mortgages are valid and enforceable first priority mortgage Liens on the respective New Mortgaged Properties, free and clear of all defects and encumbrances except Permitted Encumbrances and such Mortgage Policies shall otherwise be in form and substance satisfactory to the Collateral Agent and shall include, as appropriate, an endorsement for future advances under this Agreement and the Notes and for any other matter that the Collateral Agent in its discretion may reasonably request, shall not include an exception for mechanics' liens, and shall provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may request; and

                           (z) a survey,  in form and substance  satisfactory to
                  the Collateral Agent, of each owned New Mortgaged Property, certified by a licensed professional surveyor reasonably satisfactory to the Collateral Agent.

                  (m) Adverse Change, etc. (i) On the Initial Borrowing Date, nothing shall have occurred (and neither the Co-Arrangers nor the Banks shall have become aware of any facts or conditions not previously known) which the Co-Arrangers or the Required Banks shall determine has, or could have, a material adverse effect on the rights or remedies of the Administrative Agent, the Co-Arrangers or the Banks,
         or on the ability of any Credit Party to perform its obligations to the Administrative Agent, the Co-Arrangers and the Banks or which has, or could have, a materially adverse effect on the Acquired Business or the business, operations, property, assets, condition (financial or otherwise) or prospects of any Credit Party or of any Credit Party and its Subsidiaries taken as a whole.

                  (ii) On or prior to the Initial Borrowing Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the Transaction and the transactions contemplated by the Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the Transaction or the other transactions contemplated by the Credit Documents and the Acquisition Documents and otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Transaction, the transaction contemplated by the Credit Documents and the Acquisition Documents, the making of the Loans or issuance of Letters of Credit.

                  (iii) No consents or approvals shall be required to be obtained by Holdings or any of its Subsidiaries from the holders of the Holdings Debentures or the Silgan Subordinated Notes in connection with the consummation of the Transaction, the entering into of this Agreement or any of the other documents referred herein (including, without limitation, the amendments to the Contribution Agreement or any of the Security Documents) and the incurrence of all Loans hereunder. The full amount of the Loans (assuming the utilization of the Total Commitment) may be incurred under the Holdings Debentures and the Silgan Subordinated Notes, and all Obligations incurred hereunder and under the other Credit Documents constitute "senior indebtedness" for purposes of the Holdings Debentures and the Silgan Subordinated Notes. The Co-Arrangers shall have received evidence (including appropriate legal opinions and a certificate of the chief financial officer of Silgan) in form, scope and substance satisfactory to them that the matters set forth in this clause (iii) have been satisfied.

                  (n) Litigation. On the Initial Borrowing Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith or the transactions contemplated hereby, or with respect to the Transaction (except as disclosed in a letter dated July 24, 1995 from Blecher & Collins to Containers, a copy of which letter has been previously distributed to the Banks (the "Blecher Letter")) or which the Co-Arrangers or the Required Banks shall determine could have a materially adverse effect on the Transaction, the Acquired Business, or on the business, operations, property, assets, condition (financial or otherwise) or prospects of the Acquired Business, any Credit Party or of any Credit Party and its Subsidiaries taken as a whole.

                  (o) Fees, etc. On the Initial Borrowing Date, Holdings and each Borrower shall have paid to the Administrative Agent, the Co-Arrangers and the Banks all costs, fees and expenses (including, without limitation, legal fees and expenses) payable to the
         Administrative Agent, the Co-Arrangers and the Banks or payable in respect of the Transaction to the extent then due.

                  (p)  Solvency  Certificate;  Environmental  Analyses.  On  the
         Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent (i) a solvency certificate in the form of Exhibit J from the chief financial officer of Silgan, dated the Initial Borrowing Date, setting forth the conclusion that, after giving effect to the Transaction and the incurrence of all financings contemplated herein, Silgan and its Subsidiaries (on a consolidated basis) and each Borrower (on a stand alone basis) is not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in their businesses and will not have incurred debts beyond their ability to pay such debts as they mature and become due, and (ii) Phase I environmental assessments from Park Environmental Corporation covering the Real Property acquired or leased by Containers and AN Can pursuant to the Acquisition, the results of which shall be in form and substance satisfactory to the Co-Arrangers and the Required Banks.

                  (q) Notices to Holders of Certain Indebtedness and to the Collateral Agent. (i) On the Initial Borrowing Date, Holdings shall have delivered to the trustee under the Holdings Debenture Indenture, notice to the effect that this Agreement (and only this Agreement) constitutes the "Silgan Amended Credit Agreement" (as defined in the Holdings Debenture Indenture), and Holdings shall have taken all other action as may be necessary or, in the opinion of the Co-Arrangers desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Silgan Amended Credit Agreement" under the Holdings Debenture Indenture.

                  (ii) On the Initial Borrowing Date, Silgan shall have delivered to the trustee under the Silgan Subordinated Notes Indenture, notice to the effect that this Agreement (and only this Agreement) constitutes the "Amended Credit Agreement" (as defined in the Silgan Subordinated Notes Indenture), and Silgan shall have taken all other action as may be necessary or, in the opinion of the Co-Arrangers desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Amended Credit Agreement" under the Silgan Subordinated Notes Indenture.

                  (iii) On the Initial Borrowing Date, Silgan shall have delivered to the holders of the Existing Senior Secured Notes and the Issuing and Paying Agent with respect thereto, an irrevocable notice to the effect that all outstanding Existing Senior Secured Notes shall be repaid in full on the Existing Senior Secured Notes Redemption Date, and Silgan shall have taken all other action as may be necessary, or in the opinion of the Co-Arrangers desirable, to ensure that all outstanding Existing Senior Secured Notes are repaid in full by such date.

                  (iv) On the  Initial  Borrowing  Date,  each of  Holdings  and
         Silgan shall have delivered to the Collateral Agent notice to the effect that the Indebtedness incurred under this Agreement refinances the Indebtedness incurred under the Existing Credit Agreement and that the Indebtedness incurred under this Agreement shall be treated as issued under the "Credit Agreement" (as defined in each of the Security Documents), and shall have taken all other action as may be necessary or, in the opinion of the Co-Arrangers desirable, to ensure that this Agreement is entitled to all the rights and benefits afforded the "Credit Agreement" under each of the Security Documents.

                  (v) On the Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent evidence in form, scope and substance satisfactory to the Co-Arrangers that the matters set forth in this
         Section 5.01(q) have been satisfied as of such date.

                  (r) Consent Letter. On the Initial Borrowing Date, the Administrative Agent shall have received a letter from CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, substantially in the form of Exhibit K, indicating its consent to its appointment by each Credit Party as its agent to receive service of process as specified in this Agreement and the other Credit Documents.

                  (s) Financial Projections; Pro Forma Balance Sheet. On or prior to the Initial Borrowing Date, there shall have been delivered to each Co-Arranger (i) detailed projected financial statements for Silgan and its Subsidiaries for the period through December 31, 2001 (the "Projections"), which Projections shall reflect the forecasted financial condition and results of operations of Silgan and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby and
         (ii) an estimated consolidated balance sheet as of July 31, 1995 of Holdings and its Subsidiaries after giving effect to the Transaction and the related financing thereof and the other transactions contemplated hereby, which Projections and balance sheet shall be in form and substance satisfactory to the Co-Arrangers and the Required Banks. There are no statements or conclusions in any of the Projections which are based upon or include information known to any Borrower to be misleading in any material respect or which fail to take into account material information regarding the matters reported therein. On the Initial Borrowing Date, each Borrower believes that the Projections were reasonable and attainable, it being recognized, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered thereby may differ from the projected results and that the differences may be material.

                  (t) Initial Borrowing Base Certificate and Report of Inventory and Accounts Receivable. On the Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent the initial Borrowing Base Certificate and the initial Inventory and Accounts Receivable Report meeting the requirements of Section 7.01(i) and, after giving effect to the incurrence of Revolving Loans and the Letter of Credit Outstandings, if any, on the Initial Borrowing Date, no Borrowing Base Deficiency shall exist.

                  (u) Tax Sharing Agreement. On the Initial Borrowing Date, AN Can shall have duly authorized, executed and delivered a counterpart to the Tax Sharing Agreement whereby AN Can shall have become a party to, and be bound by all of the terms of, the Tax Sharing Agreement, and the Tax Sharing Agreement, as so amended, shall be in full force and effect. On the Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent a true and correct copy of the Tax Sharing Agreement as amended through such date, and the Tax Sharing Agreement, as so amended, shall be in form and substance satisfactory to the Co-Arrangers and the Required Banks.

                  (v) Insurance. On the Initial Borrowing Date, Silgan shall have delivered to the Administrative Agent certificates from the respective insurer with respect to each insurance policy listed in
         Schedule IV, which certificates shall name the Collateral Agent as an additional insured and/or loss payee and shall state that such insurance shall not be cancelled without at least 30 days' prior written notice by the respective insurer to the Collateral Agent.

                  (w) Intercompany Agency Agreements. (i) On the Initial Borrowing Date, Containers and AN Can shall have duly authorized, executed and delivered to the Administrative Agent and the Co-Arrangers a true and correct copy of the AN Can Intercompany Agency Agreement, which shall be in form and substance satisfactory to the Co-Arrangers and shall be in full force and effect.

                  (ii) On the Initial  Borrowing  Date, the DM Can  Intercompany
         Agency Agreement shall be in full force and effect, and the Administrative Agent shall have received a true and correct copy of the DM Can Intercompany Agency Agreement.

                  5.02 Conditions to A Term Loans on the Second Term Loan Borrowing Date and on the Third Term Loan Borrowing Date. The obligations of each Bank to make A Term Loans on the Second Term Loan Borrowing Date and on the Third Term Loan Borrowing Date are subject, at the time of such Credit Event, to the satisfaction of the following conditions:

                  (a) Repayment of Existing Senior Secured Note. On the Second Term Loan Borrowing Date and on the Third Term Loan Borrowing Date, and concurrently with the incurrence of A Term Loans on each such date, Silgan shall deliver the proceeds of such A Term Loans to the Issuing and Paying Agent, to be held by the Issuing and Paying Agent pursuant to the Issuing and Paying Agency Agreement for the holders of the Existing Senior Secured Notes to repay outstanding Existing Senior Secured Notes on the immediately succeeding Business Day, together with all accrued interest and fees thereon and any prepayment premium associated therewith and all other obligations with respect thereto that are outstanding under the Existing Senior Secured Note Agreement.

                  (b) No Specified Default. There shall exist no Default or Event of Default under Section 9.01 or 9.05.

                  (c) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing with respect to such Borrowing of A Term Loans meeting the requirements of Section 1.03(a).

                  5.03 Conditions to Revolving Loans and Letters of Credit on and after the Initial Borrowing Date. The obligation of each Bank to make Revolving Loans, and of BTCo to make Swingline Loans and to issue Letters of Credit, on and after the Initial Borrowing Date is subject, at the time of each such Credit Event, to the satisfaction of the following condition:

                  (a) No Borrowing Base Deficiency. On the date of such Credit Event, based on the Borrowing Base Certificate last required to be delivered pursuant to Section 7.01(i) and after giving effect to the occurrence of such Credit Event on such date, no Borrowing Base
         Deficiency shall be in existence. In addition, on the date of such Credit Event, an authorized officer of the respective Borrower shall have certified that, after giving effect to the occurrence of such Credit Event on such date and after giving effect to any change in the Borrowing Base since the date of the Borrowing Base Certificate last delivered to each Bank, there is no reason to believe that a Borrowing Base Deficiency will exist.

                  5.04 Conditions to All Credit Events. The obligation of each Bank to make any Loans (including, without limitation, Loans of the types described in Sections 5.01 and 5.03, but excluding Loans of the type described in Section 5.02), and of BTCo to issue any Letters of Credit, is subject at the time of each such Credit Event, to the satisfaction of the following conditions:

                  (a) No Default. There shall exist no Default or Event of Default.

                  (b) Representations and Warranties. All representations and warranties contained herein and in the other Credit Documents shall be true and correct in all respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event.

                  (c) Notice of Borrowing; Letter of Credit Request. The Administrative Agent shall have received a Notice of Borrowing with respect to such Borrowing of Loans (excluding Swingline Loans and Mandatory Borrowings) meeting the requirements of Section 1.03(a) or a Letter of Credit Request for such issuance of a Letter of Credit meeting the requirements of Section 2.03, as the case may be. Prior to the making of any Swingline Loans, BTCo shall have received the notice required by Section 1.03(b)(i).

                  (d) Subsequent Legal Opinions. If, at the time of any Credit Event subsequent to the Initial Borrowing Date, the Administrative Agent, any Co-Arranger or the Required Banks shall have reasonably requested same, the Administrative Agent shall have received from counsel (who shall be Winthrop, Stimson, Putnam & Roberts or such other counsel reasonably satisfactory to the Administrative Agent and the Co-Arrangers) for the Borrowers an opinion in form and substance satisfactory to the Administrative Agent, the Co-Arrangers and the Required Banks, addressed to the Administrative Agent, the Co-Arrangers and each of the Banks and dated the date of such Credit Event, covering such of the matters set forth in the opinions of counsel required to be delivered pursuant to this Section 5 as the Administrative Agent, such Co-Arranger or the Required Banks shall specify or such other matters incident to the transactions contemplated herein as the Administrative Agent, such Co-Arranger or the Required Banks may reasonably request.

                  (e) No Future Advances Notice. Neither the Administrative Agent nor any Bank shall have received notice from any Credit Party pursuant to ss. 443.055 of the Missouri Revised Statutes to the effect that any Credit Party elects to terminate the operation of any Mortgage or Additional Security Document, as the case may be, as security for future advances made under this Agreement.

The acceptance of the benefits of each Credit Event (and the occurrence of the Initial Borrowing Date) shall constitute a representation and warranty by each of the Borrowers to each of the Banks that all the applicable conditions specified in this Section 5 are satisfied as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in this
Section 5, unless otherwise specified, shall be delivered to the Administrative Agent at the Administrative Agent's Notice Office for the account of each of the Banks and, except for the Notes, in sufficient counterparts or copies for each of the Banks and shall be satisfactory in form and substance to the Required Banks.

                  Section 6. Representations, Warranties and Agreements. In order to induce the Banks to enter into this Agreement and to make the Loans and issue or participate in Letters of Credit, each of the Borrowers makes the following representations, warranties and agreements, in each case after giving effect to the Transaction, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and the issuance of the Letters of Credit, with the occurrence of each Credit Event on and after the Initial Borrowing Date being deemed to constitute a representation and warranty that the matters specified in this Section 6 are true and correct on and as of the Initial Borrowing Date and on the date of each such Credit Event; provided, that each of Containers and Plastics makes the following representations, warranties and agreements only as to itself and its Subsidiaries:

                  6.01  Corporate  Status.  Each  Credit  Party  and each of its
Subsidiaries (i) is a duly organized and validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (ii) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified as a foreign corporation and in good standing in each jurisdiction where the ownership, leasing or operation of property or the conduct of its business requires such qualification, except in those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  6.02 Corporate Power and Authority. Each Credit Party has the corporate power and authority to execute, deliver and carry out the terms and provisions of each of the Credit Documents and the Acquisition Documents to which it is party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of each of such Credit Documents and Acquisition Documents. Each Credit Party has duly executed and delivered each of the Credit Documents and the Acquisition Documents to
which it is party and each of such Credit Documents and Acquisition Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally and by equity principles (regardless of whether enforcement is sought in equity or at law).

                  6.03 No Violation. Neither the execution, delivery or performance by any Credit Party of any Document to which it is a party, nor compliance by it with any of the terms and provisions thereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of such Credit Party or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which such Credit Party or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject (other than the Existing Senior Secured Note Documents) or (iii) will violate any provision of the Certificate of Incorporation or By-Laws of such Credit Party or any of its Subsidiaries.

                  6.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and except for any filings of financing statements, mortgages and other documents required by the Security Documents, all of which have been made), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document or (ii) the legality, validity, binding effect or enforceability of any such Document.

                  6.05 Pledge Agreements. The security interests created in favor of the Collateral Agent for the benefit of the respective Secured Creditors under the Pledge Agreements secure the Secured Obligations and constitute first priority perfected security interests in the respective Pledge Agreement Collateral subject to no Lien of any other Person. No consents, filings or recordings are required in order to perfect, and/or maintain the perfection and priority of, the security interests purported to be created by the Pledge Agreements.

                  6.06 Security Agreement; Mortgages; Real Property. (a) The Security Agreement creates, in favor of the Collateral Agent for the benefit of the respective Secured Creditors as security for the Secured Obligations, a valid and enforceable perfected security interest in and Lien on all of the Security Agreement Collateral referred to therein, as may be perfected by the filing of financing statements or by the taking of possession by the Collateral Agent, superior to and prior to the rights and Liens of all third Persons (except that the security interests created by the Security Agreement may be subject to the Permitted Liens on the assets of the respective assignor thereunder and Liens permitted to exist under Sections 8.01(i), (ii), (viii) and, in the case of any assets acquired pursuant to a Permitted Acquisition, Section 8.01(ix)). Except as have been obtained or made, no consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the Security Agreement. At the time of the granting of any security interests pursuant to the Security Agreement, the respective assignor thereunder shall have good and marketable title to all Security Agreement Collateral referred to therein free and clear of all Liens except those described above in this Section 6.06.

                  (b) The Mortgages (as amended by the Mortgage Amendments, and including the New Mortgages) create, as security for the Secured Obligations, a valid and enforceable perfected security interest in and Lien on all of the respective Mortgaged Properties, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, superior to and prior to the rights and Liens of all third persons (except that the security interests created by the Mortgages may be subject to the respective Permitted Encumbrances and Liens permitted to exist under Sections 8.01(i), (ii), (vii), (viii) and, in the case of any Real Property acquired pursuant to a Permitted Acquisition, Section 8.01(ix)). No consents, filings or recordings are required to maintain the perfection and priority of the security interests purported to be created by the Mortgages, except for the filings and recordings of the Mortgage Amendments and the New Mortgages. At the time of the granting of any Mortgage, the respective mortgagor shall have good and marketable title (subject to the respective Permitted Encumbrances) to all Mortgaged Properties covered thereby, free and clear of Liens except those described in the second preceding sentence. Schedule III sets forth all Real Property owned and leased (beneficially or otherwise) by each Credit Party (all as indicated therein).

                  (c) The Additional Security Documents, after the execution and delivery thereof, will create, in favor of the Collateral Agent for the benefit of the respective Secured Creditors, as security for the Secured Obligations, a valid and enforceable perfected security interest in and Lien on all of the Additional Collateral, superior to and prior to the rights and Liens of all third Persons (except that the security interests created by the Additional Security Documents may be subject to such Liens as are existing on the date of execution of such Additional Security Documents and permitted under Section 8.01). The respective Credit Party will have good and marketable title to the respective Additional Collateral, free and clear of all Liens, except those described in the preceding sentence.

                  6.07 Financial Statements; Financial Condition; etc. (a) The statements of consolidated and consolidating financial condition of each of Holdings and its Consolidated Subsidiaries and Silgan and its Consolidated Subsidiaries at December 31,

1994 and March 31, 1995 and the related consolidated and consolidating statements of income and cash flow of each of Holdings and its Consolidated Subsidiaries and Silgan and its Consolidated Subsidiaries for the fiscal year and three-month period ended on such date, as the case may be (which (x) in the case of the financial statements for the fiscal year ended on December 31, 1994, have been certified by nationally recognized independent certified public accountants satisfactory to the Co-Arrangers and (y) in the case of all such financial statements, have heretofore been furnished to the Banks), present fairly the financial position of each of Holdings and its Consolidated
Subsidiaries and Silgan and its Consolidated Subsidiaries at the date of such statements and for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles and practices consistently applied. Since December 31, 1994, and after giving effect to the Transaction, there has been no material adverse change in the operations, business, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  (b) On the Initial Borrowing Date and after giving effect to the transactions and financings contemplated hereby and in the Documents, (i) the sum of the assets of each of Holdings and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis), at a fair valuation, will exceed its respective liabilities, including contingent liabilities, (ii) each of Holdings and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis) will have sufficient capital with which to conduct its respective businesses and (iii) each of Holdings and its Subsidiaries (taken as a whole) and each Borrower (on a stand alone basis) will not have incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 6.07(b), "debt" means any liability on a claim, and "claim" means (x) any right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (y) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

                  (c) Except as fully disclosed in the financial statements delivered pursuant to Section 6.07(a), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Holdings or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due), which, either individually or in the aggregate, would be material to Holdings or its Subsidiaries. As of the Initial Borrowing Date, each Borrower knows of no Material Loss Contingency (as defined in Statements of Financial Accounting Standards No. 5) as to Holdings or its Subsidiaries.

                  6.08 Litigation. There are no actions, suits, investigations or proceedings pending or, to the best of the knowledge of any Borrower, threatened (i) with respect to any Document or the Transaction (except as disclosed in the Blecher Letter) or (ii) that are reasonably likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  6.09 True and Complete Disclosure. To the best of each Borrower's knowledge after due inquiry, this Agreement and all other written information furnished to the Banks by or on behalf of the Borrowers in connection herewith did not taken as a whole contain any untrue statement of material fact or omit to state a material fact necessary in order to make the information contained herein and therein not misleading.

                  6.10 Use of Proceeds; Margin Regulations. (a) All proceeds of the Term Loans shall be used (i) to finance the repayment of amounts owing pursuant to the Existing Credit Agreement and the Existing Senior Secured Note Agreement, (ii) to finance the purchase price of the Acquisition, and (iii) to pay the fees and expenses incurred in connection with the Transaction.

                  (b) The proceeds of all Revolving Loans and Swingline Loans incurred by Containers or Plastics, as the case may be, shall be utilized by Containers or Plastics, as the case may be, for its general corporate purposes and for the general corporate purposes of its respective Subsidiaries, including the payment of Dividends, the repayment of certain Indebtedness the financing of Permitted Acquisitions and the St. Louis Facility Acquisition and the making of advances to the extent and for the purposes permitted pursuant to Sections 8.03,
8.05 and 8.06.

                  (c) No part of the proceeds of any Loan will be used by any Borrower or any Subsidiary thereof to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

                  6.11 Tax Returns and Payments. Each of the Borrowers and each of its Subsidiaries has filed all federal tax returns and material state tax returns required to be filed by it and has paid all income taxes payable by it which have become due pursuant to such tax returns and all other taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. Each of the Borrowers and each of its Subsidiaries has paid, or has provided adequate reserves (in the good faith judgment of the management of such Borrower) for the payment of, all federal and state income taxes applicable for all prior fiscal years and for the current fiscal year to the date hereof.

                  6.12 Compliance with ERISA. Each Plan is in substantial compliance with ERISA and the Code; no Plan is insolvent or in reorganization; no Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has an Unfunded Current Liability; and no Plan has an accumulated or waived funding deficiency or has applied for an extension of any amortization period within the meaning of Section 412 of the Code; no Borrower nor any Subsidiary of any Borrower nor any ERISA Affiliate has incurred any liability to or on account of a Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) pursuant to Section 4062, 4063 or 4064 of ERISA or a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) pursuant to
Section 515, 4201 or 4204 of ERISA; no proceedings have been instituted to terminate any Plan; and no condition exists which presents a material risk to any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to any of the foregoing Sections of ERISA or the Code; no lien imposed under the Code or ERISA on the assets of any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and each of the Borrowers and their Subsidiaries may terminate contributions to any other employee benefit plans maintained by them (except as provided pursuant to collective bargaining agreements) without incurring any material liability to any person interested therein other than with respect to benefits accrued prior to the date of termination. Notwithstanding anything to the contrary contained in this Section 6.12, all representations and warranties made in this Section
6.12 with respect to a Plan that is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall be to the best knowledge of the Borrowers.

                  6.13 Capitalization. On the Initial Borrowing Date: (a) the authorized capital stock of Silgan consists of (i)(x) 1,000 shares of Class A common stock, $.01 par value per share, of which one share is issued and outstanding and owned of record by Holdings, (y) 1,000 shares of Class B common stock, $.01 par value per share, of which one share is issued and outstanding and owned of record by Holdings and (z) 1,000 shares of Class C common stock, $.01 par value per share, of which no shares are issued and outstanding and (ii) 1,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding;

                  (b) the authorized capital stock of Containers consists of (i) 15,000 shares of common stock, $.01 par value per share, of which 13,764 shares are issued and outstanding and owned of record by Silgan and (ii) 1,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding;

                  (c) the authorized capital stock of Plastics consists of (i) 15,000 shares of common stock, $.01 par value per share, of which 13,800 shares are issued and outstanding and owned of record by Silgan and (ii) 1,000 shares of preferred stock, $1.00 par value per share, of which no shares are issued and outstanding;

                  (d) the authorized capital stock of DM Can consists of 100 shares of common stock, no par value, all of which shares are issued and outstanding and owned of record by Containers; and

                  (e) the authorized capital stock of AN Can consists of 1000 shares of common stock, no par value, of which shares 100 are issued and outstanding and owned of record by Containers.

All such outstanding shares of capital stock of Silgan, Containers, Plastics, DM Can and AN Can have been duly and validly issued, are fully paid and non-assessable. None of the Borrowers has outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock, except (i) options in respect of up to 1,200 shares of common stock of Containers granted to certain employees of Containers (the "Containers Employee Stock Options") pursuant to certain stock option agreements (the "Containers Stock Option Agreements") and the obligation of Containers to make certain payments in respect of the stock appreciation rights granted in connection therewith, (ii) options in respect of up to 1,200 shares of the common stock of Plastics granted to certain employees of Plastics (the "Plastics Employee Stock Options") pursuant to certain stock option agreements (the "Plastics Stock Option Agreements") and the obligation of Plastics to make certain payments in respect of the stock appreciation rights granted in connection therewith, (iii) the right of Containers or Plastics as the case may be, to call, and the obligation of Containers or Plastics as the case may be, to repurchase, all but not less than all of the common stock of Containers or Plastics, as the case may be, acquired by employees of Containers or Plastics, as the case may be, through the exercise of their respective Employee Stock Options, and held by such employees at the time of their termination of employment, all as set forth in the Stock Option Agreements, and (iv) pursuant to the Second Amended and Restated 1989 Stock Option Plan of Containers and the 1994 Stock Option Plan of Plastics, in the event of a "public offering" of the common stock of Holdings or Silgan, or a "change of control" of Holdings or Silgan, Employee Stock Options shall, as more fully described therein, be converted to options to purchase common stock of Holdings, and shares previously issued upon the exercise of Employee Stock Options shall, as more fully described therein, be converted into common stock of Holdings. None of the Borrowers is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or make any payments in connection with stock appreciation rights, except as described in the immediately preceding sentence.

                  6.14 Subsidiaries. Other than Subsidiaries acquired or created pursuant to Section 8.13, (i) Silgan has no Subsidiaries other than Containers, Plastics, NRO and Subsidiaries of Containers and Plastics, (ii) Containers has no Subsidiaries other than DM

Can and AN Can and (iii) Plastics has no Subsidiaries other than Express and Canadian Holdco.

                  6.15 Compliance with Statutes, etc. (a) Each of the Credit Parties and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such statutes, regulations, orders and restrictions the failure to be in compliance with which would not, individually or in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  (b)  Each  Credit  Party  and  each of its  Subsidiaries  have complied with all applicable federal, state and local environmental laws (including, without limitation, RCRA and CERCLA), regulations and ordinances governing its business products, properties or assets with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, transportation, labeling or disposal of waste materials or process by-products for which failure to comply could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole, and none of the Credit Parties nor their Subsidiaries is liable for any material penalties, fines or forfeitures for failure to comply with any of the foregoing in the manner set forth above. All material licenses, permits or registrations required for the business of the Credit Parties and their Subsidiaries, as presently conducted, under any federal, state or local environmental laws, regulations or ordinances have been secured and each of the Credit Parties and their Subsidiaries is in substantial compliance therewith. None of the Credit Parties nor any of their Subsidiaries is in noncompliance with, breach of or default under any applicable writ, order, judgment, injunction, or decree to which any such Person is a party and which would materially and adversely affect the ability of such Person to operate its businesses or its manufacturing facilities and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a noncompliance, breach of or default thereunder which would materially and adversely affect the ability of such Person to operate its business or its manufacturing facilities. There are no legal or governmental proceedings pending or, to the best of the Borrowers' knowledge after reasonable investigation, threatened which (a) question the validity, term or entitlement of any Borrower or any of its Subsidiaries of or to any material permit, license, order or registration required for the operation of any facility which any Borrower or any of its Subsidiaries currently operates and (b) wherein an unfavorable decision, ruling or finding could have a adverse effect on the financial viability of any of its material facilities, in each case to the extent that any such proceedings could have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  (c) To the best of the Borrowers' knowledge and belief, none of the Borrowers nor any of their Subsidiaries has disposed of or otherwise discharged any hazardous waste, toxic substances or similar materials, the disposal of which could give rise to any liability under applicable environmental laws and regulations which could have a materially adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  6.16 Investment Company Act. None of the Borrowers nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  6.17 Public Utility Holding Company Act. None of the Borrowers nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  6.18 Labor Relations. None of the Credit Parties nor any of their respective Subsidiaries is engaged in any unfair labor practice that could have a material adverse effect on Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements is so pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against any Borrower or any of its Subsidiaries or, to the best knowledge of the Borrowers, threatened against any Borrower or any of its Subsidiaries and (iii) to the best knowledge of the Borrowers, no union representation question existing with respect to the employees of any Borrower or any of its Subsidiaries and, to the best knowledge of the Borrowers, no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  6.19 Patents, Licenses, Franchises and Formulas. Each of the Borrowers and its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, would result in a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  6.20 Transaction. At the time of consummation thereof, the Transaction shall have been consummated in accordance with the terms of the respective Documents and all applicable laws. At the time of consummation thereof, all consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to make or consummate the Transaction shall have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto shall have been obtained). All applicable waiting periods with respect thereto have or, prior to the time when required, will have, expired without, in all such cases, any action being taken by any competent authority which restrains, prevents, or imposes material adverse conditions upon the Transaction. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the Transaction, or the occurrence of any Credit Event or the performance by any Credit Party of its obligations under the respective Documents. All actions taken by the Credit Parties pursuant to or in furtherance of the Transaction have been taken in compliance with the respective Documents and all applicable laws.

                  6.21 Representations and Warranties in Acquisition Documents. All representations and warranties made by any Credit Party or any of its Subsidiaries set forth in each of the Acquisition Documents are true and correct in all material respects as of the time as of which such representations and warranties were made.

                  6.22 Subordination. The subordination provisions contained in all notes, debentures and other instruments entered into or issued in respect of
(i) the Holdings Debentures in the event that same become the obligations of Silgan pursuant to the terms thereof, (ii) the Silgan Subordinated Notes and
(iii) to the extent applicable, any Refinancing Indebtedness, in each case are enforceable against the issuer of the respective security and the holders thereof and the Loans and all other Obligations are within the definition of "Senior Indebtedness" contained in the Holdings Debenture Documents, the Silgan Subordinated Note Documents and, to the extent applicable, any Refinancing Indebtedness Documents.

                  Section 7. Affirmative Covenants. The Borrowers jointly and severally covenant and agree (provided that each of Containers and Plastics covenants and agrees only as to itself and its Subsidiaries) that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  7.01 Information Covenants. The respective Borrower will furnish to each Bank:

                  (a) Monthly Reports. As soon as practicable, and in any event within 30 days after the end of each calendar month of each fiscal year of Containers, Plastics and each other direct Wholly-Owned Domestic Subsidiary of Silgan, the management information reports for such month delivered to Silgan by Containers, Plastics and such other Wholly-Owned Domestic Subsidiary of Silgan, containing a monthly operating profit and loss statement for each of Containers and its Subsidiaries on a consolidated basis, Plastics and its Subsidiaries on a consolidated basis and each such other direct Wholly-Owned Domestic Subsidiary of Silgan (on a consolidated basis), a statement of working capital showing the value of inventory and the amount of liabilities and containing an accounts receivable aging schedule, and management's estimate of cash flow showing capital expenditures.

                  (b) Quarterly Financial Statements. Within 60 days (or 120 days in the case of the fourth fiscal quarter) after the close of each quarterly accounting period in each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated and consolidating statements of income and cash flow for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the chief financial officer, treasurer or controller of Silgan, subject to normal year-end audit adjustments.

                  (c)  Annual  Financial  Statements.  Within 120 days after the close of each fiscal year of Holdings, the consolidated and consolidating balance sheets of Holdings and its Consolidated
         Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income and cash flow for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year and certified, in the case of the consolidated financial statements, by independent certified public accountants of recognized national standing acceptable to the Co-Arrangers, and in the case of the consolidating financial statements, by the chief financial officer, treasurer or controller of Silgan, in each case together with a report of such accounting firm stating that in the course of its regular audit of the financial statements of Holdings and its Consolidated Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

                  (d) Management Letters. Promptly after Holdings' or Silgan's receipt thereof, a copy of any "management letter" received by Holdings or Silgan from its certified public accountants.

                  (e) Budgets; Forecasts. Within 60 days (or 120 days in the case of the fiscal year ended December 31, 1995) after the first day of each fiscal year of Holdings, (i) a budget in form and scope reasonably satisfactory to the Administrative Agent and the Co-Arrangers (including budgeted statements of income and sources and uses of cash and balance sheets) prepared by Silgan for each of the twelve months beginning on the first day of such fiscal year accompanied by the statement of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate for the period covered thereby and (ii) a forecast of operations and sources and uses of cash for the five-year period beginning on the first day of such fiscal year, setting forth the assumptions made in preparing such forecast and accompanied by the statement of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer's knowledge, the forecast is a reasonable estimate for the period covered thereby.

                  (f) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 7.01(a), (b) and (c), a certificate of the chief financial officer, treasurer or controller of Silgan to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth (A) the calculations required to establish (i) in the case of the statements delivered pursuant to Sections 7.01(a) and (b), whether the Borrowers were in compliance with the provisions of Sections 8.03, 8.09, 8.10 and 8.11, at the end of such calendar month or fiscal quarter, as the case may be, and the amount of the Retained Excess Cash Flow and Retained Net Equity Proceeds at the end of such calendar month or fiscal quarter, as the case may be, and (ii) in the case of the statements delivered pursuant to Section 7.01(c), the amount of the Excess Cash Flow for the respective fiscal year, the amount of any mandatory prepayments and/or commitment reductions required pursuant to Sections 3.03 and/or 4.02 during such fiscal year, whether the

         Borrowers were in compliance with the provisions of Sections 8.03, 8.04 and 8.08 through 8.11, inclusive, at the end of such fiscal year and the amount of the Retained Excess Cash Flow and Retained Net Equity Proceeds at the end of such fiscal year and (B) the stated "senior implied" rating, if any, issued by Standard & Poor's Ratings Group and/or Moody's Investors Service, Inc. with respect to Silgan's long-term Indebtedness as at the end of such calendar month, fiscal quarter or fiscal year, as the case may be.

                  (g) Notice of Default or Litigation. Promptly, and in any event within three Business Days after an officer of any Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental proceeding pending (x) against any Borrower or any of its Subsidiaries which could materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of any Borrower or any of its Subsidiaries or (y) with respect to any Document and (iii) any other event (including any such event relating to environmental matters) which is likely to materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of any Borrower or any of its Subsidiaries.

                  (h) Other Reports and Filings. Promptly, copies of all financial information, proxy materials and other information and reports, if any, (i) which any Borrower shall file with the Securities and Exchange Commission or any governmental agencies substituted therefor (the "SEC"), (ii) which shall be filed with the SEC with respect to the Transaction or (iii) which Silgan shall deliver to the holders of, or to the trustee with respect to, the Silgan Subordinated Notes or any Refinancing Indebtedness incurred by Silgan.

                  (i) Borrowing Base Certificate,  etc. On the Initial Borrowing
         Date and not later than 10:00 a.m. (New York time) on the twentieth day of each calendar month thereafter, Silgan shall furnish (x) an Inventory and Accounts Receivable Report of each of Containers and its Wholly-Owned Domestic Subsidiaries on a consolidated basis, Plastics and its Wholly-Owned Domestic Subsidiaries on a consolidated basis and each other direct Wholly-Owned Domestic Subsidiary of Silgan (on a consolidated basis) in the form of Exhibit L, setting forth (i) with respect to the Inventory of each of Containers and its Wholly-Owned Domestic Subsidiaries on a consolidated basis, Plastics and its Wholly-Owned Domestic Subsidiaries on a consolidated basis and each such other direct Wholly-Owned Domestic Subsidiary of Silgan (on a consolidated basis), the type (i.e., raw materials, work-in-process or finished product) and value (at the lower of cost or market value calculated on a first in - first out basis) of such Inventory, along with a list of each county and state in which any such Inventory is located and (ii) with respect to such accounts receivable of each of Containers and its Wholly-Owned Domestic Subsidiaries on
         a consolidated basis, Plastics and its Wholly-Owned Domestic Subsidiaries on a consolidated basis and each other direct Wholly-Owned Domestic Subsidiary of Silgan (on a consolidated basis), the aggregate face amount and aging schedule of such accounts receivable, in each case as of the last day of the immediately preceding month, (y) a Borrowing Base Certificate in the form of Exhibit M (each a "Borrowing Base Certificate") and (z) a report of refunds, returns and allowances allowed by each of Containers and its Wholly-Owned Domestic Subsidiaries on a consolidated basis, Plastics and its Wholly-Owned Domestic Subsidiaries on a consolidated basis and each other direct Wholly-Owned Domestic Subsidiary of Silgan (on a consolidated basis) during the immediately preceding calendar month; each of which documents shall be certified by the chief financial officer, treasurer or controller of Silgan.

                  (j)  Other   Information.   From  time  to  time,  such  other
         information or documents (financial or otherwise) as the Administrative Agent, any Co-Arranger or the Required Banks may reasonably request.

                  7.02 Books, Records and Inspections. Each of the Borrowers will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Each of the Borrowers will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent, any Co-Arranger or any Bank to visit and inspect, under guidance of officers of such Borrower or such Subsidiary, any of the properties of such Borrower or such Subsidiary, and, under guidance of officers of such Borrower or such Subsidiary, to examine the books of account of such Borrower or such Subsidiary and discuss the affairs, finances and accounts of such Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent public accountants (so long as an officer of such Borrower or Subsidiary is present), all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent, such Co-Arranger or such Bank may request. In connection with the foregoing, the Administrative Agent, the Co-Arrangers and the Banks agree to exercise their best efforts to keep any information delivered or made available by the Borrowers which the Borrowers clearly indicate to be confidential information confidential from anyone other than Persons employed or retained by the Administrative Agent, the Co-Arrangers or the Banks who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, that nothing herein shall prevent the Administrative Agent, the Co-Arrangers or the Banks from disclosing such information (a) to any actual or potential assignee or participant, provided that such assignee or participant shall be subject to this sentence, (b) upon the order of any court or administrative agency, (c) upon the request or demand of any regulatory agency or authority having jurisdiction over the Administrative Agent, the Co-Arrangers or the Banks, (d) which has been publicly disclosed, (e) in connection with any litigation, (f) to the extent reasonably required in connection with the exercise of any remedy hereunder and (g) to the Administrative Agent's, the Co-Arrangers' or the Banks' legal counsel and independent auditors in connection with the business of the Administrative Agent, the Co-Arrangers or the Banks.

                  7.03 Maintenance of Property, Insurance. Schedule IV sets forth a true and complete listing of all insurance maintained by each of the Borrowers and its Subsidiaries as of the Effective Date, with the amounts insured on the Effective Date set forth therein. Each of the Borrowers will, and will cause each of its Subsidiaries to, (i) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, (ii) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks as is consistent with prudent risk management and industry practice and (iii) furnish to each Bank, upon written request, full information as to the insurance carried.

                  7.04 Corporate Franchises. Each of the Borrowers will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this Section 7.04 shall prevent the withdrawal by any Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction where such withdrawal would not have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of any Credit Party or of any Credit Party and its Subsidiaries taken as a whole.

                  7.05 Compliance with Statutes, etc. Each of the Borrowers will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such statutes, regulations, orders and restrictions the failure to be in compliance with which would not, in the aggregate, have a material adverse effect on the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole.

                  7.06 ERISA. As soon as possible and in any event within 30 days after any Borrower or any Subsidiary of any Borrower or any ERISA Affiliate knows or has reason to know that a Reportable Event has occurred with respect to a Plan, that with respect to a Plan, an accumulated funding deficiency has been incurred or an application is to be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, that a Plan has been or is likely to be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA, that a Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) has an Unfunded Current Liability, that proceedings have been instituted or may reasonably be expected to be instituted to terminate a Plan, or that any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate will incur or is likely to incur any liability to or on account of a Plan which is a single-employer plan (as defined in Section 4001(a)(15) of ERISA) under Section 4062, 4063 or 4064 of ERISA, or which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) under Section 515, 4201 or 4204 of ERISA, such Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of such Borrower setting forth details as to such occurrence and action, if any, which such Borrower or Subsidiary or ERISA Affiliate is required or proposes to take, together with any notices required to be given to or filed with or by such Borrower or Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto. Each Borrower will deliver to the Administrative Agent, upon request by the Administrative Agent, a complete copy of the annual report (Form 5500) of each Plan that is not (i) a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or (ii) a Plan which is no longer maintained or contributed to by any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate, in each case which is required to be filed with the Internal Revenue Service. Copies of any other notices required to be delivered to the Banks hereunder shall be delivered no later than 30 days after the later of the date such report or notice has been filed with the Internal Revenue Service or the PBGC, given to Plan participants or received by any Borrower or any of its Subsidiaries or any ERISA Affiliate.

                  7.07 End of Fiscal Years; Fiscal Quarters. Each Borrower will cause (i) each of its, and each of its Subsidiaries', fiscal years to end on December 31 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on March 31, June 30, September 30 and December 31.

                  7.08 Taxes. Each of the Borrowers will, and will cause each of its Subsidiaries to, pay when due all taxes which, if not paid when due, would materially and adversely affect the business, operations, property, assets or condition (financial or otherwise) of Holdings, Holdings and its Subsidiaries taken as a whole, any Borrower or any Borrower and its Subsidiaries taken as a whole, except as contested in good faith and by appropriate proceedings if adequate reserves (in the good faith judgment of the management of Silgan) have been established with respect thereto.

                  7.09 Subsidiaries. Silgan will (i) at all times own not less than 90% of the outstanding common stock of Containers and 100% of all other outstanding capital stock of Containers and (ii) at all times own not less than 90% of the outstanding common stock of Plastics and 100% of all other outstanding capital stock of Plastics. In addition to the requirements of the immediately preceding sentence, (x) Silgan will at all times own all of the outstanding capital stock of each of Containers and Plastics, except for shares issued pursuant to the exercise of Employee Stock Options, (y) except as set forth in clause (x) above or as permitted by Section 8.06(xxiii), each Borrower will at all times own (directly or indirectly) all of the outstanding capital stock of its Subsidiaries and (z) at no time shall Containers or Plastics issue or grant, or suffer to remain outstanding, any options or stock appreciation rights which, in the aggregate, relate to (i.e., represent the right to purchase the shares, in the case of options, or the right to receive payments as a result of the appreciation attributable to the shares, in the case of stock appreciation rights) that percentage of the outstanding shares of common stock of Containers or Plastics, as the case may be, on a fully diluted basis, which equals the remainder of (x) 10% less (y) the percentage of the then outstanding common stock of Containers or Plastics, as the case may be, not owned by Silgan.

                  7.10 Additional Security; Further Assurances; etc. (a) (i) Each of the Borrowers will, and will cause each of its Wholly-Owned Domestic Subsidiaries to, grant to the Collateral Agent, for the benefit of the Banks and the other Secured Creditors described in the Security Documents, security interests and mortgages in such assets and properties of such Borrower or such Wholly-Owned Domestic Subsidiary as are not covered by the original Security Documents or as may be requested from time to time by the Required Banks (the "Additional Security Documents"). Such security interests and mortgages shall be granted pursuant to documentation satisfactory in form and substance to the Required Banks and shall (except as otherwise consented to by the Required Banks) constitute valid and enforceable perfected security interests superior to and prior to the rights of all third Persons and subject to no other Liens, except such Liens as are permitted by Section 8.01. The Additional Security Documents or other instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens, in favor of the Collateral Agent for the benefit of the respective Banks and the other respective Secured Creditors, required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full. Notwithstanding the foregoing, this Section 7.10(a) shall not apply to any operating lease permitted under Section 8.04 which by its terms prevents the respective Borrower or Wholly-Owned Domestic Subsidiary from granting a security interest therein, provided that such Borrower or Wholly-Owned Domestic Subsidiary shall use reasonable good faith efforts (x) at the time it enters into any such lease, to have any such restrictive terms eliminated and (y) if it is unsuccessful, upon any subsequent request of the Required Banks to negotiate the removal or waiver of any such provision.

                  (b) Each of the Borrowers will, and will cause each of its Subsidiaries to, at its own expense, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the collateral covered by any of the Security Documents or Additional Security Documents as the Collateral Agent may reasonably require. Furthermore, the Borrowers shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be requested by the Required Banks to assure themselves that this Section 7.10 has been complied with.

                  (c) Each of the Borrowers agrees that each action required by this Section 7.10 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by the Required Banks.

                  7.11 Foreign Subsidiaries Security. If following a change in the relevant sections of the Code and at the request of the Administrative Agent, any Co-Arranger or the Required Banks, counsel for Silgan acceptable to the Administrative Agent and the Co-Arrangers does not within 30 days after such request deliver a written opinion, in form and substance satisfactory to the Administrative Agent and the Co-Arrangers, with respect to any Foreign Subsidiary whose capital stock is owned by a Credit Party, to the effect that a pledge (x) of 66-2/3% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote and (y) of any promissory notes issued by such Foreign Subsidiary to Silgan or any other Credit Party to a Pledge Agreement, in either case would cause the earnings of such Foreign Subsidiary to be treated as a deemed dividend to such Foreign Subsidiary's United States parent, then in the case of a failure to deliver the opinion described above, that portion of such Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to a Pledge Agreement, shall be pledged to the Collateral Agent for the benefit of the Secured Creditors pursuant to the applicable Pledge Agreement.

                  7.12 Existing Senior Secured Notes Redemption. On the Existing Senior Secured Notes Redemption Date, Silgan will take all such action to redeem or otherwise repay in full on such date all then outstanding Existing Senior Secured Notes, together with all accrued and unpaid interest thereon through such date and all other amounts owing pursuant to the Existing Senior Secured Note Agreement.

                  7.13 Real Estate Appraisals. In the event that the Administrative Agent, any Co-Arranger or the Required Banks at any time after the Effective Date determine in its or their good faith discretion (as a result of events or circumstances affecting the Collateral Agent or the Required Banks after the Effective Date) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal a "Required Appraisal") are or were required to be obtained, or should be obtained, in connection with any Mortgaged Property or Mortgaged Properties, then, within 120 days after receiving written notice thereof from the Administrative Agent, such Co-Arranger or the Required

Banks, as the case may be, such Required Appraisal shall be delivered, at the expense of Silgan, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Co-Arrangers.

                  Section 8. Negative Covenants. Each of the Borrowers jointly and severally covenants and agrees (provided that each of Containers and Plastics covenants and agrees only as to itself and its Subsidiaries) that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

                  8.01 Liens. None of the Borrowers will, nor will it permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of such Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to any Borrower or any of its Subsidiaries), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 8.01 shall not prevent the creation, incurrence, assumption or existence of:

                  (i) inchoate Liens for taxes not yet due and payable, or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of Silgan) have been established;

                  (ii) Liens in respect of property or assets of any Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business, such as carriers', warehousemen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of such Borrower or any of its Subsidiaries or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

                  (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule V (Liens described in this clause (iii) are herein referred to as "Permitted Liens");

                  (iv)  Liens created pursuant to the Security Documents;

                  (v)   pledges  or  deposits  in   connection   with   worker's
         compensation,   unemployment   insurance  and  other  social   security
         legislation;

                  (vi) deposits made in the ordinary course of business (including, without limitation, surety bonds and appeal bonds) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations, provided that the aggregate amount of cash and value of non-cash collateral so deposited shall at no time exceed $2,000,000;

                  (vii) Permitted Encumbrances on the Mortgaged Properties, and easements, rights-of-way, zoning restrictions and other similar restrictions, charges or encumbrances which do not materially interfere with the ordinary conduct of the business of any Borrower or its Subsidiaries and which do not materially detract from the value of the property to which they attach or impair the use thereof to any Borrower or its Subsidiaries;

                  (viii) Liens created by virtue of capitalized lease obligations permitted pursuant to Section 8.05(ix), provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective capitalized lease;

                  (ix) Liens existing on any asset prior to the acquisition thereof pursuant to a Permitted Acquisition so long as any such Liens were not created in contemplation of such acquisition and do not extend to any other assets of Silgan or any of its Subsidiaries; and

                  (x) Liens not  otherwise  permitted by the  provisions of this
         Section 8.01 to the extent securing liabilities not in excess of $5,000,000; provided, however, that if such Liens are consensual Liens, those Liens shall not encumber properties or assets with an aggregate fair value in excess of $6,000,000.

                  8.02 Consolidation, Merger, Sale of Assets, etc. None of the Borrowers will, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials and equipment in the ordinary course of business) of any Person, or permit any of its Subsidiaries so to do any of the foregoing, except that:

                  (i) such Borrower and its Subsidiaries may make sales of inventory in the ordinary course of business and sales of other assets (other than assets constituting

         Real Property) in the ordinary course of business not in excess of $500,000 per sale;

                  (ii) such Borrower and its Subsidiaries may, in the ordinary course of business, sell equipment which is uneconomic or obsolete;

                  (iii) capital expenditures shall be permitted to the extent not in violation of Section 8.08;

                  (iv)  the Acquisition shall be permitted;

                  (v)  the St. Louis Facility Acquisition shall be permitted;

                  (vi) DM Can and/or AN Can may merge with and into Containers so long as (x) Containers is the surviving corporation of each such merger and (y) all steps are taken as may be necessary, or in the opinion of the Collateral Agent desirable, to maintain the perfection and priority of the security interest granted by DM Can and/or AN Can, as the case may be, pursuant to the respective Security Documents to which it is a party;

                  (vii) the Real Estate Sales shall be permitted so long as (x) each such sale is for fair market value (as determined in good faith by the Board of Directors of Silgan) and (y) the Net Sale Proceeds therefrom are applied in accordance with Section 4.02(f);

                  (viii)  investments  may be made to the  extent  permitted  by
         Section 8.06;

                  (ix) Silgan and its Wholly-Owned Domestic Subsidiaries may acquire the capital stock of, and Containers, Plastics and their respective Wholly-Owned Domestic Subsidiaries may acquire all or substantially all of the assets of, any Person (or any product line or division of such Person) so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) to the extent such acquisition is of the capital stock of another Person, such acquisition must be of 100% of such capital stock, (iii) to the extent applicable, all of the provisions of Section 8.13 shall have been complied with in respect of such acquisition, (iv) the Person or assets so acquired was engaged or were used, as the case may be, primarily in the packaging business, (v) the aggregate amount expended in respect of all such acquisitions, together with the aggregate amount of Indebtedness assumed in connection therewith, does not exceed the sum of (I) $60,000,000 and (II) the amount of the Retained Net Equity Proceeds at such time, it being understood that for purposes of determining compliance with this sub-clause (v) in connection with any such acquisition which includes the purchase of working capital, the amount expended to purchase such working capital shall be based on the average working capital of the Person or assets so acquired for the 12 month period immediately preceding the date of such acquisition, (vi) the aggregate amount expended in respect of all such acquisitions, together with the aggregate amount of Indebtedness assumed in connection therewith, does not exceed $30,000,000 in any one fiscal year of Silgan, (vii) no material contingent liabilities are assumed in connection with any such acquisition and (viii) at least 15 Business Days prior to the consummation of any such acquisition in which the aggregate purchase price, together with the aggregate amount of Indebtedness assumed in connection therewith, exceeds $5,000,000, Silgan shall have delivered to the Banks (x) a certificate of its chief financial officer certifying that Silgan and it Subsidiaries shall have sufficient availability (which, in any event, shall be at least $20,000,000) under the Total Revolving Loan Commitment to meet their ongoing working capital requirements after giving effect to such acquisition and the financing thereof and (y) detailed projections which reflect the forecasted financial condition and results of operations and projected working capital requirements of Silgan and its Subsidiaries after giving effect to such acquisition and the related financing thereof, which projections shall be done on a monthly basis for the 12 month period following the consummation of such acquisition and on an annualized basis for the remainder of the term of this Agreement (any acquisition pursuant to this Section 8.02(ix), a "Permitted Acquisition"); and

                  (x) Holdings may merge with and into Silgan or Silgan may merge with and into Holdings so long as (i) in the case of any merger in which Holdings is the surviving corporation, Holdings shall have assumed all of Silgan's obligations under the Credit Documents to which Silgan is a party pursuant to documentation in form and substance satisfactory to the Administrative Agent, (ii) no consideration is paid in connection with any such merger, (iii) the Holdings Debentures have been Refinanced in full (other than by way of defeasance until such defeasance is effective in accordance with the terms of the Holdings Debenture Documents), (iv) Holdings shall not have outstanding any Refinancing Indebtedness and shall have no other material liabilities (contingent or otherwise), (v) no Default or Event of Default then exists or would result therefrom, (vi) Silgan shall have given the Administrative Agent at least 15 Business Days prior written notice thereof and (vii) at the time of any such merger, the Borrowers and the Required Banks shall have entered into certain technical amendments and modifications to this Agreement and the other Credit Documents (including, in any event, Sections 8.03, 8.05, 8.06 and 8.07 and the definition of Change of Control) which have been agreed to, or are required, by the Co-Arrangers to preserve the intent of the parties with respect to the covenants and defaults contained in this Agreement and the other Credit Documents (including the Holdings Guaranty) so that such covenants and defaults will apply to the merged entity on substantially the same basis as they applied to

         Holdings and/or Silgan prior to any such merger, and the Required Banks agree that they will not unreasonably withhold their consent to any such proposed amendments and modifications (any such merger, a "Holdings Merger").

To the extent any Collateral is sold as permitted by this Section 8.02 or the Required Banks waive the provisions of this Section 8.02 with respect to the sale of any Collateral as provided in Section 12.12 such Collateral in each such case shall be sold free and clear of the Liens created by the Security Documents and the Administrative Agent and Collateral Agent shall be authorized to take any action deemed appropriate to effect the foregoing.

                  8.03 Dividends. None of the Borrowers will, nor will it permit any of its Subsidiaries to, declare or pay any dividends to, or return any capital to, its stockholders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Borrower with respect to its capital stock), or set aside any funds for any of the foregoing purposes, or permit any of the Borrowers (other than Silgan) to purchase or otherwise acquire for a consideration any shares of any class of the capital stock of any other Borrower now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by any other Borrower with respect to its capital stock), or make any payments to Holdings in respect of any Indebtedness (including without limitation indebtedness evidenced by the Holdings Intercompany Note) owing to Holdings by any Borrower or its Subsidiaries (all the foregoing, "Dividends"), except that:

                  (i) so long as no Default or Event of Default then exists or would result therefrom, Containers or Plastics, as the case may be, may
         (x) repurchase or redeem Containers Employee Stock Options or Plastics Employee Stock Options and (to the extent such Employee Stock Options have been validly exercised) the common stock of Containers or Plastics issued upon exercise thereof, all as set forth in the respective Stock Option Agreement and (y) make required payments with respect to stock appreciation rights granted in connection with such Employee Stock Options, provided that no payment of the types described in this clause
         (i) may be made if the amount of such payment together with all amounts paid by Silgan to Holdings pursuant to clause (vii) below, when aggregated with the amount of all other such payments made after the Effective Date and to and including such date by Silgan, Containers and Plastics on an aggregate basis, would exceed an amount equal to 5% of Consolidated Net Worth at the end of the last fiscal quarter for which financial statements are required to have been delivered pursuant to
         Section 7.01(b);

                  (ii) each of Containers, Plastics and any other direct Wholly-Owned Subsidiary of Silgan may declare and pay cash Dividends to Silgan so as long as Containers, Plastics or such other Subsidiary, as the case may be, is a WhollyOwned Subsidiary of Silgan at the time of such declaration and payment of such cash Dividends;

                  (iii) each Subsidiary created pursuant to Section 8.13, as well as each Subsidiary of Containers and Plastics existing on the Initial Borrowing Date, may pay cash Dividends to the holder or holders of its capital stock;

                  (iv) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to Holdings in an amount which shall at no time exceed, when added to all amounts advanced to Holdings by Silgan under Section 8.06(xvi), the amount required, and immediately thereafter used by Holdings, to pay interest on the promissory notes permitted to be issued by Holdings pursuant to
         Section 8(b)(i) and (ii) of the Holdings Guaranty;

                  (v) Silgan may make  payments to Holdings in  accordance  with
         Section 8.07(ii) to be immediately used by, and to the extent permitted to be made at such time by, Holdings under the Management Services Agreement of Holdings;

                  (vi) Silgan and its Subsidiaries may make payments required (or permitted) to be made by such Person under the Tax Sharing Agreement so long as any such payments which are made to Holdings are immediately used by Holdings to make tax payments as required thereunder;

                  (vii) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay, subject to the 5% of Consolidated Net Worth limitation set forth in clause (i) above for all payments made pursuant to said clause (i) and this clause (vii), cash Dividends or other cash distributions to Holdings to the extent immediately used by Holdings to make payments in respect of stock options to the extent permitted by Section 8(b)(iii) of the Holdings Guaranty;

                  (viii) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to Holdings in any fiscal year of Silgan in an amount which at no time shall exceed, when added to all advances and payments made to Holdings for such fiscal year pursuant to Sections 8.06(xviii) and 8.07(iv)(a), respectively, $4,000,000 so long as Holdings immediately thereafter uses such cash Dividends to pay administrative expenses;

                  (ix) so long as the Loans have not been accelerated pursuant to Section 9, no Default under Section 9.01 or 9.05 then exists or no Event of Default then exists or would result therefrom, commencing on December 15, 1996, Silgan may pay cash Dividends to Holdings at the times and in the amounts necessary to enable Holdings to make the cash interest payments due on the Holdings Debentures or any Refinancing Indebtedness issued by Holdings so long as Holdings immediately thereafter uses such cash Dividends to make such cash interest payments, it being understood that to the extent Silgan is prohibited from paying Dividends pursuant to this Section 8.03(ix) at the time any such cash interest payment becomes due and payable because of an Event of Default (other than an Event of Default pursuant to Section 9.01 or 9.05) Silgan may pay the cash Dividend pursuant to this Section 8.03(ix) needed to make the respective cash interest payment (and only such cash interest payment) on the earlier of (A) the date on which all such Events of Default have been cured or waived and (B) the first date upon which 161 days have elapsed from the respective interest payment date unless the Loans have theretofore been accelerated, whether as a result of such Event of Default or otherwise, or unless a Default or Event of Default under
         Section 9.01 or 9.05 then exists (it being understood that the occurrence of new Events of Default (or the continuance of existing
         Events of Default) after such 161st day shall be the basis for additional Dividend blockages pursuant to, and in accordance with the terms of, this clause (ix));

                  (x) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to Holdings with the proceeds of any Retained Excess Cash Flow, any Refinancing Indebtedness issued by Silgan or Holdings (to the extent that Holdings has contributed such proceeds to Silgan as provided in the Holdings Guaranty) and/or any registered public equity offering by Silgan or Holdings (to the extent that Holdings has contributed such proceeds to Silgan as provided in the Holdings Guaranty) of its common stock, in each case so long as such cash Dividends are immediately used by Holdings to Refinance outstanding Holdings Debentures and/or any Refinancing Indebtedness issued by Holdings pursuant to, and in accordance with the terms of, the Holdings Guaranty;

                  (xi) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to Holdings to enable Holdings to repurchase shares of its Class B Common Stock held by First Plaza Group Trust pursuant to, and in accordance with the terms of, the Holdings Shareholders Agreement so long as (i) the sources of funds used by Silgan to pay such Dividends come from one or more common equity offerings by Silgan or Holdings (to the extent that Holdings has contributed such proceeds to Silgan as provided in the Holdings Guaranty), provided, however, to the extent that Silgan or Holdings, as the case may be, has not consummated any such common equity offering, Silgan may use Retained Excess Cash Flow to pay such cash Dividends and (ii) Holdings immediately thereafter uses such cash Dividends to repurchase such shares of Class B Common Stock;

                  (xii) prior to the time at which clause (xiii) of this Section
         8.03 is applicable and so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to the holders of its common stock so long as (i) Silgan or Holdings has consummated one or more registered public equity offerings of its common stock which have resulted in Net Equity Proceeds of less than $75,000,000 (net of any amounts used or to be used to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust), (ii) no cash Dividends are paid pursuant to this clause (xii) prior to the third anniversary of any such registered public equity offering, (iii) the aggregate amount of cash Dividends paid in any fiscal year of Silgan does not exceed 6% of the Net Equity Proceeds of all such registered public equity offerings (net of any amounts used from such Net Equity Proceeds to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust) and (iv) to the extent that such cash Dividends are to be used by Holdings to pay cash Dividends pursuant to Section 8(b)(v) of the Holdings Guaranty, Holdings immediately thereafter uses such Dividends for such purpose;

                  (xiii) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to the holders of its common stock so long as (i) Silgan or Holdings has consummated one or more registered public equity offerings of its common stock which have resulted in Net Equity Proceeds of at least $75,000,000 (net of any amounts used or to be used to repurchase shares of Holdings
         Class B Common Stock held by First Plaza Group Trust), (ii) the aggregate amount of cash Dividends paid in each of the first two years immediately following such registered public equity offering does not exceed the lesser of (x) $3,000,000 and (y) the remainder of (A) the sum of (I) $1,000,000 plus (II) the Retained Excess Cash Flow at such time minus (B) the amount of any cash Dividends paid pursuant to clause
         (xii) of this Section 8.03 in such year, (iii) the aggregate amount of cash Dividends paid in each year thereafter does not exceed the remainder of (A) 6% of the Net Equity Proceeds of all registered public equity offerings (net of any amounts used from such Net Equity Proceeds to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust) minus (B) the amount of any cash Dividends paid pursuant to clause (xii) of this Section 8.03 in such year and (iv) to the extent that such cash Dividends are to be used by Holdings to pay cash Dividends pursuant to Section 8(b)(v) of the Holdings Guaranty, Holdings immediately thereafter uses such cash Dividends for such purpose;

                  (xiv) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay cash Dividends to Holdings so long as (i) Holdings immediately thereafter uses such cash Dividends to make payments to third parties which are not affiliates of Holdings or Silgan in respect of the Reorganization and (ii) the aggregate amount of all cash Dividends paid pursuant to this clause (xiv) does not exceed $7,500,000;

                  (xvi) so long as no Default or Event of Default would occur as a result thereof, Silgan and its Subsidiaries may pay Dividends in respect of their common stock in additional shares of common stock;

                  (xvii) so long as no Default or Event of Default then exists or would result therefrom, on or prior to June 30, 1996, Silgan may pay additional cash Dividends to Holdings in an aggregate amount not to exceed, when added to the amount of advances paid to Holdings pursuant to Section 8.06(xxiv), the Blocked Commitment at such time (before giving effect to any reduction thereto on such date) so long as Holdings immediately thereafter uses such cash Dividends to Refinance outstanding Holdings Debentures through Permitted Holdings Debt Repurchases; and

                  (xviii) so long as no Default or Event of Default then exists or would result therefrom, Silgan may pay additional cash Dividends to Holdings with the prior written consent of the Required Banks.

Notwithstanding anything to the contrary contained above or elsewhere in this Agreement, to the extent any investment is expressly permitted by Section 8.06, such investment shall not violate the provisions of this Section 8.03.

                  8.04 Leases. The Borrowers will not permit the aggregate payments (including, without limitation, any property taxes paid as additional rent or lease payments) under agreements to rent or lease any real or personal property (excluding capitalized lease obligations) by Silgan and its Subsidiaries on a consolidated basis, to exceed $20,000,000 in the calendar year ended December 31, 1995 and increasing by $1,500,000 in each calendar year thereafter.

                  8.05 Indebtedness. None of the Borrowers will, nor will it permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

                  (i)  Indebtedness incurred under the Credit Documents;

                  (ii)   Indebtedness   listed   on   Schedule   VI   ("Existing
         Indebtedness");

                  (iii) accrued expenses and current trade accounts payable incurred in the ordinary course of business and unsecured guarantees of Silgan of such trade accounts payable, and obligations under trade letters of credit incurred by such Borrower or any of its Subsidiaries in the ordinary course of business, which, in each case, are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by such Borrower or such Subsidiary;

                  (iv) obligations under letters of credit incurred by such Borrower or any of its Subsidiaries in the ordinary course of business in support of obligations incurred in connection with worker's compensation, unemployment insurance and other social security legislation in an aggregate amount not to exceed $15,000,000 at any time outstanding;

                  (v) Indebtedness of Silgan and the other Guarantors (other than Holdings) not to exceed $50,000,000 (as reduced by any repayments of principal thereof) in aggregate principal amount evidenced by the Existing Senior Secured Notes, provided that such Indebtedness shall only be permitted to remain outstanding through the Existing Senior Secured Notes Redemption Date;

                  (vi) Indebtedness of Silgan not to exceed $135,000,000 (as reduced by any repayments of principal thereof) in aggregate principal amount evidenced by the Silgan Subordinated Notes;

                  (vii)  Indebtedness of any Subsidiary of Silgan evidenced by a
         Mirror Intercompany Note to the extent such Mirror Intercompany Note is listed on Schedule VII and in the aggregate principal amount for such Mirror Intercompany Note as is listed for such Subsidiary on Schedule VII, in each case so long as all such Mirror Intercompany Notes are pledged and delivered to the Collateral Agent pursuant to the respective Pledge Agreement;

                  (viii)  Indebtedness   of   Containers   to   Plastics,   and
         Indebtedness of Plastics to Containers, in each case to the extent permitted by Section 8.06(v);

                  (ix) Indebtedness  consisting of capitalized lease obligations
         (a) set forth on Schedule VIII or (b) incurred as otherwise permitted pursuant to the chart contained in Section 8.08(a), provided that in any fiscal year no more than 50% of the applicable amount allowed pursuant to such chart shall consist of capitalized lease obligations;

                  (x) Indebtedness of Silgan to Containers and/or Plastics to the extent permitted pursuant to Section 8.06(ix) or (xii);

                  (xi) Indebtedness of Plastics to Express to the extent permitted pursuant to Section 8.06(x);

                  (xii) Indebtedness of Express to Plastics to the extent permitted pursuant to Section 8.06(x);

                  (xiii)   Indebtedness  of  Containers  and  its   Wholly-Owned
         Domestic Subsidiaries to one another to the extent permitted by Section 8.06(xix);

                  (xiv) Indebtedness of Plastics and its Wholly-Owned Domestic Subsidiaries to one another to the extent permitted by Section 8.06(xx);

                  (xv) unsecured guarantees by (x) Silgan of its Wholly-Owned Domestic Subsidiaries' respective lease obligations under leases entered into in compliance with Section 8.04 and (y) Containers of DM Can's or AN Can's lease obligations to Del Monte or American National Can Company, as the case may be, under leases entered into in compliance with Section 8.04;

                  (xvi) unsecured subordinated Indebtedness of Silgan the proceeds of which are used within 60 days after the incurrence thereof to Refinance outstanding Silgan Subordinated Notes so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) all of the terms and conditions of such Indebtedness (including, without limitation, subordination provisions, covenants, events of default, interest rates, remedies, amortizations and maturities) are reasonably acceptable to the Co-Arrangers and the Required Banks, it being understood that in any event such Indebtedness shall not have any scheduled maturity, amortization or sinking fund payment earlier than the final maturity of the Silgan Subordinated Notes, (iii) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Silgan Subordinated Notes to be Refinanced with such Indebtedness, together with all accrued interest thereon, any prepayment premium associated therewith and all costs and expenses incurred in connection therewith and (iv) until such proceeds are used to Refinance outstanding Silgan Subordinated Notes, such proceeds are (x) applied to repay outstanding Revolving Loans and/or Swingline Loans and/or (y) placed in a cash collateral account established and maintained by, and pursuant to arrangements satisfactory to, the Administrative Agent;

                  (xvii) unsecured subordinated Indebtedness of Silgan the proceeds of which are used within 60 days after the incurrence thereof to pay a cash Dividend to Holdings pursuant to Section 8.03(x) and immediately thereafter used by Holdings to Refinance outstanding Holdings Debentures and/or any Refinancing Indebtedness theretofore issued by Holdings so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) all of the terms and conditions of such Indebtedness (including, without limitation, subordination provisions, covenants, events of default, interest rates, remedies, amortizations and maturities) are reasonably acceptable to the Co-Arrangers and the Required Banks, it being understood that in any event such Indebtedness shall not have any scheduled maturity, amortization or sinking fund payment earlier than the final scheduled maturity of the Holdings Debentures and/or any Refinancing Indebtedness issued by Holdings, (iii) the aggregate principal amount of such Indebtedness does not exceed the aggregate principal amount of the Holdings Debentures and/or any Refinancing Indebtedness issued by Holdings to be Refinanced with such Indebtedness, together with all accrued interest thereon, any prepayment premium associated therewith and all costs and expenses incurred in connection therewith, (iv) prior to the receipt by Holdings or Silgan, as the case may be, of at least $75,000,000 of Net Equity Proceeds from one or more registered public equity offerings of its common stock (net of any amounts used or to be used to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust), the Interest Coverage Ratio for the Test Period then most recently ended shall be greater than 2.50:1.00, with such Interest Coverage Ratio to be calculated on a pro forma basis as if such Indebtedness (and the application of the proceeds thereof and giving effect during the respective Test Period to any issuance of equity and the application of the proceeds thereof and any acquisitions of assets or capital stock and dispositions of assets or capital stock occurring on or prior to the date of the incurrence of such Indebtedness) had been incurred on the first day of, and had remained outstanding throughout, such Test Period, (v) at least 10 Business Days prior to the incurrence of such Indebtedness, Silgan shall have delivered to the Banks a certificate of its chief financial officer setting forth in reasonable detail the pro forma calculations required to establish such compliance and (vi) until such proceeds are used to pay a cash Dividend to Holdings to Refinance outstanding Holdings Debentures and/or such Refinancing Indebtedness, such proceeds are (x) applied to repay outstanding Revolving Loans and/or Swingline Loans and/or (y) placed in a cash collateral account established and maintained by, and pursuant to arrangements satisfactory to, the Administrative Agent;

                  (xviii) Indebtedness of any Wholly-Owned Subsidiary of Silgan assumed in connection with a Permitted Acquisition so long as such Indebtedness was not issued or created in contemplation of such acquisition and such Indebtedness was permitted to be assumed in accordance with the terms of Section 8.02(ix);

                  (xix) subordinated Indebtedness of Silgan to Holdings so long as (i) such Indebtedness only represents advances made by Holdings to Silgan with the proceeds of one or more equity offerings by Holdings or any Refinancing Indebtedness issued by Holdings, (ii) prior to the repayment in full of all outstanding Loans and other Obligations and the termination of all Letters of Credit and the Total Commitment, such Indebtedness may only be repaid if no Default or Event of Default then exists or would result therefrom and the proceeds therefrom are to be immediately used by Holdings to Refinance outstanding Holdings Debentures and/or any Refinancing Indebtedness issued by Holdings and/or, to the extent such proceeds were initially received by Holdings from a common equity offering, to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust and (iii) all of the other terms and conditions of such Indebtedness, including the subordination provisions thereof, are satisfactory to the Co-Arrangers; and

                  (xx) additional intercompany Indebtedness by and among Silgan and its Subsidiaries to the extent permitted by Sections 8.06(xxiv) and
         (xxv).

                  8.06 Advances, Investments and Loans. None of the Borrowers will, nor will it permit any of its Subsidiaries to, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or permit any of its Subsidiaries so to do, except that the following shall be permitted:

                  (i) such Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

                  (ii) such Borrower and its Subsidiaries may acquire and hold Cash Equivalents;

                  (iii) such Borrower and its Subsidiaries may make loans and advances to their respective officers, employees and agents in the ordinary course of business equal in the aggregate for Silgan and its Subsidiaries to no more than $2,000,000 at any one time outstanding;

                  (iv) Silgan and its Subsidiaries may make, or permit to remain outstanding, intercompany loans to one another which are evidenced by the Mirror Intercompany Notes to the extent permitted by Section 8.05(vii);

                  (v) Containers may make intercompany loans to Plastics, and Plastics may make intercompany loans to Containers, provided that in each case all such intercompany loans are evidenced by Working Capital Intercompany Notes which are pledged and delivered to the Collateral Agent pursuant to the Subsidiaries Pledge Agreement;

                  (vi) each Borrower may acquire or establish Subsidiaries to the extent permitted pursuant to Section 8.13;

                  (vii) Silgan and its Subsidiaries may own the capital stock of their respective Subsidiaries;

                  (viii) the Borrowers may continue to hold any investment they held as of the Effective Date as set forth on Schedule IX;

                  (ix) Containers and/or Plastics may make intercompany loans to Silgan not to exceed $25,000,000 in aggregate principal amount outstanding at any time, provided that all such loans are evidenced by Working Capital Intercompany Notes which are pledged and delivered to the Collateral Agent pursuant to the Subsidiaries Pledge Agreement;

                  (x) Express may make intercompany loans to Plastics not to exceed $3,000,000 in aggregate principal amount outstanding at any time, and Plastics may make intercompany loans to Express not to exceed $5,000,000 in aggregate principal amount outstanding at any time, provided that all such intercompany loans owing to Plastics are evidenced by Working Capital Intercompany Notes which are pledged pursuant to the Subsidiaries Pledge Agreement;

                  (xi) Containers may contribute up to $6,000,000 in aggregate amount to Iowa City JV, including such contributions made by Containers on or prior to the Effective Date;

                  (xii) Containers and/or Plastics may make intercompany loans to Silgan, in each case evidenced by a Working Capital Intercompany Note pledged pursuant to the Subsidiaries Pledge Agreement, in addition to those referred to in clause (ix) above, (i) to enable Silgan to (x) pay interest which is then due and payable on the Silgan Subordinated Notes or any Refinancing Indebtedness issued by Silgan and (y) dividend cash to Holdings (to the extent permitted by Section 8.03(ix)) to enable Holdings to pay interest on the Holdings Debentures or any Refinancing Indebtedness issued by Holdings, provided that, in each case no intercompany loans may be made pursuant to this clause (xii) until Containers and/or Plastics shall have made the maximum payments permitted to be made by such Persons pursuant to the respective Mirror Intercompany Notes for such purpose and (ii) at any time that the lender of such intercompany loans is prohibited from paying dividends to Silgan by Section 8.03(ii), on such terms and conditions (which may include, without limitations, the terms and conditions required by clause (ix) above) as are satisfactory to the Administrative Agent and the Co-Arrangers in their sole discretion;

                  (xiii) Plastics may make capital contributions to Canadian Holdco from time to time to the extent and only in the amounts necessary for Canadian Holdco to comply with certain Canadian laws and regulations relating to minimum equity capitalization;

                  (xiv) Canadian Holdco may make capital contributions to Express from time to time to the extent and only in the amounts necessary for Express to comply with certain Canadian laws and regulations relating to minimum equity capitalization;

                  (xv) Containers and Plastics may make advances to Silgan in the amounts and at the times that Silgan pays Dividends to Holdings pursuant to Section 8.03(iv);

                  (xvi) so long as no Default or Event of Default then exists or would result therefrom, Silgan may make advances to Holdings in an amount which shall at no time exceed, when added to all amounts permitted to be dividended to Holdings pursuant to Section 8.03(iv), the amount required, and immediately thereafter used by Holdings, to pay interest on the promissory notes permitted to be issued by Holdings pursuant to Section 8(b)(i) and (ii) of the Holdings Guaranty;

                  (xvii) Silgan may from time to time make capital contributions to, or purchase additional common stock of, either of Containers or Plastics;

                  (xviii) so long as no Default or Event of Default then exists or would result therefrom, Silgan may make advances to Holdings in any fiscal year of Silgan in an amount which at no time shall exceed, when added to all Dividends and payments made to Holdings in such fiscal year pursuant to Sections 8.03(viii) and 8.07(iv)(a), respectively, $4,000,000 so long as Holdings immediately thereafter uses such advances to pay administrative expenses;

                  (xix) Containers and its Wholly-Owned Domestic Subsidiaries may make intercompany loans to one another, provided that in each case all such intercompany loans are evidenced by Working Capital Intercompany Notes which are pledged pursuant to the Subsidiaries Pledge Agreement;

                  (xx) Plastics and its Wholly-Owned Domestic Subsidiaries may make intercompany loans to one another, provided that in each case all such intercompany loans are evidenced by Working Capital Intercompany Notes which are Pledged Pursuant to the Subsidiaries Pledge Agreement;

                  (xxi) Containers may from time to time make capital contributions to, or purchase additional capital stock of, its then existing Wholly-Owned Domestic Subsidiaries so long as the aggregate amount of all such contributions and purchases does not exceed $30,000,000;

                  (xxii) Permitted Acquisitions consisting in whole or in part of stock acquisitions shall be permitted;

                  (xxiii) Containers, Plastics and their respective Wholly-Owned Domestic Subsidiaries may make equity investments in third Persons which are not Affiliates of Silgan or any of its Subsidiaries so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) such third Persons are engaged in the packaging business, (iii) the aggregate amount of all such investments does not exceed the sum of (I) $20,000,000 and (II) the amount of the Retained Net Equity Proceeds at such time (determined without regard to any write-downs or write-offs thereof) and (iv) the aggregate amount of all such investments does not exceed $5,000,000 in any fiscal year of Silgan (determined without regard to any write-downs or write-offs thereof);

                  (xxiv) so long as no Default or Event of Default  then  exists or would result therefrom, on or prior to June 30, 1996, Containers may make additional advances to Silgan the proceeds of which are immediately used by Silgan to make additional advances to Holdings to enable Holdings to immediately Refinance outstanding Holdings Debentures through Permitted Holdings Debt Repurchases, provided that the aggregate amount of advances made by Silgan to Holdings pursuant to this clause (xxiv), when added to the amount of Dividends paid pursuant to Section 8.03(xvii), shall not exceed the Blocked Commitment at such time (before giving effect to any reduction thereto on such date);

                  (xxv) Silgan and its Subsidiaries may make additional loans and advances to, or investments in, one another with the prior written consent of the Required Banks; and

                  (xxvi) Silgan may make additional loans and advances to, or investments in, Holdings with the prior written consent of the Required Banks.

                  8.07 Transactions with Affiliates. None of the Borrowers will, nor will it permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of such Borrower, other than on terms and conditions substantially as favorable to such Borrower or such Subsidiary as would be obtainable by such Borrower or such Subsidiary at the time in a comparable arm's-length transaction with a Person other than an Affiliate, provided that:

                  (i) each of Holdings and its Domestic Subsidiaries may execute, deliver and perform the Tax Sharing Agreement;

                  (ii) Silgan, Containers and Plastics may each make such payments as are required pursuant to, and perform its obligations under, its Management Services Agreement, provided that the Quarterly Management Fee (as defined in the respective Management Services Agreement) shall accrue but not be paid by Holdings, Silgan, Containers and/or Plastics, as the case may be, upon the occurrence of certain events, and to the extent, provided in the respective Management Services Agreement, and provided further that the aggregate payments payable pursuant to this clause (ii) shall not exceed at any time the amount which would be payable under the Management Services Agreement of Silgan if the payment under the other Management Services Agreements were zero;

                  (iii) Silgan may make the payments in respect of Containers Employee Stock Options and Plastics Employee Stock Options and the stock appreciation rights granted in connection therewith to the extent provided in Section 8.03(i);

                  (iv) Silgan, Containers and Plastics may make payments to Holdings to pay (a) certain administrative expenses not to exceed, when added to the amount of all Dividends and advances made by Silgan to Holdings pursuant to Sections 8.03(viii) and 8.06(xviii), respectively, $4,000,000 in the aggregate in any fiscal year of Silgan and (b) state and local taxes to the extent that Holdings incurs liability therefor as a result of its investment in and/or ownership of Silgan and its Subsidiaries; and

                  (v) Containers, DM Can and AN Can may enter into the applicable Intercompany Agency Agreement.

Notwithstanding anything to the contrary contained above, this Section 8.07 shall not prohibit the making of any Dividends, investments, loans and advances permitted pursuant to Sections 8.02, 8.03, 8.05 and 8.06 or otherwise specifically permitted by the terms of this Agreement.

                  8.08 Capital Expenditures. (a) None of the Borrowers will, nor will it permit any of its Subsidiaries to, make any expenditure for fixed or capital assets (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with generally accepted accounting principles and including capitalized lease obligations) during any period set forth below which exceed in the aggregate for Silgan and its Subsidiaries the amount set forth opposite such period below:

      Period                                               Amount
      ------                                               ------

Effective Date through
    and including
    December 31, 1995                                      $50,000,000
Calendar Year ended
    December 31, 1996                                      $65,000,000
Calendar Year ended
    December 31, 1997                                      $65,000,000
Calendar Year ended
    December 31, 1998                                      $65,000,000
Calendar Year ended
    December 31, 1999                                      $65,000,000
Calendar Year ended
    December 31, 2000                                      $65,000,000
Calendar Year ended
    December 31, 2001                                      $65,000,000
Calendar Year ended
    December 31, 2002                                      $65,000,000

Notwithstanding anything to the contrary contained above, to the extent that capital expenditures made during any period set forth above are less than the amount set forth opposite such period above, such amount (the "Carryover Amount") may be carried forward and utilized to make capital expenditures in excess of the amount permitted above in the immediately succeeding calendar year but not in any calendar year thereafter, it being understood and agreed that (i) any capital expenditures made in such immediately succeeding calendar year shall be deemed to have first utilized the Carryover Amount in respect of such immediately preceding calendar year and (ii) in no event will more than $10,000,000 of capital expenditures be permitted to be carried forward from 1995 to 1996.

                  (b) In addition to the capital expenditures permitted pursuant to the preceding clause (a) and succeeding clause (c), (i) capital expenditures made on the Initial Borrowing Date in connection with Acquisition shall be permitted, (ii) capital expenditures made in connection with the St. Louis Facility Acquisition and Permitted Acquisitions shall be permitted and (iii) capital expenditures made with Retained Net Equity Proceeds shall be permitted.

                  (c) In addition to the capital expenditures permitted pursuant to the preceding clauses (a) and (b), capital expenditures made in connection with plant rationalizations associated with the Acquisition shall be permitted so long as (i) such capital expenditures are of the type that would have been recorded under generally accepted accounting principles as a purchase accounting liability prior to EITF 95-3 and (ii) the aggregate amount thereof does not exceed $10,000,000.

                  8.09 Current Ratio. None of the Borrowers will permit the ratio of Consolidated Current Assets to Consolidated Current Liabilities at any time to be less than 1.75:1.00.

                  8.10 Interest Coverage Ratio. None of the Borrowers will permit the Interest Coverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be less than the ratio set forth opposite such fiscal quarter below:

             Fiscal Quarter Ended                               Ratio
             --------------------                               -----

     December 31, 1995                                          1.65:1.00
     March 31, 1996                                             1.65:1.00
     June 30, 1996                                              1.70:1.00
     September 30, 1996                                         1.75:1.00
     December 31, 1996                                          1.80:1.00
     March 31, 1997                                             1.80:1.00
     June 30, 1997                                              1.80:1.00
     September 30, 1997                                         1.80:1.00
     December 31, 1997                                          1.90:1.00
     March 31, 1998                                             1.90:1.00
     June 30, 1998                                              1.90:1.00
     September 30, 1998                                         1.90:1.00
     December 31, 1998                                          2.00:1.00
     March 31, 1999                                             2.00:1.00
     June 30, 1999                                              2.00:1.00
     September 30, 1999                                         2.00:1.00
     December 31, 1999                                          2.20:1.00
     March 31, 2000                                             2.20:1.00
     June 30, 2000                                              2.20:1.00
     September 30, 2000                                         2.20:1.00
     December 31, 2000                                          2.40:1.00
     March 31, 2001                                             2.40:1.00
     June 30, 2001                                              2.40:1.00
     September 30, 2001                                         2.40:1.00
     December 31, 2001 and                                      2.50:1.00
       each fiscal quarter
       thereafter

                  8.11 Leverage Ratio. None of the Borrowers will permit the Leverage Ratio for any Test Period ended on the last day of a fiscal quarter set forth below to be greater than the ratio set forth opposite such fiscal quarter below:

             Fiscal Quarter Ended                               Ratio
             --------------------                               -----

     December 31, 1995                                          5.10:1.00
     March 31, 1996                                             5.10:1.00
     June 30, 1996                                              5.10:1.00
     September 30, 1996                                         5.10:1.00
     December 31, 1996                                          4.60:1.00
     March 31, 1997                                             4.60:1.00
     June 30, 1997                                              4.60:1.00
     September 30, 1997                                         4.60:1.00
     December 31, 1997                                          4.30:1.00
     March 31, 1998                                             4.30:1.00
     June 30, 1998                                              4.30:1.00
     September 30, 1998                                         4.30:1.00
     December 31, 1998                                          4.00:1.00
     March 31, 1999                                             4.00:1.00
     June 30, 1999                                              4.00:1.00
     September 30, 1999                                         4.00:1.00
     December 31, 1999                                          3.75:1.00
     March 31, 2000                                             3.75:1.00
     June 30, 2000                                              3.75:1.00
     September 30, 2000                                         3.75:1.00
     December 31, 2000                                          3.50:1.00
     March 31, 2001                                             3.50:1.00
     June 30, 2001                                              3.50:1.00
     September 30, 2001                                         3.50:1.00
     December 31, 2001 and                                      3.00:1.00
       each fiscal quarter
       thereafter

                  8.12 Limitation on Voluntary Payments and Modifications of Certain Indebtedness; Modifications of Documents, Certificate of Incorporation, By-Laws and Certain Other Agreements; etc. None of the Borrowers will, nor will it permit any of its Subsidiaries to, (i) make any voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) or exchange of any Holdings Debentures, any Silgan Subordinated Notes or any Refinancing Indebtedness, or any purchase, redemption or acquisition for value of

(or any offer to purchase, redeem or acquire) any Holdings Debentures, any Silgan Subordinated Notes or any Refinancing Indebtedness, whether as a result of an Other Indebtedness Change of Control, the consummation of asset sales or otherwise; provided, however, that Silgan may Refinance outstanding Silgan Subordinated Notes and any Refinancing Indebtedness issued by Silgan through Permitted Silgan Debt Repurchases, (ii) amend or modify, or permit the amendment or modification of, any provision of the Silgan Subordinated Note Documents or any Refinancing Indebtedness Documents entered into by Silgan, (iii) amend or modify, or permit the amendment or modification of, any provision of the Acquisition Agreement, the Tax Sharing Agreement (except that modifications to the Tax Sharing Agreement may be made with the consent of the Administrative Agent for the purpose of adding additional Subsidiaries of Holdings as parties thereto on substantially the same basis as the existing Subsidiaries of Holdings), any Intercompany Agency Agreement or any Management Services Agreement to which it is a party or (iv) amend, modify or change its Certificate of Incorporation (including, without limitation, by the filing or modification of any certificate of designation) or By-Laws of any Borrower or any Subsidiary, or any agreement entered into by any of them, with respect to its capital stock (including without limitation the Employee Stock Options and the Stock Option Agreements) (except for (x) amendments to its Certificate of Incorporation to increase the authorized amount of common stock issuable thereunder, (y) immaterial changes to the Employee Stock Options and the Stock Option Agreements which could not adversely affect the Banks and (z) amendments to its Certificate of Incorporation and By-Laws in the respective forms attached to, and as contemplated by, the Holdings Shareholders Agreement as in effect on the date hereof), or enter into any new agreement with respect to their capital stock (except that the issuance of new Employee Stock Options by Containers and Plastics in substantially the form furnished to the Administrative Agent on or prior to the Effective Date shall, subject to Section 7.09, be permitted).

                  8.13 Creation of Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement, none of the Borrowers will, nor will it permit any of its Subsidiaries to, establish, create or acquire after the Initial Borrowing Date any Subsidiary; provided that, Silgan and its Wholly-Owned Domestic Subsidiaries shall be permitted to establish, create or, to the extent permitted by Section 8.02(ix), acquire Wholly-Owned Subsidiaries and, to the extent permitted by Section 8.06(xxiii), non-Wholly-Owned Subsidiaries, so long as (i) at least 15 Business Days' prior written notice thereof is given to the Administrative Agent, (ii) the capital stock of such new Subsidiary is pledged pursuant to (and to the extent required by) the applicable Pledge Agreement and the certificates representing such stock, together with stock powers duly executed in blank, are delivered to the Collateral Agent and
(iii) in the case of a Wholly-Owned Domestic Subsidiary, such Subsidiary executes and delivers a counterpart of the Subsidiaries Pledge Agreement, the Security Agreement, the Borrowers Guaranty, the Contribution Agreement and the Tax Sharing Agreement and takes all such other actions as may be required by
Section  7.10.  In  addition,  each  Borrower  will cause each new  Wholly-Owned
Domestic

Subsidiary that is required to execute and deliver a counterpart of any Credit Document as required by this Section 8.13 to deliver to the Administrative Agent all other relevant documentation of the type described in Sections 5.01(c), (d) and (r) as such new Subsidiary would have had to deliver if it were a Credit Party on the Initial Borrowing Date.

                  8.14 Limitation on Restrictions on Subsidiary Dividends and Other Distributions. None of the Borrowers will, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any such Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits, owned by such Borrower or any Subsidiary of such Borrower, or pay any Indebtedness owed to such Borrower or a Subsidiary of such Borrower, (b) make loans or advances to such Borrower or (c) transfer any of its properties or assets to such Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) the Silgan Subordinated Note Documents or any Refinancing Indebtedness Documents (so long as such restrictions are no more restrictive in any material respect than those set forth in the Silgan Subordinated Note Documents) entered into by Silgan, (iv) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of such Borrower or a Subsidiary of such Borrower and (v) restrictions on the transfer of any asset subject to a Lien permitted by Section 8.01.

                  8.15 Limitation on Issuances of Capital Stock by Subsidiaries. None of the Borrowers will permit any of its Subsidiaries to issue any capital stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, capital stock, except for (i) transfers and replacements of then outstanding shares of capital stock, (ii) stock splits, stock dividends and similar issuances which do not decrease the percentage ownership of such Borrower or any of its Subsidiaries in any class of the capital stock of such Subsidiary, (iii) issuances of common stock by Wholly-Owned Subsidiaries of Silgan to Silgan or a Wholly-Owned Domestic Subsidiary thereof and (iv) subject to Section 7.09, the Employee Stock Options (and any common stock issuable upon exercise thereof).

                  8.16 Business. (a) None of the Borrowers will, nor will it permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the packaging business.

                  (b) Canadian Holdco shall engage in no business other than its ownership of the stock of Express. NRO shall engage in no business.

                  8.17 Change of Name. None of the Borrowers will, nor will it permit any of its Subsidiaries to, change its legal name from that which exists on the Effective Date unless and until (i) it shall have given to the Administrative Agent and the Collateral Agent 45 days' prior written notice of its intention so to do, clearly describing such new name and providing such other information in connection therewith as the Administrative Agent and the Collateral Agent may reasonably request, and (ii) with respect to such new name, it shall have taken all action, reasonably satisfactory to the Administrative Agent and the Collateral Agent, to maintain the security interests granted by any Credit Party to the Collateral Agent in the Collateral pursuant to any Security Document at all times fully perfected and in full force and effect.

                  8.18 Designated Senior Indebtedness. Silgan will not designate any Indebtedness, other than the Obligations and, prior to the Existing Senior Secured Notes Redemption Date, the Existing Senior Secured Notes, as "Designated Senior Indebtedness" for purposes of the Silgan Subordinated Notes or any Refinancing Indebtedness issued by Silgan.

                  Section 9. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

                  9.01 Payments. Any Borrower shall (i) default in the payment when due of any Unpaid Drawings or of any principal of the Loans or the Notes, or (ii) default, and such default shall continue unremedied for two or more Business Days, in the payment when due of any interest on Unpaid Drawings or of any interest on the Loans or the Notes or of any Fees or any other amounts owing hereunder or thereunder; or

                  9.02 Representations, etc. Any representation, warranty or statement made by any Credit Party herein or in any other Credit Document or in any certificate delivered pursuant hereto or thereto shall prove to be untrue or inaccurate in any material respect on the date as of which made or deemed made; or

                  9.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Sections 9.01 and 9.02 and clause (ii) of this Section 9.03) contained in this Agreement and such default shall continue unremedied for a period of 30 days after written notice to the Borrowers by either the Administrative Agent, any Co-Arranger or any Bank or (ii) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 7.01(g)(i), 7.01(i)(y), 7.07, 7.12 or Section 8; or

                  9.04 Default Under Other Agreements. (i) Any Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Notes and the Intercompany Notes) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the

Notes and the Intercompany Notes) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required but giving effect to any grace period), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness of any Borrower or any of its Subsidiaries shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that (A) on or prior to the 40th day after the Initial Borrowing Date (or, if sooner, the Existing Senior Secured Notes Redemption Date), any event of default under, or any acceleration of, the Existing Senior Secured Notes or the other Existing Senior Secured Note Documents shall not constitute an Event of Default under this Section 9.04 and (B) it shall not constitute an Event of Default under this
Section 9.04 unless the aggregate amount of all Indebtedness referred to in clauses (i) and (ii) above exceeds $1,000,000; or

                  9.05 Bankruptcy, etc. Any Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against any Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of any Borrower or any of its Subsidiaries, or any Borrower or any of its
Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to any Borrower or any of its Subsidiaries, or there is commenced against any Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or any Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by any Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

                  9.06  ERISA.  (i) (a) A  single-employer  plan (as  defined in
Section 4001(a)(15) of ERISA) established by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate shall fail to maintain the minimum funding standard required by Section 412 of the Code for any plan year or part thereof or a waiver of such standard or the extension of any amortization period is sought or granted under Section 412 of the

Code, (b) any Plan is, shall have been or is likely to be terminated or the subject of termination proceedings under ERISA or an event has occurred entitling the PBGC to terminate a Plan under Section 4042(a) of ERISA, (c) any Plan other than a Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) shall have an Unfunded Current Liability, or (d) any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (ii) there shall result from any such event or events described in clause (i) (a) the imposition of a lien upon the assets of any Borrower, any Subsidiary of any Borrower or an ERISA Affiliate,
(b) the provision of security to induce the issuance of a waiver or extension of any funding requirement under Section 412 of the Code, or (c) liability or a material risk of incurring liability to the PBGC or the Internal Revenue Service or a Plan or a trustee appointed under ERISA; and (iii) the events described in clauses (i) and (ii) in the opinion of the Required Banks, will have a material adverse effect upon the business, operations, property, assets or condition (financial or otherwise) of any Borrower; or

                  9.07 Pledge Agreements. Any Pledge Agreement shall cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a first priority perfected security interest in, and Lien on, all of the respective Pledge Agreement Collateral except as provided herein), in favor of the Collateral Agent for the benefit of the respective Secured Creditors and securing the Secured Obligations, superior to and prior to the rights of all third Persons and subject to no other Liens, or any Credit Party party to a Pledge Agreement shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to such Pledge Agreement; or

                  9.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect, or the respective Guarantor, or any Person acting by or on behalf of such Guarantor, shall deny or disaffirm its obligations under a Guaranty, or the respective Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Guaranty, or any Event of Default under, and as defined in, the Holdings Guaranty shall occur; or

                  9.09  Security  Agreements;   Mortgages;  Additional  Security
Documents. Any of the Security Agreement, Mortgages or Additional Security Documents shall, after the execution and delivery thereof, cease to be in full force and effect, or shall cease to give the Collateral Agent the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all the Collateral or Additional Collateral, as the case may be, covered thereby), in favor of the Collateral Agent for the benefit of the respective Secured Creditors under the Security Documents and securing the Secured Obligations, superior to and prior to the rights and Liens of all third Persons (except that the security interests created by the Security Agree-ment may be junior to the Permitted Liens, the security interests created by the Mortgages may be subject to the respective Permitted Encumbrances and the security interests created by the Additional Security Documents may be subject to Liens permitted by Section 8.01), or any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Security Agreement or any Mortgage or Additional Security Document; or

                  9.10 Judgments. One or more judgments or decrees shall be entered against any Borrower or any of its Subsidiaries involving, when added to any other judgments or decrees against Silgan and its Subsidiaries, a liability (not paid or fully covered by a reputable and solvent insurance company) of $1,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  9.11 Ownership; Change of Control. (i) A Change of Control shall occur or (ii) an Other Indebtedness Change of Control Excess Repayment shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Banks, shall by written notice to the Borrowers, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Co-Arranger, any Bank or the holder of any Note to enforce its claims against any Borrower (provided, that, if an Event of Default specified in either
Section 9.05 shall occur with respect to any Borrower or Section 9.11(ii) shall occur, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrowers as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each of the Borrowers;
(iii) exercise any rights or remedies under the Guaranties and/or in its capacity as Collateral Agent under any of the Security Documents; (iv) direct Containers and Plastics to pay (and the respective Borrower agrees that upon receipt of such notice it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent in the Cash Collateral Account, as is equal to the aggregate Stated Amount of all then outstanding Letters of Credit; and (v) terminate any Letter of Credit which may be terminated in accordance with its terms.

                  Section 10.  Definitions and Accounting Terms.

                  10.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "A Term Loan" shall have the meaning provided in Section 1.01(a).

                  "A Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "A Term Loan Commitment", as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 12.04(b).

                  "A Term Loan Maturity Date" shall mean December 31, 2000.

                  "A Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(c).

                  "A Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(c).

                  "A Term Note" shall have the meaning provided in Section 1.05(a).

                  "Acquired Business" shall mean certain assets and net working capital constituting the metal food containers, rigid plastic food containers and metal caps and closure division of American National Can Company, an indirect subsidiary of Pechiney SA, and the capital stock of AN Can, together with certain liabilities relating thereto, in each case as set forth in the Acquisition Documents.

                  "Acquisition" shall mean the purchase of the Acquired Business pursuant to the Acquisition Documents.

                  "Acquisition Agreement" shall mean the Asset Purchase Agreement, dated as of June 2, 1995, between Containers and American National Can Company, as the same may be amended, modified or supplemented pursuant to the terms hereof and thereof.

                  "Acquisition Documents" shall mean the Acquisition Agreement and all other documents and agreements entered into or delivered in connection with the Acquisition Agreement.

                  "Additional Collateral" shall mean any assets or properties of any Borrower or any Subsidiary of any Borrower given as collateral pursuant to any Additional Security Document.

                  "Additional   Security   Documents"  shall  have  the  meaning
provided  in  Section   7.10(a)  and  shall  include  any  additional   security
documentation executed and delivered pursuant to Section 8.13.

                  "Adjusted Certificate of Deposit Rate" shall mean, on any day, the sum (rounded to the nearest 1/100 of 1%) of (1) the rate obtained by dividing (x) the most recent weekly average dealer offering rate for negotiable certificates of deposit with a three-month maturity in the secondary market as published in the most recent Federal Reserve System publication entitled "Select Interest Rates," published weekly on Form H.15 as of the date hereof, or if such publication or a substitute containing the foregoing rate information shall not be published by the Federal Reserve System for any week, the weekly average offering rate determined by the Administrative Agent on the basis of quotations for such certificates received by it from three certificate of deposit dealers in New York of recognized standing or, if such quotations are unavailable, then on the basis of other sources reasonably selected by the Administrative Agent, by (y) a percentage equal to 100% minus the stated maximum rate of all reserve requirements as specified in Regulation D applicable on such day to a three-month certificate of deposit of a member bank of the Federal Reserve System in excess of $100,000 (including, without limitation, any marginal, emergency, supplemental, special or other reserves), plus (2) the then daily net annual assessment rate as estimated by the Administrative Agent for determining the current annual assessment payable by the Administrative Agent to the Federal Deposit Insurance Corporation for insuring three-month certificates of deposit.

                  "Adjusted Net Income" for any period shall mean consolidated net income of Holdings and its Subsidiaries for such period (after provision for taxes) plus the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense, write-downs of inventory and other non-cash charges) that were deducted in arriving at the consolidated net income of Holdings and its Subsidiaries for such period less the amount of all net non-cash gains and gains from sales of assets (other than sales of inventory in the ordinary course of business) that were added in arriving at said consolidated net income for such period.

                  "Administrative  Agent" shall have the meaning provided in the
first   paragraph  of  this   Agreement,   and  shall   include  any   successor
Administrative Agent appointed pursuant to Section 11.09.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such

Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise. The term "Affiliate" with respect to the Credit Parties and any of their Subsidiaries shall not include BTCo or any of its affiliates.

                  "Agreement" shall mean this Credit Agreement, as same may be modified, supplemented or amended from time to time.

                  "Allowed Reduction" shall mean any reduction in stockholders' equity in an amount not to exceed $14,000,000 as a result of any cash Dividends paid by Silgan to Holdings to enable Holdings to make payments after December 21, 1993 to third parties which are not Affiliates of Silgan in respect of the Reorganization.

                  "American National Can Company" shall mean American National Can Company, a Delaware corporation.

                  "AN Can" shall mean SCCW Can Corporation, a California corporation.

                  "AN  Can  Intercompany   Agency   Agreement"  shall  mean  the
Intercompany Agency Agreement, dated as of August 1, 1995, between Containers and AN Can.

                  "Applicable Margin" shall mean a percentage per annum equal to
(w) in the case of A Term Loans which are maintained as (i) Base Rate Loans, 1-1/2% less the then applicable Interest Reduction Discount and (ii) Eurodollar Loans, 2-1/2% less the then applicable Interest Reduction Discount, (x) in the case of B Term Loans which are maintained as (i) Base Rate Loans, 2% and (ii) Eurodollar Loans, 3%, (y) in the case of Revolving Loans which are maintained as
(i) Base Rate Loans, 1-1/2% less the then applicable Interest Reduction Discount and (ii) Eurodollar Loans, 2-1/2% less the then applicable Interest Reduction Discount and (z) in the case of Swingline Loans, 1-1/2% less the then applicable Interest Reduction Discount.

                  "Applicable Revolving Loan Commitment Commission Percentage" shall mean, at any time, a percentage per annum equal to 1/2 of 1%; provided, that from and after the first day of any Margin Reduction Period (the "Start Date") to and including the last day of such Margin Reduction Period (the "End Date"), the Applicable Revolving Loan Commitment Commission Percentage shall be 3/8 of 1% if, but only if, as of the last day of the most recent fiscal quarter or year, as the case may be, of Holdings ended immediately prior to such Start Date (the "Test Date"), the Modified Leverage Ratio is less than or equal to 3.375:1.00. Notwithstanding anything to the contrary contained above in this definition, the Applicable Revolving Loan Commitment Commission Percentage shall be 1/2 of 1% at all times when a Default or an Event of Default shall exist.

                  "Assignment   and   Assumption   Agreement"   shall  mean  the
Assignment and Assumption Agreement substantially in the form of Exhibit N (appropriately completed).

                  "Available Revolving Loan Commitment" for each Bank shall mean, at any time, such Bank's Revolving Loan Commitment less such Bank's Percentage of the Blocked Commitment at such time.

                  "B Term Loan" shall have the meaning provided in Section 1.01(b).

                  "B Term Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "B Term Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.03, 4.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 12.04(b).

                  "B Term Loan Maturity Date" shall mean March 15, 2002.

                  "B Term Loan Scheduled Repayment" shall have the meaning provided in Section 4.02(d).

                  "B Term Loan Scheduled Repayment Date" shall have the meaning provided in Section 4.02(d).

                  "B Term Note" shall have the meaning provided in Section 1.05(a).

                  "Bank" shall have the meaning provided in the first paragraph of this Agreement.

                  "Bank Default" shall mean (i) the refusal (which has not been retracted) of a Bank to make available its portion of any Borrowing (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Bank having notified in writing any Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01(a), (b), (c) or 1.01(e) or Section 2, in case of either clause (i) or (ii) as a result of any takeover of such Bank by any regulatory authority or agency.

                  "Bankruptcy Code" shall have the meaning provided in Section 9.05.

                  "Base Rate" at any time shall mean the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate, (ii) 1/2 of 1% in excess of the Federal Funds Rate and (iii) the Prime Lending Rate.

                  "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) any other Loan designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.


                  "Blecher Letter" shall have the meaning provided in Section 5.01(n).

                  "Blocked Commitment" shall mean (i) for the period from and including the Initial Borrowing Date through and including June 30, 1996, $75,000,000, with such amount to be reduced by the amount of cash Dividends paid to Holdings pursuant to Section 8.03(xvii) and the amount of advances made pursuant to Section 8.06(xxiv) and (ii) for the period thereafter, $0.

                  "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

                  "Borrowers  Guaranty"  shall  have  the  meaning  provided  in
Section 5.01(h)(ii).

                  "Borrowing" shall mean the borrowing of one Type of Loan of a single Tranche from all the Banks having Commitments of the respective Tranche (or from BTCo in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period; provided that Base Rate Loans incurred pursuant to
Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

                  "Borrowing Base" shall mean, as at any date, the sum of the following amounts: (i) 85% of Eligible Accounts Receivable and (ii) 50% of Eligible Inventory.

                  "Borrowing Base Certificate" shall have the meaning provided in Section 7.01(i).

                  "Borrowing Base Deficiency" at any time shall mean the amount, if any, by which the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the Letter of Credit Outstandings at such time exceeds the Borrowing Base.

                  "BTCo" shall mean Bankers Trust Company, in its individual capacity.

                  "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the New York interbank Eurodollar market.

                  "Canadian Holdco" shall mean 827599 Ontario Inc., an Ontario corporation and a Wholly-Owned Subsidiary of Plastics.

                  "Carryover Amount" shall have the meaning provided in Section 8.08(a).

                  "Cash  Collateral  Account" shall have the meaning provided in
Section 4.02(a).

                  "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) time deposits and certificates of deposit of any commercial bank incorporated in the United States of recognized standing having capital and surplus in excess of $100,000,000 with maturities of not more than six months from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by the parent corporation of any commercial bank (provided that the parent corporation and the bank are both incorporated in the United States) of recognized standing having capital and surplus in excess of $500,000,000 and commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by Standard & Poor's Ratings Group or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc. and in each case maturing not more than six months after the date of acquisition by such Person and (v) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

                  "CERCLA" shall mean the Comprehensive Environmental Response Compensation of Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. ss. 9601 et seq.

                  "Change of Control" shall mean any of (i) (A) prior to the occurrence of an initial registered public equity offering by Silgan of its common stock, Holdings shall cease to own 100% of the capital stock of Silgan and (B) after the occurrence of an initial registered public equity offering by Silgan of its common stock, (x) any Person or group (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act), other than a Permitted Holder, individually or collectively, (I) shall have acquired the beneficial ownership (as such term is defined in Rule 13D-3 promulgated under the Securities Exchange Act) of 30% or more on a fully diluted basis of the voting and economic interest of Silgan or (II) shall have obtained the power (whether or not exercised) to elect a majority of Silgan's directors, (y) the Board of Directors of Silgan shall not consist of a majority of Continuing Silgan Directors or (z) so long as the Holdings Debentures are outstanding, Holdings shall cease to own at least a majority on a fully diluted basis of the voting and economic interest of the capital stock of Silgan, (ii) the occurrence of an event described in Section 9(g) of the Holdings Guaranty or
(iii) the occurrence of any Other Indebtedness Change of Control.

                  "Co-Arrangers" shall have the meaning provided in the first paragraph of this Agreement.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder and rulings issued thereunder. Section references to the Code are to the Code as in effect at the date of this Agreement, and to any subsequent provisions of the Code amendatory thereof, supplemental thereto or substituted therefor.

                  "Collateral" shall mean all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all Additional Collateral.

                  "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents, and shall include any successor Collateral Agent appointed pursuant to the terms of the respective Security Document.

                  "Commitment Commission" shall mean the Term Loan Commitment Commission and the Revolving Loan Commitment Commission.

                  "Commitments" shall mean any of the commitments of any Bank, i.e., whether the A Term Loan Commitment, B Term Loan Commitment or Revolving Loan Commitment.

                  "Consolidated Current Assets" shall mean the current assets of Holdings and its Subsidiaries determined on a consolidated basis, provided that the Total Unutilized Revolving Loan Commitment shall be considered current assets of Holdings in making the foregoing determination.

                  "Consolidated Current Liabilities" shall mean the current liabilities of Holdings and its Subsidiaries determined on a consolidated basis, provided that the current portion of the Loans (including any accrued interest with respect to such current portion and accrued interest on the Silgan Subordinated Notes, the Holdings Debentures or any Refinancing Indebtedness, in each case from the last regularly scheduled interest payment date) shall not be considered current liabilities for purposes of making the foregoing determination and, provided further, that the current portion of any intercompany loans made by Silgan to Containers or Plastics also shall not be considered current liabilities for the purposes of making the foregoing determination.

                  "Consolidated Net Worth" shall mean the Net Worth of Silgan and its Subsidiaries determined on a consolidated basis.

                  "Consolidated Subsidiaries" of any Person shall mean all subsidiaries of such Person which are consolidated with such Person for financial reporting purposes in accordance with generally accepted accounting principles in the United States.

                  "Containers" shall have the meaning provided in the first paragraph of this Agreement.

                  "Containers Employee Stock Options" shall have the meaning provided in Section 6.13.

                  "Containers Stock Option Agreements" shall have the meaning provided in Section 6.13.

                  "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or
(y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall, unless expressly limited by its terms to a lesser amount, be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or such lesser amount) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

                  "Continuing Silgan Directors" shall mean the directors of Silgan on the Effective Date and each other director of Silgan, if such other director's nomination for election to the Board of Directors of Silgan is recommended, or if such other director is elected, by a majority of the then Continuing Silgan Directors.

                  "Contribution Agreement" shall mean the Contribution Agreement, dated as of June 18, 1992, by and among Containers, Plastics, DM Can and AN Can, as the same may be modified, supplemented or amended pursuant to the terms hereof and thereof.

                  "Credit Documents" shall mean this Agreement, the Contribution Agreement, each Note, each Guaranty, each Pledge Agreement, each Mortgage and the Security Agreement and, after the execution and delivery thereof, each Additional Security Document.

                  "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

                  "Credit Party" shall mean and include Holdings, each of the Borrowers, DM Can and AN Can, and after the creation thereof, any Subsidiary of Silgan created pursuant to Section 8.13 which has executed and delivered a Security Document.

                  "Debt Agreements" shall have the meaning provided in Section 5.01(e).

                  "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

                  "Defaulting Bank" shall mean any Bank with respect to which a Bank Default is in effect.

                  "Del Monte" shall mean Del Monte Corporation, a New York corporation.

                  "Del Monte Acquisition" shall mean the purchase by Containers on December 21, 1993 of certain fixed assets and working capital constituting the containers manufacturing business of Del Monte and the capital stock of DM Can, together with certain liabilities relating thereto.

                  "Dividends" shall have the meaning provided in Section 8.03.

                  "DM Can" shall mean California-Washington Can Corporation, a California corporation.

                  "DM  Can  Intercompany   Agency   Agreement"  shall  mean  the
Intercompany Agency Agreement, dated as of December 21, 1993, between Containers and DM Can.

                  "Documentation Agent" shall have the meaning provided in the first paragraph of this Agreement.

                  "Documents"   shall   mean  the  Credit   Documents   and  the
Acquisition Documents.

                  "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

                  "Domestic Subsidiary" shall mean each Subsidiary of Silgan incorporated or organized in the United States or any State or territory thereof.

                  "Drawing" shall have the meaning provided in Section 2.05(b).

                  "EBIT" shall mean, for any period, the consolidated net income of Holdings and its Subsidiaries, before interest expense and provision for taxes and without giving effect to any extraordinary non-cash gains or extraordinary non-cash losses and gains or losses from sales of assets (other than sales of inventory in the ordinary course of business), or any non-cash adjustments resulting from changes in value of employee stock options.

                  "EBITDA" for any period shall mean EBIT, adjusted by adding thereto the amount of all depreciation and all amortization of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

                  "Effective Date" shall have the meaning provided in Section 12.10.

                  "Eligible Accounts Receivable" shall mean the aggregate gross amount of Silgan's Wholly-Owned Domestic Subsidiaries' accounts receivable which conform to the warranties contained herein and in the Security Agreement and at all times continue to be acceptable to the Collateral Agent in its reasonable judgment, less any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and less reserves for any other matter affecting the creditworthiness of account debtors owing the accounts receivable, and excluding (i) foreign or governmental sales (except to the extent supported by a letter of credit issued by an issuer satisfactory to the Collateral Agent), (ii) bill and hold (or deferred shipment) transactions,
(iii) contracts or sales to any

Affiliate and (iv) all accounts receivable which have not been paid in full within 60 days of the due date thereof.

                  "Eligible Inventory" shall mean the aggregate gross dollar value (valued at the lower of cost or market value) of Silgan's Wholly-Owned Domestic Subsidiaries' Inventory which conforms to the warranties contained in the Security Agreement and which at all times continues to be acceptable to the Collateral Agent in its reasonable judgment, less any supplies (other than raw materials), spare parts, goods returned (other than goods returned by customers of Containers consistent with past practices and which goods are not damaged and are suitable for resale by Containers in the ordinary course of business) or rejected by customers, goods to be returned to suppliers, and less any reserves required by the Collateral Agent in its reasonable judgment for special order goods, market value declines and bill and hold (deferred shipment) sales.

                  "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act).

                  "Employee Stock Options" shall mean and include the Containers Employee Stock Options and the Plastics Employee Stock Options.

                  "End Date" shall have the meaning provided in the definition of Applicable Revolving Loan Commitment Commission Percentage.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement, and to any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

                  "ERISA Affiliate" shall mean any person (as defined in Section 3(9) of ERISA) (including each trade or business (whether or not incorporated)) which together with any Borrower or any Subsidiary of any Borrower would be deemed to be a "single employer" or a member of the same "controlled group" of "contributing sponsors" within the meaning of Section 4001 of ERISA.

                  "Eurodollar Loan" shall mean each Loan (other than a Swingline
Loan) designated as a Eurodollar Loan by any Borrower at the time of the incurrence thereof or conversion thereto by such Borrower.

                  "Eurodollar Rate" shall mean (a) the offered quotation to first-class banks in the New York interbank Eurodollar market by BTCo for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the

Eurodollar Loan of BTCo with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 10:00 A.M. (New York time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded off to the nearest 1/100 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

                  "Event of Default" shall have the meaning  provided in Section
9.

                  "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (x) Adjusted Net Income for such period and (y) the decrease, if any, in Working Capital from the first day to the last day of such period, minus, without duplication, (ii) the sum of (t) the amount of capital expenditures (not in excess of the amount permitted by Section 8.08 or such greater amounts as are consented to by the Required Banks) made by Silgan and its Subsidiaries on a consolidated basis during such period other than capital expenditures made pursuant to Section 8.08(b) or financed through capital leases or other Indebtedness during such period, (u) the aggregate principal amount of permanent payments or prepayments on Indebtedness for borrowed money of Holdings and its Subsidiaries (other than (A) repayments of loans under the Intercompany Notes and any other intercompany loans among Holdings and its Subsidiaries, (B) repayments of Existing Senior Secured Notes, Holdings Debentures, Silgan Subordinated Notes or any Refinancing Indebtedness and (C) repayments of Loans, provided that repayments of Loans shall be deducted in determining Excess Cash Flow if such repayments were (1) required as a result of an A Term Loan Scheduled Repayment under Section 4.02(c), (2) required as a result of a B Term Loan Scheduled Repayment under Section 4.02(d) or (3) made as a voluntary prepayment (but in the case of a voluntary prepayment of Revolving Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment)) on a consolidated basis during such period, (v) the increase, if any, in Working Capital from the first day to the last day of such period, (w) the aggregate amount of costs and expenses incurred by Silgan and its Subsidiaries during such period in connection with the consolidation and plant rationalization of their operations to the extent such amounts have not reduced Adjusted Net Income for such period or constituted capital expenditures made during such period, in each case in connection with the Acquisition, the St. Louis Facility Acquisition, the Del Monte Acquisition or any Permitted Acquisition, (x) the aggregate amount of Dividends paid pursuant to Sections 8.03(xii), (xiii) and (xiv) during such period and (y) the aggregate amount expended in respect of Permitted Acquisitions and investments pursuant to
Section 8.06(xxiii) during such period other than Permitted Acquisitions and investments made with Retained Excess Cash Flow and Retained Net Equity Proceeds during such period.

                  "Excess Cash Payment Date" shall mean the date occurring 120 days after the last day of each fiscal year of Silgan (beginning with its fiscal year ended December 31, 1996).

                  "Excess Cash Payment Period" shall mean with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of Silgan.

                  "Existing Credit Agreement" shall mean the Credit Agreement, dated as of December 21, 1993, among the Borrowers, the financial institutions party thereto, Bank of America National Trust and Savings Association, as co-agent, and BTCo, as agent, as amended, modified or supplemented through the Initial Borrowing Date.

                  "Existing  Indebtedness"  shall have the  meaning  provided in
Section 8.05(ii).

                  "Existing Letters of Credit" shall have the meaning provided in Section 2.01.

                  "Existing Mortgaged Properties" shall mean all Real Property of Containers, Plastics and DM Can listed on Schedule III and designated as "Existing Mortgaged Properties" therein.

                  "Existing Mortgages" shall mean all Mortgages granted by Containers, Plastics and DM Can pursuant to the Existing Credit Agreement and which have not been released by the lenders thereunder prior to the Effective Date.

                  "Existing Senior Secured Note Agreement" shall mean the Note Purchase Agreement, dated as of June 29, 1992, between Silgan and each of the purchasers party thereto, as the same is in effect on the Initial Borrowing Date.

                  "Existing Senior Secured Note Documents" shall mean and include each of the Existing Senior Secured Notes, the Existing Senior Secured Note Agreement, the guaranties issued thereunder and the other documents associated therewith.

                  "Existing Senior Secured Note Redemption Amount" shall mean the aggregate principal amount of all Existing Senior Secured Notes outstanding on the Initial Borrowing Date, together with all interest that will accrue thereon through the Existing Senior Secured Notes Redemption Date, plus any premium associated with the redemption of same on such date.

                  "Existing Senior Secured Notes" shall mean the $50,000,000 aggregate principal amount of Senior Secured Floating Rate Notes due 1997 issued by Silgan pursuant to the Existing Senior Secured Note Agreement.

                  "Existing Senior Secured Notes Redemption" shall mean the redemption or repayment in full of all outstanding Existing Senior Secured Notes.

                  "Existing Senior Secured Notes Redemption Date" shall mean a single date occurring on or before the 40th day following the Initial Borrowing Date, provided that if the Existing Senior Secured Notes are accelerated after the Initial Borrowing Date and prior to the date designated by Silgan as the Existing Senior Secured Notes Redemption Date, Silgan may declare (to the Administrative Agent) the Business Day immediately following such acceleration as the Existing Senior Secured Notes Redemption Date and may incur A Term Loans in accordance with, and subject to the terms of, this Agreement to consummate the Existing Senior Secured Notes Redemption.

                  "Express" shall mean Express Plastic Containers Limited, an Ontario corporation and a Wholly-Owned Subsidiary of Canadian Holdco.

                  "Facing Fees" shall have the meaning provided in Section 3.01(d).

                  "Federal Funds Rate" shall mean for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

                  "Fees" shall mean all amounts payable pursuant to or referred to in Section 3.01.

                  "Foreign Subsidiary" shall mean each Subsidiary of Silgan which is not a Domestic Subsidiary.

                  "Guarantor" shall mean, with respect to any Guaranty, the respective guarantor or guarantors thereunder (i.e., Holdings, Silgan, Containers, Plastics, DM Can, AN Can and/or any Subsidiary of Silgan required to deliver a Guaranty pursuant to Section 8.13, as the case may be).

                  "Guaranty" shall mean and include each of the Holdings Guaranty, the Borrowers Guaranty and any guaranty delivered pursuant to Section 8.13.

                  "Holdings"   shall  mean  Silgan  Holdings  Inc.,  a  Delaware
corporation.

                  "Holdings Debenture Documents" shall mean and include each of the Holdings Debentures, the Holdings Debenture Indenture and each of the other documents and agreements related thereto.

                  "Holdings Debenture Indenture" shall mean the Indenture, dated as of June 29, 1992, between Holdings and Shawmut Bank Connecticut, N.A., as trustee.

                  "Holdings Debentures" shall mean the 13-1/4% Senior Discount Debentures due 2002 issued by Holdings pursuant to the Holdings Debenture Indenture.

                  "Holdings Employee Stock Options" shall have the meaning provided in the Holdings Guaranty.

                  "Holdings Guaranty" shall have the meaning provided in Section 5.01(h)(i).

                  "Holdings Merger" shall have the meaning provided in Section 8.02(x).

                  "Holdings Pledge Agreement" shall mean the Amended and Restated Holdings Pledge Agreement, dated as of June 30, 1989, as amended and restated as of June 18, 1992, as amended by the First Amendment, dated as of December 21, 1993, and as amended by the Second Amendment, dated as of August 1, 1995, between Holdings and the Collateral Agent, as the same may be further modified, supplemented and amended pursuant to the terms hereof and thereof.

                  "Holdings Shareholders Agreement" shall mean the "Shareholders Agreement" as defined in the Holdings Guaranty.

                  "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such Person and all drafts drawn thereunder, (iii) all liabilities secured by any Lien on any property owned by such Person, whether or not such liabilities have been assumed by such Person, (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee and (v) all Contingent Obligations of such Person.

                  "Initial Borrowing Date" shall mean the date occurring on or after the Effective Date on which the initial Borrowing hereunder occurs.

                  "Intercompany   Agency   Agreement"  shall  mean  the  AN  Can
Intercompany Agency Agreement and the DM Can Intercompany Agency Agent.

                  "Intercompany Notes" shall mean all Mirror Intercompany Notes and all Working Capital Intercompany Notes, which Intercompany Notes shall, (x) in the case of those Intercompany Notes issued to Holdings, Silgan, Containers, Plastics, DM Can, AN Can or any other Wholly-Owned Domestic Subsidiary of Silgan, be pledged pursuant to the respective Pledge Agreement and (y) in all cases, contain a provision that, upon either the acceleration of the Loans pursuant to Section 9 or a payment default on such Loans at final maturity thereof, all amounts due and payable under such Intercompany Notes shall be immediately due and payable without any further action.

                  "Interest Coverage Ratio" for any period shall mean the ratio of (x) EBITDA to (y) Interest Expense for such period, provided that for purposes of determining the pro forma Interest Coverage Ratio under Section
8.05(xvii), such ratio shall be calculated without regard to any interest incurred with respect to any Indebtedness of Holdings so long as such Indebtedness is not guaranteed in any manner by Silgan or any of its Subsidiaries.

                  "Interest Determination Date" shall mean the second Business Day prior to the commencement of any Interest Period relating to a Eurodollar Loan.

                  "Interest Expense" for any period shall mean the total consolidated interest expense of Holdings and its Subsidiaries for such period (without giving effect to any amortization of up-front fees and expenses in connection with any debt issuance).

                  "Interest Period" shall have the meaning provided in Section 1.09.

                  "Interest Rate Protection Agreement" shall have the meaning provided in the Security Documents and the Guaranties.

                  "Interest Reduction Discount" shall mean initially zero, and from and after any Start Date to and including the corresponding End Date, the percentage set forth in clause (A), (B), (C), (D), (E) or (F) below to the extent applicable:

                  (A) 1/4 of 1% if, but only if, as of the Test Date for such Start Date, the Modified Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 3.75:1.00 and none of the conditions set forth in clauses (B) through (F) below are satisfied;

                  (B) 1/2 of 1% if, but only if, as of the Test Date for such Start Date, the Modified Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 3.375:1.00 and none of the conditions set forth in clauses (C) through (F) below is not satisfied;

                  (C) 3/4 of 1% if, but only if, as of the Test Date for such Start Date, the Modified Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 3:00:1.00 and none of the conditions in clauses (D) through (F) below are satisfied;

                  (D) 1% if, but not only if, as of the Test Date for such Start Date, the Modified Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 2.625:1.00 and neither of the conditions set forth in clause (E) or (F) below is satisfied;

                  (E) 1-1/4% if, but only if, as of the Test Date for such Start Date, the Modified Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 2.25:1.00 and the condition set forth in clause (F) below is not satisfied; or

                  (F) 1-1/2% if, but only if, as of the Test Date for such Start Date, the Modified Leverage Ratio for the Test Period ended on such Test Date is less than or equal to 1.875:1.00.

Notwithstanding anything to the contrary above in this definition, (i), subject to following clause (ii), if Silgan's long-term Indebtedness receives a stated "senior implied" rating of at least BBB- from Standard & Poor's Ratings Group or at least Baa3 from Moody's Investors Service, Inc., then from the date that is the first Business Day of the fiscal quarter of Silgan following the fiscal quarter containing the first date that either such rating is announced and for so long as such rating shall remain in effect, the Interest Reduction Discount shall be 1-1/2% and (ii) the Interest Reduction Discount shall be reduced to zero at all times when a Default or an Event of Default shall exist.

                  "Inventory" of any Person shall mean "Inventory" as defined in the Security Agreement.

                  "Inventory and Accounts Receivable Report" shall mean the Inventory and Accounts Receivable Report substantially in the form of Exhibit L (appropriately completed).

                  "Iowa City JV" shall mean the joint venture formed pursuant to the Joint Venture Agreement Creating Iowa City Can Mfg. Company, dated as of January 31, 1989, between Containers and Van Dorn Company, an Ohio corporation, acting through its Central States Can Co. division.

                  "Issuing and Paying Agency Agreement" shall mean the Issuing and Paying Agency Agreement, dated as of June 20, 1992, among Silgan, Containers and the Issuing and Paying Agent.

                  "Issuing and Paying Agent" shall mean The Bank of New York.

                  "Leaseholds" of any Person, means all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements, and/or fixtures.

                  "Letter of Credit" shall have the meaning provided in Section 2.01(a).

                  "Letter of Credit  Fees"  shall have the  meaning  provided in
Section 3.01(c).

                  "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit and
(ii) the amount of all Unpaid Drawings.

                  "Letter of Credit Request" shall have the meaning  provided in
Section 2.03(a).

                  "Leverage Ratio" for any period shall mean the ratio of (x) the sum of (I) Total Indebtedness (excluding Revolving Outstandings) as of the last day of such period plus (II) the Revolving Outstandings on the December 31st immediately preceding the last day of such period (or, in the case of a Test Period ended on December 31 in any fiscal year, the Revolving Outstandings on such December 31) to (y) EBITDA for then the most recently ended Test Period.

                  "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing).

                  "Loan" shall mean each A Term Loan, each B Term Loan, each Revolving Loan and each Swingline Loan.

                  "Majority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

                  "Management  Agreements"  shall have the  meaning  provided in
Section 5.01(e).

                  "Management Services Agreements" shall mean each of the Amended and Restated Management Service Agreements, each dated as of December 21, 1993, between each of Holdings, Silgan, Containers and Plastics and S&H Inc., as any such Management Services Agreement may be amended, modified or supplemented from time to time pursuant to the terms hereof and thereof.

                  "Mandatory  Borrowing"  shall  have the  meaning  provided  in
Section 1.01(e).

                  "Margin Reduction Period" shall mean each period which shall commence on a date on which the financial statements are delivered pursuant to
Section 7.01(b) (other than in respect of the fiscal fourth quarter of any fiscal year) or (c), as the case may be, and which shall end on the earlier of
(i) the date of actual  delivery of the next  financial  statements  pursuant to
Section 7.01(b) (other than in respect of the fiscal fourth quarter of any fiscal year) or (c), as the case may be, and (ii) the latest date on which the next financial statements are required to be delivered pursuant to Section 7.01(b) (other than in respect of the fiscal fourth quarter of any fiscal year) or (c), as the case may be; provided that the first Margin Reduction Period shall commence on the date of delivery of the financial statements in respect of the fiscal quarter of Holdings ending September 30, 1996.

                  "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System.

                  "Maturity Date" shall mean the A Term Loan Maturity Date, the B Term Loan Maturity Date, the Revolving Loan Maturity Date or the Swingline Expiry Date, as the case may be.

                  "Maximum Swingline Amount" shall mean $10,000,000.

                  "Mirror Intercompany Notes" shall mean all promissory notes listed on Schedule VII delivered by the respective obligor thereunder evidencing an intercompany loan or loans with proceeds initially received by Silgan from the issuance of the Existing Senior Secured Notes, the Silgan Subordinated Notes and the Term Loans.

                  "Modified Leverage Ratio" shall mean, at any time, the ratio of (x) the sum of (I) Total Consolidated Term Debt at such time plus (II) the Revolving Outstandings on the December 31st immediately preceding the respective Test Date (or, in the case of a Test

Date on December 31 in any fiscal year, the Revolving Outstandings on such December 31) to (y) EBITDA for the then most recently ended Test Period.

                  "Mortgage  Amendments"  shall  have the  meaning  provided  in
Section 5.01(l)(i).

                  "Mortgaged Properties" shall mean the Existing Mortgaged Properties and the New Mortgaged Properties.

                  "Mortgage Policies" shall mean the mortgage title insurance policies issued in respect of each of the Mortgaged Properties.

                  "Mortgages" shall mean mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust granted in favor of the Collateral Agent for the benefit of the respective Secured Creditors with respect to the Mortgaged Properties, which mortgages, deeds of trust, leasehold mortgages and leasehold deeds of trust are or shall be in a form which is satisfactory to the Co-Arrangers, with such changes as are necessary or desirable in the opinion of local counsel to conform with applicable state law and procedure.

                  "Net Equity Proceeds" shall mean, with respect to each issuance of equity by any Person, the proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of such equity.

                  "Net Sale Proceeds" shall mean Sale Proceeds, net of reasonable costs in connection therewith and the estimated marginal increase in taxes which will be payable by Silgan's consolidated group with respect to such year as a result thereof.

                  "Net Worth" of any Person shall mean the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings (without giving effect to any non-cash adjustments resulting from changes in value of employee stock options), and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, less treasury stock.

                  "New Mortgaged  Properties" shall have the meaning provided in
Section 5.01(l)(ii).

                  "New Mortgages" shall mean those Mortgages which have been granted with respect to the New Mortgaged Properties.

                  "Non-Defaulting Bank" shall mean and include each Bank other than a Defaulting Bank.

                  "Note" shall mean each A Term Note, each B Term Note, each Revolving Note and each Swingline Note.

                  "Notice of  Borrowing"  shall  have the  meaning  provided  in
Section 1.03(a).

                  "Notice of  Conversion"  shall have the  meaning  provided  in
Section 1.06.

                  "Notice Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "NRO" shall mean 828745 Ontario Inc., an Ontario corporation and a Wholly-Owned Subsidiary of Silgan.

                  "Obligations"   shall   mean   all   amounts   owing   to  the
Administrative Agent, the Co-Arrangers, the Collateral Agent or any Bank pursuant to the terms of this Agreement or any other Credit Document.

                  "Other Indebtedness Change of Control" shall mean any Change of Control under, and as defined in, any of the Silgan Subordinated Note
Documents, the Holdings Debenture Documents or the Refinancing Indebtedness Documents.

                  "Other Indebtedness Change of Control Excess Repayment" shall mean any repurchase (or the tender for repurchase by the respective holder or holders thereof) of any Holdings Debenture, Silgan Subordinated Note or any Refinancing Indebtedness (or any portion thereof) as a result of an Other Indebtedness Change of Control.

                  "Participant" shall have the meaning provided in Section 2.04(a).

                  "Payment Office" shall mean the office of the Administrative Agent located at One Bankers Trust Plaza, New York, New York 10006, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

                  "Pechiney SA" means Pechiney SA, a French corporation.

                  "Percentage" of any Bank at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan Commitment of such Bank at such time and the denominator of which is the Total Revolving Loan Commitment at such time; provided, that if the Percentage of any Bank is to be determined after the Total

Revolving Loan Commitment has been terminated, then the Percentages of the Banks shall be determined immediately prior (and without giving effect) to such termination.

                  "Permitted  Acquisition"  shall have the  meaning  provided in
Section 8.02(ix).

                  "Permitted Encumbrance" shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Required Banks in their reasonable discretion.

                  "Permitted Holder" shall mean any of R. Philip Silver, D. Greg Horrigan or The Morgan Stanley Leveraged Equity Fund, II, L.P. or any of their respective Affiliates.

                  "Permitted Holdings Debt Repurchases" shall have the meaning provided in the Holdings Guaranty.

                  "Permitted Liens" shall have the meaning provided in Section 8.01(iii).

                  "Permitted Silgan Debt Repurchases" shall mean one or more open market or privately negotiated transactions or voluntary Refinancings pursuant to which Silgan Refinances outstanding Silgan Subordinated Notes or Refinancing Indebtedness issued by Silgan so long as (i) at the time of each such Refinancing, no Default or Event of Default then exists or would result therefrom, (ii) the sources of funds used to effect any such Refinancing derive solely from Net Equity Proceeds from one or more registered public equity offerings by Holdings or Silgan of its common stock, Retained Excess Cash Flow and/or, in the case of the Silgan Subordinated Notes, Refinancing Indebtedness and (iii) immediately following any such Refinancing (other than a Refinancing pursuant to which the Silgan Subordinated Notes are defeased in accordance with the terms of the Silgan Subordinated Notes Indenture), the Silgan Subordinated Notes or Refinancing Indebtedness so Refinanced are cancelled by Silgan.

                  "Person" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

                  "Plan" shall mean any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) or any single-employer plan (as defined in Section 4001(a)(15) of ERISA), subject to Title IV of ERISA, which is maintained or contributed to, or at any time during the five calendar years preceding the date of this Agreement was maintained or contributed to by any Borrower, any Subsidiary of any Borrower or any ERISA Affiliate.

                  "Plastics" shall have the meaning provided in the first paragraph of this Agreement.

                  "Plastics Employee Stock Options" shall have the meaning provided in Section 6.13.

                  "Plastics Stock Option Agreements" shall have the meaning provided in Section 6.13.

                  "Pledge Agreements" shall mean and include each of the Holdings Pledge Agreement, the Silgan Pledge Agreement and the Subsidiaries Pledge Agreement.

                  "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the respective Pledge Agreement.

                  "Pledged Securities" shall have the meaning provided in the respective Pledge Agreement.

                  "Prime Lending Rate" shall mean the rate which BTCo announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. BTCo may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

                  "Projections" shall have the meaning provided in Section 5.01(s).

                  "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December.

                  "RCRA" shall mean the Resources Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

                  "Real Estate Sales" shall mean the sale by Silgan or any of its Subsidiaries, as the case may be, of the Real Property located in Mansville, Texas, Westport, Missouri, Maysville, Kentucky, Hillsboro, Oregon, Cambridge Springs, Pennsylvania, Smithfield, Utah, Savage, Minnesota and Hoopeston, Illinois, in each case in accordance with Section 8.02(vii).

                  "Real Property" of any Person means all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

                  "Refinance", "Refinanced" or "Refinancing" shall mean, when used in respect of the Holdings Debentures, the Silgan Subordinated Notes and/or any Refinancing Indebtedness, to refinance, redeem, repay, repurchase, acquire or defease any such issue of Indebtedness.

                  "Refinancing Indebtedness" shall mean (i) any Indebtedness incurred pursuant to Section 8.05(xvi) or (xvii) the proceeds of which are used to Refinance outstanding Silgan Subordinated Notes, Holdings Debentures and/or any Refinancing Indebtedness previously issued by Holdings or (ii) any Indebtedness of Holdings incurred pursuant to Section 8(c)(v) of the Holdings Guaranty the proceeds of which are used to Refinance outstanding Holdings Debentures.

                  "Refinancing    Indebtedness   Documents"   shall   mean   all
indentures, securities purchase agreements, note agreements and other documents and agreements entered into in connection with any Refinancing Indebtedness.

                  "Register" shall have the meaning provided in Section 12.17.

                  "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

                  "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

                  "Reorganization" shall mean the corporate reorganization of Holdings and Silgan that occurred in June 1989.

                  "Replaced  Bank"  shall have the  meaning  provided in Section
1.13.

                  "Replacement Bank" shall have the meaning provided in Section 1.13.

                  "Reportable Event" shall mean an event described in Section 4043(b) of ERISA with respect to a Plan as to which the 30-day notice requirement has not been waived by the PBGC.

                  "Required  Appraisal"  shall  have  the  meaning  provided  in
Section 7.13.

                  "Required Banks" shall mean Non-Defaulting Banks, the sum of whose outstanding Term Loans, Term Loan Commitments and Revolving Loan Commitments (or after the termination thereof, outstanding Revolving Loans and Percentage of outstanding Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of all outstanding Term Loans of Non-Defaulting Banks, the Total Term Loan Commitment (less the Term Loan Commitments of Non-Defaulting Banks) and the Total Revolving Loan Commitment (less the Revolving Loan Commitments of Defaulting Banks) (or after the termination thereof, the sum of the then total outstanding Revolving Loans of Non-Defaulting Banks, Swingline Loans and Letter of Credit Outstandings).

                  "Required Secured Creditors" shall have the meaning provided in the respective Security Document.

                  "Retained Excess Cash Flow" shall mean, initially zero and at any time on or after January 1, 1997, a cumulative amount equal to 50% of Excess Cash Flow for each Excess Cash Payment Period, with the amount of such Retained Excess Cash Flow to be immediately reduced by (i) the amount of any voluntary prepayments of Term Loans made pursuant to Section 4.01(a) with the proceeds of Retained Excess Cash Flow, (ii) the amount of any Holdings Debentures, Silgan Subordinated Notes and/or Refinancing Indebtedness Refinanced with the proceeds of Retained Excess Cash Flow (including all amounts expended in respect of principal, premium, and fees, but excluding interest) and (iii) the amount of all Dividends paid pursuant to the proviso of Section 8.03(xi).

                  "Retained Net Equity Proceeds" shall mean, at any time, an amount equal to 50% of all Net Equity Proceeds received by Holdings or Silgan after it shall have received in the aggregate at least $75,000,000 of Net Equity Proceeds from one or more registered public equity offerings of its common stock (net any amounts used or to be used to repurchase shares of Holdings Class B Common Stock held by First Plaza Group Trust), with the amount of such Retained Net Equity Proceeds to be immediately reduced by (i) the amount of any voluntary prepayments of Term Loans made pursuant to Section 4.01(a) with Retained Net Equity Proceeds, (ii) the amount of any Permitted Acquisitions, investments made pursuant to Section 8.06(xxiii) and, without duplication, capital expenditures, in each case to the extent such payments, investments or expenditures are made with Retained Net

Equity Proceeds and (iii) the amount of any Holdings Debentures, Silgan Subordinated Notes and/or any Refinancing Indebtedness Refinanced with Retained Net Equity Proceeds.

                  "Revolving Loan Commitment" shall mean, for each Bank, the amount set forth opposite such Bank's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03, 4.02 and/or 9 or (y) adjusted from time to time as a result of assignments to or from such Bank pursuant to Sections 1.13 and/or 12.04(b).

                  "Revolving Loan Commitment Commission" shall have the meaning provided in Section 3.01(b).

                  "Revolving Loan Maturity Date" shall mean December 31, 2000.

                  "Revolving Loans" shall have the meaning provided in Section 1.01(c).

                  "Revolving Note" shall have the meaning provided in Section 1.05(a).

                  "Revolving Outstandings" shall mean, at any time, the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the aggregate amount of all Letter of Credit Outstandings at such time.

                  "Sale Proceeds" shall mean all cash, the principal amount of all debt obligations and the fair market value of all other property received as proceeds of any sale of assets.

                  "SEC" shall have the meaning provided in Section 7.01(h).

                  "Second Term Loan Borrowing Date" shall mean a Business Day occurring one Business Day prior to a date on which outstanding Existing Senior Secured Notes are repaid or redeemed.

                  "Section 4.04(b)(ii) Certificate" shall have the meaning provided in Section 4.04(b).

                  "Secured Creditors" shall mean (x) the Banks, the Administrative Agent, the Documentation Agent, the Co-Arrangers, the Collateral Agent and certain lenders of Indebtedness which refinance Indebtedness under this Agreement and (y) the Interest Rate Protection Creditors (as defined in the Security Agreement).

                  "Secured Obligations" shall mean all Obligations under, and as defined in, this Agreement as well as all other Obligations as defined in the respective Security Documents.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  "Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of August 31, 1987, and amended and restated as of June 18, 1992, as amended by the First Amendment dated as of December 21, 1993, and as amended by the Second Amendment, dated as of August 1, 1995, among Plastics, Containers, DM Can, AN Can and the Collateral Agent, as the same may be further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

                  "Security Agreement Collateral" shall mean and include all "Collateral" as defined in the Security Agreement.

                  "Security   Documents"  shall  mean  and  include  the  Pledge
Agreements, the Mortgages, the Security Agreement and, after the execution and delivery thereof, each Additional Security Document.

                  "Shareholders  Agreement"  shall have the meaning  provided in
Section 5.01(e).

                  "Silgan"  shall  have  the  meaning   provided  in  the  first
paragraph of this Agreement.

                  "Silgan Pledge Agreement" shall mean the Amended and Restated Silgan Pledge Agreement, dated as of August 31, 1987, as amended and restated as of March 1, 1989, and as amended and restated as of July 30, 1990, and amended and restated as of June 18, 1992, and amended by the First Amendment, dated as of December 21, 1993, and the Second Amendment, dated as of August 1, 1995, between Silgan and the Collateral Agent, as the same may be further modified, supplemented and amended from time to time in accordance with the terms hereof and thereof.

                  "Silgan Subordinated Note Documents" shall mean and include each of the Silgan Subordinated Notes, the Silgan Subordinated Notes Indenture and all other documents and agreements related thereto.

                  "Silgan   Subordinated  Notes"  shall  mean  the  $135,000,000
aggregate principal amount of Silgan's 11-3/4% Senior Subordinated Notes due 2002 which were issued pursuant to the Silgan Subordinated Notes Indenture.

                  "Silgan   Subordinated   Notes   Indenture"   shall  mean  the
Indenture, dated as of June 29, 1992, between Silgan and Shawmut Bank, N.A., as Trustee.

                  "Start Date" shall have the meaning provided in the definition of Applicable Revolving Loan Commitment Commission Percentage.

                  "Stated Amount" of each Letter of Credit shall mean the maximum amount available to be drawn thereunder, determined without regard to whether any conditions to drawing could then be met.

                  "St. Louis Assets" shall have the meaning provided in the Acquisition Agreement.

                  "St Louis Facility Acquisition" shall mean the acquisition by Containers of the St. Louis Assets pursuant to, and in accordance with the terms of, the Acquisition Agreement.

                  "Stock   Option   Agreements"   shall  mean  and  include  the
Containers Stock Option Agreements and the Plastics Stock Option Agreements.

                  "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Unless the context indicates otherwise, all references herein to Subsidiaries are references to Subsidiaries of any Borrower.

                  "Subsidiaries Pledge Agreement" shall mean the Amended and Restated Subsidiaries Pledge Agreement, dated as of June 18, 1992, as amended by the First Amendment, dated as of December 21, 1993, and the Second Amendment, dated as of August 1, 1995, among Containers, Plastics, DM Can, AN Can and the Collateral Agent, as the same may be further modified, supplemented and amended pursuant to the terms hereof and thereof.

                  "Supermajority Banks" of any Tranche shall mean those Non-Defaulting Banks which would constitute the Required Banks under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50% contained therein were changed to "66-2/3%".

                  "Swingline Expiry Date" shall mean, at any time, the date which is two Business Days prior to the Revolving Loan Maturity Date.

                  "Swingline Loan" shall have the meaning provided in Section 1.01(d).

                  "Swingline Note" shall have the meaning provided in Section 1.05(a).

                  "Syndication Date" shall mean the Business Day occurring on or after the earlier of (i) the 60th day after the Initial Borrowing Date and (ii) the date upon which the Co-Arrangers determine in their sole discretion (and notify Silgan) that the primary syndication (and the resultant addition of institutions as Banks pursuant to Section 12.04(b)) has been completed.

                  "Tax Sharing Agreement" shall mean the Amended and Restated Tax Allocation Agreement, dated as of July 13, 1990, as amended on December 21, 1993 and August 1, 1995, by and among Holdings and each of its Subsidiaries party thereto.

                  "Taxes" shall have the meaning provided in Section 4.04(a).

                  "Term Loan" shall mean each A Term Loan and each B Term Loan.

                  "Term Loan  Borrowing  Date"  shall  mean each of the  Initial
Borrowing Date, the Second Term Loan Borrowing Date and the Third Term Loan Borrowing Date.

                  "Term Loan Commitment" shall mean, for each Bank at any time, the sum of the A Term Loan Commitment and the B Term Loan Commitment of such Bank at such time.

                  "Term Loan Commitment Commission" shall have the meaning provided in Section 3.01(a).

                  "Test Date" shall have the meaning provided in the definition of Applicable Revolving Loan Commitment Commission Percentage.

                  "Test Period" shall mean each period of four consecutive fiscal quarters of Holdings (in each case taken as one accounting period), provided that the first Test Period shall end on December 31, 1995.

                  "Third Term Loan Borrowing Date" shall mean the Business Day immediately preceding the Existing Senior Secured Notes Redemption Date.

                  "Total A Term Loan Commitment" shall mean, at any time, the sum of the A Term Loan Commitments of each of the Banks.

                  "Total Available Revolving Loan Commitment" shall mean, at any time, the Total Revolving Loan Commitment less the Blocked Commitment at such time.

                  "Total B Term Loan Commitment" shall mean, at any time, the sum of the B Term Loan Commitments of each of the Banks.

                  "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Banks.

                  "Total  Consolidated  Term Debt" shall mean, at any time,  the sum of (1) the aggregate principal amount of Term Loans then outstanding, (2) the aggregate accreted principal amount of Holdings Debentures then outstanding,
(3) the aggregate principal amount of Silgan Subordinated Notes then outstanding, (4) the aggregate principal amount (or accreted amount if issued at a discount) of all Refinancing Indebtedness then outstanding, (5) the aggregate principal amount of all Indebtedness then outstanding that was assumed in connection with a Permitted Acquisition and (6) the aggregate principal amount of all promissory notes then outstanding that were issued by Holdings pursuant to Section 8(b)(i) or (ii) of the Holdings Guaranty which provide for the current payment of interest in cash.

                  "Total Indebtedness" shall mean the aggregate Indebtedness of Holdings and its Subsidiaries determined on a consolidated basis, provided that there shall be excluded, in making the foregoing determination, Indebtedness consisting of capitalized lease obligations described in Schedule VIII.

                  "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Banks.

                  "Total Term Loan Commitment" shall mean, at any time, the sum of the Total A Term Loan Commitment and the Total B Term Loan Commitment.

                  "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the then Total Revolving Loan Commitment less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

                  "Tranche" shall mean the respective facilities and commitments utilized in making Loans hereunder, with there being four separate Tranches, i.e., A Term Loans, B Term Loans, Revolving Loans and Swingline Loans.

                  "Transaction" shall mean each of (i) the consummation of the Acquisition, (ii) the termination of the commitments under the Existing Credit Agreement and the repayment of all loans outstanding thereunder and (iii) the consummation of the Existing Senior Secured Notes Redemption.

                  "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

                  "UCC" shall mean the Uniform Commercial Code as in effect in the relevant jurisdictions.

                  "Unfunded Current Liability" of any Plan means the amount, if any, by which the present value of the accrued benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto determined in accordance with Section 412 of the Code.

                  "United States" and "U.S." shall each mean the United States of America.

                  "Unpaid Drawing" shall have the meaning provided in Section 2.05(a).

                  "Unutilized Revolving Loan Commitment" with respect to any Bank, at any time, shall mean such Bank's Revolving Loan Commitment at such time less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Bank and (ii) such Bank's Percentage of the Letter of Credit Outstandings.

                  "Wholly-Owned  Domestic  Subsidiary"  shall  mean,  as to  any
Person,  any  Wholly-Owned   Subsidiary  of  such  Person  that  is  a  Domestic
Subsidiary.

                  "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

                  "Working Capital" shall mean Consolidated Current Assets (excluding cash, Cash Equivalents and the portion of the Total Unutilized Revolving Loan Commitment otherwise included therein) less Consolidated Current Liabilities.

                  "Working Capital Intercompany Notes" shall mean all promissory notes evidencing intercompany loans by and among Silgan and its Subsidiaries other than the Mirror Intercompany Notes.

                  10.02 Principles of Construction. (a) All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified.

                  (b) All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles in the United States in conformity with those used in the preparation of the last audited financial statements referred to in Section 6.07(a).

                  Section 11.  The Administrative Agent and the Co-Arrangers.

                  11.01 Appointment. The Banks hereby designate Bankers Trust Company as Administrative Agent (for purposes of this Section 11, the term "Administrative Agent" shall include Bankers Trust Company in its capacity as a Co-Arranger and as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate Bank of America Illinois as a Co-Arranger (for purposes of this
Section 11, the term "Co-Arranger" as it applies to Bank of America Illinois shall include Bank of America Illinois in its capacity as Documentation Agent) to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes the Administrative Agent and the Co-Arrangers to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent and the Co-Arrangers by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and the Co-Arrangers may perform any of their respective duties hereunder by or through their respective officers, directors, agents or employees.

                  11.02 Nature of Duties. Neither the Administrative Agent nor any Co-Arranger shall have any duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Administrative Agent, any Co-Arranger nor any of their respective officers, directors, agents, affiliates or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent and the Co-Arrangers shall be mechanical and administrative in nature; neither the Administrative Agent nor any Co-Arranger shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or any Co-Arranger any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein. Notwithstanding anything to the contrary contained in this Agreement, the Documentation Agent, in its capacity as such, shall have no duties or responsibilities under this Agreement or under the other Credit Documents.

                  11.03  Lack  of  Reliance  on  the  Administrative  Agent  and
Co-Arrangers. Independently and without reliance upon the Administrative Agent or any Co-Arranger, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each of the Borrowers in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the credit-worthiness of each of the Borrowers and, except as expressly provided in this Agreement, neither the Administrative Agent nor any Co-Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans, or at any time or times thereafter. Neither the Administrative Agent nor any Co-Arranger shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of any Borrower or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of any Borrower or the existence or possible existence of any Default or Event of Default.

                  11.04 Certain Rights of the Administrative Agent. If the Administrative Agent shall request instructions from the Required Banks (or from the Required Secured Creditors with respect to the Security Documents) with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, as the case may be, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Required Banks or the Required Secured Creditors, as the case may be, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Banks or the Required Secured Creditors, as the case may be.

                  11.05 Reliance. The Administrative Agent and each of the Co-Arrangers shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or such Co-Arranger believes to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by it.

                  11.06 Indemnification. To the extent the Administrative Agent or any Co-Arranger is not reimbursed and indemnified by the Borrowers, the Banks will reimburse and indemnify the Administrative Agent and such Co-Arranger, in proportion to their respective "percentages" as used in determining the Required Banks (determined as if there are no Defaulting Banks), for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or such Co-Arranger in performing their duties hereunder or under any other Credit Document, in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Co-Arranger's gross negligence or willful misconduct.

                  11.07 The  Administrative  Agent and the Co-Arrangers in Their
Individual Capacity. With respect to its obligation to make Loans and, to participate in Letters of Credit under this Agreement, the Administrative Agent and each of the Co-Arrangers shall have the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though they were not performing the duties specified herein; and the term "Banks," "Required Banks," or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and each of the Co-Arrangers in their individual capacities. The Administrative Agent and each of the Co-Arrangers may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, or purchase an equity interest in, any Borrower or any Affiliate of any Borrower as if it were not performing the duties specified herein, and may accept fees and other consideration from any Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Banks. The Administrative Agent and each of the Co-Arrangers may also be an equity investor in any Borrower or any Affiliate of any Borrower without any consent required from any Banks.

                  11.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any note or notes issued in exchange therefor.

                  11.09 Resignation by the Administrative Agent and the Co-Arrangers. (a) The Administrative Agent and/or any of the Co-Arrangers may resign from the performance of all their respective functions and duties hereunder and/or under the other Credit Documents (other than under the Security Documents except to the extent provided therein) at any time by giving 15 Business Days' prior (or, in the case of a Co-Arranger, same day) written notice to the Borrowers and the Banks. In the case of the resignation by the Administrative Agent, such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below. In the case of a resignation by any Co-Arranger, such resignation shall become effective immediately.

                  (b) Upon any such notice of resignation, the Required Banks shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrowers.

                  (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Borrowers, shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Banks appoint a successor Administrative Agent as provided above.

                  (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document (other than under any Security Document except to the extent so appointed in accordance with the terms thereof) until such time, if any, as the Required Banks appoint a successor agent as provided above.

                  Section 12.  Miscellaneous.

                  12.01  Payment of  Expenses,  etc. The  Borrowers  jointly and severally agree that they will: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Administrative Agent and each of the Co-Arrangers in connection with the preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of White & Case, local counsel and, without duplication, the allocated costs of in-house counsel for the Co-Arrangers) and of the Administrative Agent and each of the Co-Arrangers in connection with their syndication efforts with respect to this Agreement and of the Administrative Agent, each of the Co-Arrangers, the Collateral Agent and each of the Banks in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent, each of the Co-Arrangers, the Collateral Agent and each of the Banks); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, excise and other similar taxes with respect to the foregoing matters and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and
(iii)  indemnify  the  Administrative  Agent,  each  of  the  Co-Arrangers,  the
Collateral Agent and each Bank, its officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not the Administrative Agent, any Co-Arranger or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein (including, without limitation, the Transaction) or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of hazardous materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of hazardous materials at any location, whether or not owned or operated by Holdings or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any environmental claim asserted against Holdings, any of its Subsidiaries or any Real Property owned or at any time operated by Holdings or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent, any Co-Arranger or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

                  12.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time with the prior consent of the Administrative Agent or the Required Banks, without presentment, demand, protest or other notice of any kind to any Borrower or to any other
Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of such Borrower against and on account of the Obligations and liabilities of such Borrower to such Bank under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Bank pursuant to Section 12.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

                  12.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered, if to any Borrower, at its address specified opposite its signature below; if to any Bank, at its office specified opposite its name on Schedule X; and if to the Administrative Agent, at its Notice Office; or, as to any Borrower or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each other party, at such other address as shall be designated by such party in a written notice to the Borrowers and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

                  12.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, no Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Banks and, provided further, that, although any Bank may transfer, assign or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or outstanding Loans hereunder except as provided in Sections 1.13 and 12.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and, provided further, that no Bank shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity
Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by any Borrower hereunder shall be determined as if such Bank had not sold such participation.

                  (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) assign all or a portion of its Commitments and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more Banks or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Bank or assigning Banks, of such Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement, provided that, (i) at such time Schedule I shall be deemed modified to reflect the Commitments (or outstanding Term Loans, as the case may be) of such new Bank and of the existing Banks, (ii) new Notes will be issued, at the Borrowers' expense, to such new Bank and to the assigning Bank upon the request of such new Bank or assigning Bank, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (or outstanding Term Loans, as the case may be), (iii) the consent of the Administrative

Agent shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (which consent shall not be unreasonably withheld) and (iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Bank, the payment of a non-refundable assignment fee of $3,500, provided further, that no assignment pursuant to this Section 12.04(b) shall be effective until recorded in the Register by the Administrative Agent. At the time of each assignment pursuant to this Section 12.04(b) to a Person which is not already a Bank hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Bank shall provide to the Borrowers and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent of any assignment pursuant to this Section 12.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Commitments. To the extent that an assignment of all or any portion of a Bank's Commitments and related outstanding Obligations pursuant to Section 1.13 or this Section 12.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Bank prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

                  (c) Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank.

                  12.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, any Co-Arranger or any Bank or any holder of a Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Borrower and the Administrative Agent, any Co-Arranger or any Bank or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, any Co-Arranger or any Bank or the holder of any Note would otherwise have. No notice to or demand on any Borrower in any case shall entitle any Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, any Co-Arranger, any Bank or the holder of any Note to any other or further action in any circumstances without notice or demand.

                  12.06 Payments Pro Rata. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Borrower in respect of any Obligations of such Borrower hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

                  (b) Each of the Banks agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, the Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligation then owed and due to such Bank bears to the total of such Obligation then owed and due to all such Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of such Borrower to such Banks in such amount as shall result in a proportional participation by all of the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

                  12.07 Calculations; Computations. (a) The financial statements to be furnished to the Banks pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by Silgan to the Banks); provided that, (i) except as otherwise specifically provided herein, all computations determining compliance with Section 4.02, Section 8 and the definition of Applicable Revolving Loan Commitment Commission Percentage and Interest Reduction Discount shall utilize accounting principles and policies in conformity with those used to prepare the audited historical financial statements delivered to the Banks pursuant to Section 6.07(a) and (ii) all computations in determining the Leverage Ratio for periods which include periods prior to the Initial Borrowing Date shall include the Acquired Business on a pro forma basis as if the Acquisition was consummated on the first day of such period; provided further, that (A) in determining the Net Worth of Silgan for any period, no effect shall be given to the Allowed Reduction or to any Dividends paid pursuant to Section 8.03(xvii), (B) in determining compliance with Sections 8.10 and 8.11, and in determining the Applicable Revolving Loan Commitment Commission Percentage and the Interest Reduction Discount, no effect shall be given to any outstanding Holdings Debentures or Silgan Subordinated Notes which are to be Refinanced with the proceeds of Refinancing Indebtedness that have theretofore been incurred for such purpose, but only so long as such Refinancing occurs within 60 days after the respective incurrence of such Refinancing

Indebtedness and (C) in determining EBITDA, no effect shall be given (but only to the extent not already otherwise excluded from the calculation of EBITDA under this Agreement) (I) to FAS 106, (II) to any charges incurred in connection with (v) the Acquisition, (w) any facility rationalizations associated with the Acquired Business in an aggregate amount not to exceed $10,000,000, (x) any Refinancing of the Holdings Debentures, the Silgan Subordinated Notes or any Refinancing Indebtedness, (y) any public equity offerings by Holdings or Silgan or (z) any severance payments required to be paid by Containers pursuant to the Acquisition Agreement in an aggregate amount not to exceed $10,000,000 or (III) any retiree or pension expense in respect of the Acquisition but only to the extent incurred prior to July 31, 1995.

                  (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

                  12.08 GOVERNING LAW;  SUBMISSION TO  JURISDICTION;  VENUE. (A)
                        --------------------------------------------------- THIS
AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE BORROWERS HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH OF THE BORROWERS HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NEW YORK 10019 AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, EACH OF THE BORROWERS AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. EACH OF THE BORROWERS FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MAN- NER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY BORROWER IN ANY OTHER JURISDICTION.

                  (B) EACH OF THE BORROWERS HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (A) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

                  12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrowers and the Administrative Agent.

                  12.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) each of the Borrowers and the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at its Notice Office or, in the case of the Banks, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it. The Administrative Agent will give the Borrowers and each Bank prompt written notice of the occurrence of the Effective Date.

                  12.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

                  12.12 Amendment or Waiver. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Borrowers and the Required Banks, provided that no such change, waiver, discharge or termination shall, without the consent of each Bank (other than a Defaulting Bank) (with Obligations being directly affected thereby), (i) extend the final scheduled maturity of any Loan or Note or extend the stated maturity of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (ii) release all or substantially all of the Collateral (except as expressly provided in the Security Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 12.12, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of Term Loans and Revolving Loan Commitments are included on the Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement or (vi) consent to the release of Containers or Plastics from its obligations under the Borrowers Guaranty except in connection with a sale of all or substantially all of the assets of, or all of the capital stock of, such Guarantor in a transaction that has been approved by the Required Banks; provided further, that no such change, waiver, discharge or termination shall (u) increase the Commitments of any Bank over the amount thereof then in effect without the consent of such Bank (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Bank, and that an increase in the available portion of any Commitment of any Bank shall not constitute an increase in the Commitment of such Bank), (v) without the consent of BTCo, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit or Swingline Loans, (w) without the consent of the Administrative Agent or the Co-Arrangers, amend, modify or waive any provision of Section 11 as same applies to the Administrative Agent or the Co-Arrangers or any other provision as same relates to the rights or obligations of the Administrative Agent or the Co-Arrangers, (x) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (y) without the consent of the Majority Banks of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Banks of each Tranche in the case of an amendment to the definition of Majority Banks), amend the definition of Majority Banks or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (excluding Section 4.02(c) or (d)) (although the Required Banks may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered) or (z) without the consent of the Supermajority Banks of the respective Tranche, amend the definition of Supermajority Banks or reduce the amount of, or shorten or extend, any A Term Loan Scheduled Repayment or B Term Loan Scheduled Repayment, as the case may be.

                  (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (vi), inclusive, of the first proviso to
Section 12.12(a), the consent of the Required Banks is obtained but the consent of one or more of other Banks whose consent is required is not obtained, then Silgan shall have the right to either (A) replace each such nonconsenting Bank or Banks (so long as all non-consenting Banks are so replaced) with one or more Replacement Banks pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Bank consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Bank's Commitments and repay in full its outstanding Loans in accordance with Section 3.02(b) and/or 4.01(b), provided that, unless the Commitments terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Banks or the increase of the Commitments and/or outstanding Loans of existing Banks (who in each case must specifically consent with respect to such increase in respect of itself), then in the case of any action pursuant to preceding clause (B) the Required Banks (determined before giving effect to the proposed action) shall specifically consent thereto, provided that Silgan shall not have the right to replace a Bank solely as a result of the exercise of such Bank's rights (and the withholding of any required consent by such Bank) pursuant to the second proviso to Section 12.12(a).

                  12.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 11.06 and 12.01 shall survive the execution and delivery of this Agreement and the Notes and the making and repayment of the Loans and all Unpaid Drawings hereunder and the termination of the Commitments.

                  12.14 Domicile of Loans. Each Bank may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Bank. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 12.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Bank prior to such transfer, then no Borrower shall be obligated to pay such increased costs (although each Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

                  12.15 Provision Inserted Pursuant to Local Real Estate Law. The indebtedness and obligations evidenced hereby are secured by, among other things, those certain Deed of Trust, Assignment of Leases and Rents and Security Agreements, in each case dated as of August 31, 1987, as amended, executed by Containers and Plastics, as the case may be, to David Frantze, Trustee, for the benefit of Bankers Trust Company, as Collateral Agent, which Deed of Trust, Assignment of Leases and Rents and Security Agreements create liens upon real property in Buchanan, Lawrence and St. Louis counties, Missouri.

                  12.16 Confidentiality. (a) Subject to the provisions of clause
(b) of this Section 12.16, each Bank agrees that it will use its best effort not to disclose without the prior consent of Silgan (other than to its employees, auditors or counsel or to another Bank or such Bank's holding or parent company if such Bank determines in its sole discretion that any such party should have access to such information) any information with respect to Holdings or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by any Borrower to the Banks in writing as confidential, provided that any Bank may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Bank or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the National Association of Insurance Commissioners or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, and (e) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Revolving Commitments or any interest therein by such Bank, provided that such prospective transferee agrees with such Bank to maintain the confidentiality provisions contained in this Section.

                  (b) Each Borrower hereby acknowledges and agrees that each Bank may share with any of its affiliates any information related to Holdings or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of Holdings and its Subsidiaries).

                  12.17 Register. Each Borrower hereby designates the Administrative Agent to serve as such Borrower's agent, solely for purposes of this Section 12.17, to maintain a register (the "Register") on which it will record the name, address and taxpayer identification number, if any, of each of the Banks, the Commitments from time to time of each of the Banks, the Loans made by each of the Banks and each repayment in respect of the principal amount of the Loans of each Bank. Failure to make any such recordation, or any error in such recordation shall not affect such Borrower's obligations in respect of such Loans. With respect to any Bank, the transfer of the Commitment of such Bank and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitment and Loan shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 12.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Bank shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Bank and/or the new Bank. Each Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 12.17; provided that no Borrower shall be liable for any portion of such losses, claims, damages and liabilities resulting from the Administrative Agent's gross negligence or willful misconduct.

                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Address:
                               SILGAN CORPORATION
4 Landmark Square
Suite 400
Stamford, CT  06901                      By /s/ Harley Rankin, Jr.
                                           -----------------------
Attn:  Harley Rankin, Jr.                  Title:  Executive Vice President and
Telephone:  (203) 975-7110                           Chief Financial Officer
Fax:  (203) 975-7902
                                         SILGAN CONTAINERS CORPORATION
4 Landmark Square
Suite 400
Stamford, CT  06901                      By /s/ Harley Rankin, Jr.
                                           -----------------------
Attn:  Harley Rankin, Jr.                  Title:  Vice President
Telephone:  (203) 975-7110
Fax:  (203) 975-7902
                                         SILGAN PLASTICS CORPORATION
4 Landmark Square
Suite 400
Stamford, CT  06901                      By /s/ Harley Rankin, Jr.
                                           -----------------------
Attn:  Harley Rankin, Jr.                  Title:  Vice President and Treasurer
Telephone:  (203) 975-7110
Fax:  (203) 975-7902
                                         BANKERS TRUST COMPANY,
                                           Individually, and as Administrative
                                           Agent and as a Co-Arranger


                                         By /s/ Dana Klein
                                           ---------------
                                           Title:  Vice President


                                         BANK OF AMERICA ILLINOIS,
                                           Individually, and
                                           as Documentation Agent
                                           and as a Co-Arranger


                                         By /s/ Barry R. Dunn
                                           ------------------
                                           Title:  Vice President

                                         CRESCENT/MACH I PARTNERS, L.P.

                                         By Crescent Capital Corporation
                                             as Portfolio Manager and
                                                Attorney-in-Fact


                                         By /s/ Justin Driscoll
                                           --------------------
                                           Title:  Vice President

                                         INTEGON LIFE INSURANCE CORPORATION

                                         By Crescent Capital Corporation
                                             as Portfolio Manager and
                                                Attorney-in-Fact


                                         By /s/ Justin Driscoll
                                           --------------------
                                           Title:  Vice President